Exhibit 99.2

[Execution]

AMENDMENT NO. 8

TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 8 TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of January 16, 2018 (this “Amendment No. 8”), is by and among Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association (“Wells Fargo”), in its capacity as agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Agent”), Wells Fargo, in its capacity as agent for the Term Loan B Lenders (in such capacity, “Term Loan B Agent” and collectively with Agent, the “Agents”), Spirit Realty L.P., in its capacity as agent for the Term Loan B-1 Lenders (in such capacity, “Term Loan B-1 Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), ShopKo Properties, LLC, a Minnesota limited liability company (“Properties”), Penn-Daniels, LLC, a Delaware limited liability company (“Penn”), ShopKo Stores Operating Co., LLC, a Delaware limited liability company (“ShopKo Operating”), ShopKo Holding Company, LLC, a Wisconsin limited liability company formerly known as ShopKo Holding Company, Inc. (“ShopKo Holdco”), ShopKo Optical Manufacturing, LLC, a Wisconsin limited liability company (“Optical”), Specialty Retail Shops Holding Corp., a Delaware corporation formerly known as SKO Group Holding Corp. (“Parent”), ShopKo Institutional Care Services Co., LLC, a Delaware limited liability company (“ShopKo Institutional”), Retained R/E SPE, LLC, a Delaware limited liability company (“Retained R/E”), Pamida Stores Operating Co., LLC, a Delaware limited liability company (“Pamida Operating”, and together with Properties, Penn, ShopKo Operating, ShopKo Holdco, Optical, Parent, ShopKo Institutional and Retained R/E, each individually a “Borrower” and collectively, “Borrowers”), ShopKo Finance, LLC, a Delaware limited liability company (“ShopKo Finance”), SVS Trucking, LLC, a Minnesota limited liability company (“SVS”), ShopKo Gift Card Co., LLC, a Minnesota limited liability company (“GiftCard”), Pamida Transportation, LLC, a Nebraska limited liability company (“Transportation”), and Place’s Associates’ Expansion, LLC, a Missouri limited liability company (“Expansion”, and together with ShopKo Finance, SVS, GiftCard and Transportation, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agents, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agents on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Third Amended and Restated Loan and Security Agreement dated February 7, 2012, by and among Agents, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Third Amended and Restated Loan and Security Agreement, dated as of March 29, 2012, Amendment No. 2 to Third Amended and Restated Loan and Security Agreement, dated as of December 18, 2012, Amendment No. 3 to Third Amended and Restated Loan and Security Agreement and Consent, dated as of March 29, 2013, Amendment No. 4 to Third Amended and Restated Loan and Security Agreement and Consent, dated as of October 2, 2013, Amendment No. 5 to Third Amended and Restated Loan and Security Agreement, dated as of February 27, 2014, Amendment No. 6 to Third Amended and Restated Loan and Security Agreement, dated as of October 1, 2014 and Amendment No. 7 to Third Amended and Restated Loan and Security Agreement, dated as of June 19, 2015 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, without limitation, this Amendment No. 8 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement;

WHEREAS, on September 25, 2017, ShopKo Ventures-Duluth, LLC changed its name to ShopKo Gift Card Co., LLC pursuant to an amendment to its articles of organization filed with the Minnesota Secretary of State;

WHEREAS, Borrowers and Guarantors have requested that Agents, Term Loan B-1 Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agents, Term Loan B-1 Agent and Lenders are willing to make such amendments, subject to the terms and conditions contained herein;

WHEREAS, by this Amendment No. 8, Agents, Term Loan B-1 Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Amendments to Loan Agreement. Effective as of the date hereof, the Loan Agreement is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth in Exhibit A hereto. All schedules and exhibits to the Loan Agreement, as in effect immediately prior to the date of this Amendment No. 8, shall constitute schedules and exhibits to the Loan Agreement, except that: (a) Schedule 1 to the Loan Agreement is hereby replaced in its entirety with Schedule 1 to Exhibit A hereto, and (b) Exhibits A and C to the Loan Agreement are hereby replaced in their entirety with the corresponding Exhibits to Exhibit A hereto. By executing this Amendment No. 8, Borrowers, Guarantors, Agents, Term Loan B-1 Agent, each Lender (including in its capacity as a Bank Product Provider) and each other Bank Product Provider (if any) hereby each consents and agrees to the other amendments and modifications to the Loan Agreement contained in this Amendment No. 8.

2. Representations and Warranties. Each Borrower and Guarantor, jointly and severally, represents and warrants to Agents, Term Loan B-1 Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy which are a continuing condition of the making or providing of any Revolving Loans or Letters of Credit by Agents and Lenders to Borrowers:

(a) neither the execution, delivery and performance of this Amendment No. 8 or any other agreement, document or instrument executed by any Borrower or Guarantor in connection herewith (collectively, with this Amendment No. 8, the “Amendment Documents”), nor the consummation of the transactions herein or therein contemplated, are in contravention of law, the Indenture or any other material indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, or violates any provision of the certificate of incorporation or formation, by laws, operating agreement or other organizational documentation of any Borrower or Guarantor;

(b) each Amendment Document to which any Borrower or Guarantor is a party has been duly authorized, executed and delivered by all necessary action of such Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of such Borrower and Guarantor contained therein constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable against such Borrower and Guarantor in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law limiting creditors’ rights generally and by general equitable principles;

2

(c) no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other Person, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of each Amendment Document to which such Borrower or Guarantor is a party;

(d) on the date hereof, both immediately before and after giving effect to each Amendment Document, no Default or Event of Default has occurred and is continuing; and

(e) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date).

3. Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 8, duly authorized, executed and delivered by Borrowers, Guarantors, Agents, Term Loan B-1 Agent, each Lender (including in its capacity as a Bank Product Provider) and each other Bank Product Provider (if any);

(b) Agent shall have received the Amendment No. 8 Fee Letter (“Amendment No. 8 Fee Letter”), duly authorized, executed and delivered by Borrowers and Agent;

(c) As of the date hereof and after giving effect to the transactions to be consummated on the Amendment No. 8 Effective Date (as defined in Exhibit A hereto), Excess Availability shall be not less than $100,000,000;

(d) Agent shall have received from Borrowers in immediately available funds, or Agent shall have charged to any loan account of a Borrower, all of the fees set forth in the Amendment No. 8 Fee Letter that are payable as of the Amendment No. 8 Effective Date (as defined in Exhibit A hereto);

(e) Agent shall have received a certificate of status (or the applicable equivalent thereof) with respect to each Borrower and Guarantor, dated within thirty (30) days of the date hereof, such certificate to be issued by the appropriate Governmental Authority of the jurisdiction of organization of such Borrower or Guarantor, as applicable, which certificate shall indicate that such Borrower or Guarantor, as applicable, is in good standing in such jurisdiction;

(f) Agent shall have received an officer’s certificate or secretary’s certificate, duly authorized, executed and delivered by an appropriate officer of each Borrower or Guarantor, in form and substance reasonably satisfactory to Agent, approving the transactions contemplated by the Amendment Documents, together with organizational documents and records of all requisite corporate or limited liability company action and proceedings in connection with the Amendment Documents; and

(g) no Default or Event of Default shall have occurred and be continuing.

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4. General.

(a) Effect of this Amendment. Except as expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent any conflict exists between the terms of this Amendment No. 8 and the other Financing Agreements, the terms of this Amendment No. 8 shall control.

(b) Governing Law. The validity, interpretation and enforcement of this Amendment No. 8 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Jury Trial Waiver. BORROWERS, GUARANTORS, AGENTS, TERM LOAN B-1 AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 8 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 8 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENTS, TERM LOAN B-1 AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ANY AGENT, TERM LOAN B-1 AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) Binding Effect. This Amendment No. 8 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e) Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

(f) Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 8.

(g) Entire Agreement. This Amendment No. 8 and the other Amendment Documents represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto and thereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

(h) Counterparts, etc. This Amendment No. 8 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 8 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 8. Any party delivering an executed counterpart of this Amendment No. 8 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 8, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 8.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS

SHOPKO PROPERTIES, LLC
PENN-DANIELS, LLC
SHOPKO OPTICAL MANUFACTURING, LLC
RETAINED R/E SPE, LLC

By:	/s/ Russell Steinhorst
Name:	Russell Steinhorst
Title:	Chief Executive Officer

SHOPKO STORES OPERATING CO., LLC
SPECIALTY RETAIL SHOPS HOLDING CORP., formerly known as SKO Group Holding Corp.
SHOPKO HOLDING COMPANY, LLC, formerly known as ShopKo Holding Company, Inc.
SHOPKO INSTITUTIONAL CARE SERVICES CO., LLC

By:	/s/ Russell Steinhorst
Name:	Russell Steinhorst
Title:	Chief Executive Officer

PAMIDA STORES OPERATING CO., LLC

By:	/s/ Russell Steinhorst
Name:	Russell Steinhorst
Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS

SHOPKO FINANCE, LLC

By:	/s/ Russell Steinhorst
Name:	Russell Steinhorst
Title:	Chief Executive Officer

SVS TRUCKING, LLC
SHOPKO GIFT CARD CO., LLC, formerly known as ShopKo Ventures-Duluth, LLC

By:	/s/ Russell Steinhorst
Name:	Russell Steinhorst
Title:	Chief Executive Officer

PAMIDA TRANSPORTATION, LLC

By:	/s/ Russell Steinhorst
Name:	Russell Steinhorst
Title:	Chief Executive Officer

PLACE’S ASSOCIATES’ EXPANSION, LLC

By:	Pamida Stores Operating Co., LLC,
its Sole Member and Manager

By:	/s/ Russell Steinhorst
Name:	Russell Steinhorst
Title:	Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank,
National Association, as Agent and Collateral Agent

By:	/s/ Michael Watson
Name:	Michael Watson
Title:	Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TERM LOAN B AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Loan B Agent

By:	/s/ Wai Yen Chang
Name:	Wai Yen Chang
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TERM LOAN B-1 AGENT

SPIRIT REALTY L.P., as Term Loan B-1 Agent

By:	/s/ Jay Young
Name:	Jay Young
Title:	EVP & General Counsel

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and a Bank Product Provider

By:	/s/ Michael Watson
Name:	Michael Watson
Title:	Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TD BANK, N.A.

By:	/s/ Antonio Barbieri
Name:	Antonio Barbieri
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CITIZENS BUSINESS CAPITAL, a division of Citizens Asset Finance, Inc.

By:	/s/ Christine Scott
Name:	Christine Scott
Title:	Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF AMERICA, N.A.,
as a Lender and a Bank Product Provider

By:	/s/ Brian Lindblom
Name:	Brian Lindblom
Title:	Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ William Molyneaux
Name:	William Molyneaux
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CITY BANK

By:	/s/ Brian Scully
Name:	Brian Scully
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

JPMORGAN CHASE BANK, N.A.,
as a Lender and a Bank Product Provider

By:	/s/ Jordan Azar
Name:	Jordan Azar
Title:	Authorized Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and a Bank Product Provider

By:	/s/ Andrew J. Stredde
Name:	Andrew J. Stredde
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GORDON BROTHERS FINANCE COMPANY, LLC

By:	/s/ Lisa Galeote
Name:	Lisa Galeote
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF MONTREAL

By:	/s/ Sabrina Singh
Name:	Sabrina Singh
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

SPIRIT REALTY L.P.

By:	/s/ Jay Young
Name:	Jay Young
Title:	EVP & General Counsel

EXHIBIT A

TO

AMENDMENT NO. 8

TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

See attached.

Exhibit A to Amendment No. 8

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

SHOPKO PROPERTIES, LLC

PENN-DANIELS, LLC

SHOPKO STORES OPERATING CO., LLC

SPECIALTY RETAIL SHOPS HOLDING CORP.

SHOPKO HOLDING COMPANY, LLC

SHOPKO OPTICAL MANUFACTURING, LLC

SHOPKO INSTITUTIONAL CARE SERVICES CO., LLC

PAMIDA STORES OPERATING CO., LLC

RETAINED R/E SPE, LLC

as Borrowers

and

SVS TRUCKING, LLC

SHOPKO GIFT CARD CO., LLC

PAMIDA TRANSPORTATION, LLC

PLACE’S ASSOCIATES’ EXPANSION, LLC

SHOPKO FINANCE, LLC

as Guarantors

THE LENDERS AND ISSUING BANK FROM TIME TO TIME PARTY HERETO

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Term Loan B Agent

SPIRIT REALTY L.P.

as Term Loan B-1 Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

RBS CITIZENS, N.A.

as Syndication Agent

BANK OF AMERICA, N.A.

PNC BANK, NATIONAL ASSOCIATION

JPMORGAN CHASE BANK, N.A.

as Co-Documentation Agents

WELLS FARGO CAPITAL FINANCE, LLC

RBS CITIZENS, N.A.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

Dated: February 7, 2012, as amended through Amendment No. 8

7.4	Equipment and Real Property Covenants	107
7.5	Prescription Files Covenants	108
7.6	Power of Attorney	109
7.7	Bills of Lading and other Documents of Title	110
7.8	Right to Cure	110
7.9	Access to Premises	111

SECTION 8. REPRESENTATIONS AND WARRANTIES		111

8.1	Existence, Power and Authority	111
8.2	Name; State of Organization; Chief Executive Office; Collateral Locations	112
8.3	Financial Statements; No Material Adverse Change	112
8.4	Priority of Liens; Title to Properties	113
8.5	Tax Returns	113
8.6	Litigation	114
8.7	Compliance with Other Agreements and Applicable Laws	114
8.8	Environmental Compliance	114
8.9	Employee Benefits	115
8.10	Bank Accounts	116
8.11	Intellectual Property	116
8.12	Subsidiaries; Affiliates; Capitalization; Solvency	117
8.13	Labor Disputes	117
8.14	Restrictions on Subsidiaries	118
8.15	Material Contracts	118
8.16	Credit Card Agreements	118
8.17	Payable Practices	119
8.18	HIPAA Compliance	119
8.19	Compliance with Health Care Laws	119
8.20	Interrelated Businesses	120
8.21	Merger	120
8.22	Accuracy and Completeness of Information	121
8.23	Survival of Warranties; Cumulative	121
8.24	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	122

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS		122

9.1	Maintenance of Existence	122
9.2	New Collateral Locations	123
9.3	Compliance with Laws, Regulations, Etc.	123
9.4	Payment of Taxes and Claims	124
9.5	Insurance	125
9.6	Financial Statements and Other Information	125
9.7	Sale of Assets, Consolidation, Merger, Dissolution, Etc.	128
9.8	Encumbrances	134
9.9	Indebtedness	136
9.10	Loans, Investments, Etc.	142
9.11	Dividends and Redemptions	144
9.12	Transactions with Affiliates	145
9.13	Credit Card Agreements	147

9.14	Compliance with ERISA	147
9.15	End of Fiscal Years; Fiscal Quarters	148
9.16	Change in Business	148
9.17	Limitation of Restrictions Affecting Subsidiaries	148
9.18	Financial Covenant	149
9.19	License Agreements	149
9.20	Foreign Assets Control Regulations, Etc.	150
9.21	Liquidation Cooperation	150
9.22	Costs and Expenses	150
9.23	Further Assurances	151
9.24	OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws	151

SECTION 10. EVENTS OF DEFAULT AND REMEDIES		152

10.1	Events of Default	152
10.2	Remedies	154

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW		159

11.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	159
11.2	Waiver of Notices	161
11.3	Amendments and Waivers	161
11.4	Waiver of Counterclaims	166
11.5	Indemnification	167

SECTION 12. THE AGENT		167

12.1	Appointment, Powers and Immunities	167
12.2	Reliance by Appointed Agents	168
12.3	Events of Default	168
12.4	Appointed Agents in their Individual Capacity	169
12.5	Indemnification	169
12.6	Non-Reliance on Agent and Other Lenders	170
12.7	Failure to Act	170
12.8	[Reserved]	170
12.9	Concerning the Collateral and the Related Financing Agreements	171
12.10	Field Audit, Examination Reports and other Information; Disclaimer by Lenders	171
12.11	Collateral Matters	171
12.12	Agency for Perfection	174
12.13	Successor Agent	174
12.14	Term Loan B Agent	175
12.15	Term Loan B-1 Agent	176
12.16	Other Agent Designations	178

SECTION 13. ACKNOWLEDGMENT AND RESTATEMENT		178

13.1	Existing Obligations	178
13.2	Acknowledgment of Security Interests	178
13.3	Existing Financing Agreements	179
13.4	Restatement	179

SECTION 14. TERM OF AGREEMENT; MISCELLANEOUS		180

14.1	Term	180
14.2	Interpretative Provisions	181
14.3	Notices	182
14.4	Partial Invalidity	184
14.5	Confidentiality	185
14.6	Successors	186
14.7	Assignments; Participations	186
14.8	Entire Agreement	190
14.9	USA Patriot Act	190
14.10	Counterparts, Etc.	190
14.11	Term Loan B Agent Purchase Option	191
14.12	Term Loan B-1 Agent Purchase Option	193
14.13	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	196

v

INDEX

TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance

Exhibit B-1	ShopKo Information Certificate

Exhibit B-2	Pamida Information Certificate

Exhibit C	Form of Compliance Certificate

Schedule 1	Commitments

Schedule 1.77	Existing Bank Products

Schedule 1.79	Existing Letters of Credit

Schedule 1.169	Permitted Holders

Schedule 8.16	Credit Card Agreements

Schedule 8.18	HIPAA Business Associate Agreements

Schedule 8.19	Pharmacy Participation Agreements

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amended and Restated Loan and Security Agreement dated February 7, 2012 (this “Agreement” as hereinafter further defined) is entered into by and among ShopKo Properties, LLC, a Minnesota limited liability company (“Properties”), Penn-Daniels, LLC, a Delaware limited liability company (“Penn”), ShopKo Stores Operating Co., LLC, a Delaware limited liability company (“ShopKo Operating”), ShopKo Holding Company, LLC, a Wisconsin limited liability company formerly known as ShopKo Holding Company, Inc. (“ShopKo Holdco”), ShopKo Optical Manufacturing, LLC, a Wisconsin limited liability company (“Optical”), Specialty Retail Shops Holding Corp., a Delaware corporation formerly known as SKO Group Holding Corp. (“SKO” or “Parent”), ShopKo Institutional Care Services Co., LLC, a Delaware limited liability company (“ShopKo Institutional”), Retained R/E SPE, LLC, a Delaware limited liability company (“Retained R/E”), Pamida Stores Operating Co., LLC, a Delaware limited liability company (“Pamida Operating”, and together with Properties, Penn, ShopKo Operating, ShopKo Holdco, Optical, SKO, ShopKo Institutional, and Retained R/E, each individually a “Borrower” and collectively, “Borrowers” as hereinafter further defined), ShopKo Finance, LLC, a Delaware limited liability company (“ShopKo Finance”), SVS Trucking, LLC, a Minnesota limited liability company (“SVS”), ShopKo Gift Card Co., LLC, a Minnesota limited liability company (“GiftCard”), Pamida Transportation, LLC, a Nebraska limited liability company (“Transportation”), Place’s Associates’ Expansion, LLC, a Missouri limited liability company (“Expansion”, and together with ShopKo Finance, SVS, GiftCard and Transportation, each individually a “Guarantor” and collectively, “Guarantors” as hereinafter further defined), the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined), Wells Fargo Bank, National Association, a national banking association that is successor by merger to Wachovia Bank, National Association (“Wells Fargo”), in its capacity as administrative agent for Lenders (in such capacity, “Agent” as hereinafter further defined), Wells Fargo, in its capacity as agent for the Term Loan B Lenders defined below (in such capacity, “Term Loan B Agent” as hereinafter further defined and, collectively with Agent, the “Agents”), Spirit Realty L.P., in its capacity as agent for the Term Loan B-1 Lenders defined below (in such capacity, “Term Loan B-1 Agent” as hereinafter further defined), Wells Fargo Capital Finance (“WFCF”), RBS Citizens, N.A. (“RBS”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and Bank of Montreal, as joint lead arrangers and joint bookrunners (in such capacities, the “Arrangers”), RBS, in its capacity as syndication agent for lenders (in such capacity, “Syndication Agent”), and Bank of America, N.A., PNC Bank, National Association and JPMorgan Chase Bank, N.A., as co-documentation agents for Lenders (in such capacities, the “Co-Documentation Agents”).

W I T N E S S E T H:

WHEREAS, Properties, Penn, ShopKo Operating, ShopKo Holdco, Optical, SKO, ShopKo Institutional (collectively, “Existing ShopKo Borrowers”), SVS, GiftCard, Retained R/E (collectively, “Existing ShopKo Guarantors”), certain Lenders, Agent and Madeleine L.L.C., in its capacity as agent for certain Lenders under the Existing ShopKo Loan Agreement defined below (in such capacity, “Existing ShopKo Revolving Loan B Agent”) have entered into the Second Amended and Restated Loan and Security Agreement, dated January 28, 2010, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 24, 2010, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement and Consent, dated as of December 10, 2010, and Amendment No. 3 to Second Amended and Restated Loan and Security Agreement and Consent, dated as of January 25, 2011 (as so amended, the “Existing ShopKo Loan Agreement”), pursuant to which such Lenders (or Agent on behalf of such Lenders) have made loans and advances and provided other financial accommodations to Existing ShopKo Borrowers (the “Existing ShopKo Loans”);

WHEREAS, Pamida Operating, Pamida Holding Company, Inc., a Delaware corporation that is successor by merger to Pamida, Inc. (“Pamida Holdco” and collectively with Pamida Operating, the “Existing Pamida Borrowers”), Pamida Brands Holding, LLC, a Delaware limited liability company, Transportation and Expansion (collectively, “Existing Pamida Guarantors”), certain lenders, Agent and Wells Fargo Credit Inc., in its capacity as agent for certain Lenders under the Existing Pamida Loan Agreement defined below (in such capacity, “Existing Pamida Revolving Loan B Agent”) have entered into the Second Amended and Restated Loan and Security Agreement, dated January 28, 2010, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 30, 2010, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of March 4, 2011, and Amendment No. 3 to Second Amended and Restated Loan and Security Agreement and Consent, dated as of November 1, 2011 (as so amended, the “Existing Pamida Loan Agreement”), pursuant to which such Lenders (or Agent on behalf of such Lenders) have made loans and advances and provided other financial accommodations to Existing Pamida Borrowers (the “Existing Pamida Loans” and, together with the Existing ShopKo Loans, the “Existing Loans”);

WHEREAS, on September 25, 2017, ShopKo Ventures-Duluth, LLC changed its name to ShopKo Gift Card Co., LLC pursuant to an amendment to its articles of organization filed with the Minnesota Secretary of State;

WHEREAS, the parties hereto desire to amend and restate the Existing ShopKo Loan Agreement and the Existing Pamida Loan Agreement (collectively, the “Existing Loan Agreements”), and to continue the financing arrangements under the Existing Loan Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that the Existing Loan Agreements shall be amended and restated in their entirety to read as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Accelerated Borrowing Base Delivery Period” shall mean each period (a) commencing upon (i) the occurrence of an Event of Default or (ii) on any date on which Excess Availability is less than the greater of (A) $110,000,000 and (B) fifteen (15%) percent of the sum of (1) the lesser of the Revolving Loan A Limit on any day and Borrowing Base A on such day plus (2) the lesser of the Revolving Loan A-1 Limit on any day and Borrowing Base A-1 on such day and (b) ending on a subsequent date on which (i) such Event of Default ceases to exist, and/or (ii) if the Accelerated Borrowing Base Delivery Period arises as a result of Borrowers’ failure to achieve Excess Availability as set forth in clause (a)(ii) above, until Excess Availability has exceeded the greater of (1) $110,000,000 and (2) fifteen (15%) percent of the sum of the amount in clause (1) above plus the amount in clause (2) above for forty-five (45) consecutive days.

1.2 “Account Debtor” or “account debtor” shall mean a person obligated on an Account, and including, without limitation, an account debtor as such term is defined in the UCC, a Credit Card Issuer, a Credit Card Processor, a Fiscal Intermediary or another Third Party Payor.

1.3 “Accounting Period” shall mean one of twelve internal financial reporting periods during each fiscal year of Borrowers and Guarantors, which consist of either four calendar weeks or five calendar weeks, as the case may be.

1.4 “Accounts” shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card, including, without limitation Credit Card Receivables.

1.5 “ACH Transactions” shall mean any overdrafts, cash management or related services, including the automatic clearing house transfer of funds by Agent or any of its Affiliates or any Lender or any of its Affiliates for the account of Parent or its Subsidiaries, in each case pursuant to agreements entered into with Parent or any of its Subsidiaries.

1.6 “Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing (a) the London Interbank Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, “Reserve Percentage” shall mean for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of the Federal Reserve System. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

1.7 “Administrative Borrower” shall mean ShopKo Stores Operating Co., LLC, a Delaware limited liability company, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and its successors and assigns in such capacity.

1.8 “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds fifteen (15%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds fifteen (15%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds fifteen (15%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

1.9 “Agent” shall mean Wells Fargo Bank, National Association, a national banking association that is successor by merger to Wachovia Bank, National Association, in its capacity as administrative agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

1.10 “Agent Payment Account” shall mean account no. 37235547964500938 of Agent at Wells Fargo, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.11 “Agreement” shall mean this Third Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.12 “Amendment No. 1” shall mean Amendment No. 1 to Third Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.13 “Amendment No. 1 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 1 are satisfied or are waived, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.14 “Amendment No. 2” shall mean Amendment No. 2 to Third Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.15 “Amendment No. 2 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 2 are satisfied or are waived, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.16 “Amendment No. 3” shall mean Amendment No. 3 to Third Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.17 “Amendment No. 3 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 3 are satisfied or are waived, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.18 “Amendment No. 4” shall mean Amendment No. 4 to Third Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.19 “Amendment No. 4 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 4 are satisfied or are waived, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.20 “Amendment No. 5” shall mean Amendment No. 5 to Third Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.21 “Amendment No. 5 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 5 are satisfied or are waived, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.22 “Amendment No. 6” shall mean Amendment No. 6 to Third Amended and Restated Loan and Security Agreement by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.23 “Amendment No. 6 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 6 are satisfied or are waived, and this Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

1.24 “Amendment No. 7” shall mean Amendment No. 7 to Third Amended and Restated Loan and Security Agreement, dated as of June 19, 2015, by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.25 “Amendment No. 7 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 7 are satisfied or are waived.

1.26 “Amendment No. 8” shall mean Amendment No. 8 to Third Amended and Restated Loan and Security Agreement, dated as of January 16, 2018, by and among Borrowers, Guarantors, Agents and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.27 “Amendment No. 8 Effective Date” shall mean the date on which each of the conditions precedent to the effectiveness of Amendment No. 8 are satisfied or are waived.

1.28 “Amendment No. 8 Fee Letter” means the Fee Letter, dated as of January 16, 2018, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.29 “Anti-Corruption Laws” means the FCPA and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Borrower or Guarantor or any of its Subsidiaries or Affiliates is located or is doing business.

1.30 “Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Borrower or Guarantor or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

1.31 “Applicable Margin” shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans the applicable percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding calendar month is at or within the amounts indicated for such percentage:

Tier	Monthly Average Excess Availability	Applicable Eurodollar Rate Margin for Revolving Loans A	Applicable Eurodollar Rate Margin for Revolving Loans A-1	Applicable Eurodollar Rate Margin for Term Loans B	Applicable Prime Rate Margin for Revolving Loans A	Applicable Base Rate Margin for Revolving Loans A-1	Applicable Base Rate Margin for Term Loans B
1	Greater than $350,000,000	1.25%	2.75%	8.25%	.25%	1.75%	7.25%
2	Less than or equal to $350,000,000 and greater than $175,000,000	1.50%	2.75%	8.25%	.50%	1.75%	7.25%
3	Less than or equal to $175,000,000	1.75%	3.00%	8.50%	.75%	2.00%	7.50%

provided, that, the Applicable Margin shall be calculated and established as of the first day of each calendar month and shall remain in effect until adjusted thereafter during the next calendar month.

1.32 “Applicable Unused Line Fee Percentage” shall mean (a) with respect to the unused line fee payable for the account of Revolving Loan A Lenders, one quarter (0.25%) percent; and (b) with respect to the unused line fee payable for the account of Revolving Loan A-1 Lenders, one quarter (0.25%) percent.

1.33 “Appointed Agent” shall have the meaning set forth in Section 12.1 hereof.

1.34 “Approved Fund” shall mean with respect to any Lender that is a fund or similar investment vehicle that makes or invests in commercial loans, any other fund or similar investment vehicle that makes or invests in commercial loans which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

1.35 “Arrangers” shall have the meaning specified therefor in the Recitals.

1.36 “Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed).

1.37 “Authorized Officer” shall mean, as to any Person, the chief executive officer, chief financial officer, president, vice president, controller or other senior financial officer, in each case, duly authorized to act on behalf of such Person.

1.38 “Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

1.39 “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

1.40 “Bank Products” shall mean any one or more of the following types of services or facilities extended to any Borrower or Guarantor (excluding Parent) by a Bank Product Provider: (a) credit cards, (b) ACH Transactions, (c) Hedging Transactions, if and to the extent provided hereunder, and (d) the Existing Bank Products; each sometimes being referred to herein individually as a “Bank Product”.

1.41 “Bank Product Providers” shall mean Wells Fargo and any of its Affiliates and any Lender and any of its Affiliates that may, from time to time, provide any Bank Products to any Borrower, any Guarantor or any of their respective Subsidiaries.

1.42 “Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.43 “Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) Pamida Operating, (b) Properties, (c) Penn, (d) ShopKo Operating, (e) ShopKo Holdco, (f) Optical, (g) SKO, (h) Retained R/E, (i) ShopKo Institutional and (j) any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a “Borrower”.

1.44 “Borrowing Base” shall mean, the sum of (a) Borrowing Base A, plus, (b) Borrowing Base A-1, plus, (c) and Borrowing Base B.

1.45 “Borrowing Base A” shall mean, at any time, the amount equal to:

(a) the amount equal to: (i) eighty five (85%) percent of the Eligible Accounts plus (ii) ninety (90%) percent of the Eligible Credit Card Receivables, plus (iii) ninety (90%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory (other than Eligible Inventory consisting of Pharmacy Inventory), plus (iv) ninety (90%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory consisting of Pharmacy Inventory, plus (v) the Prescription File Availability A, plus (vi) Real Property Availability, minus

(b) Reserves (it being agreed that Agent may in good faith establish Reserves in accordance with the terms of the Financing Agreements, without duplication, against Borrowing Base A, Borrowing Base A-1 or Borrowing Base B).

1.46 “Borrowing Base A-1” shall mean, at any time, the amount equal to:

(a) the amount equal to: (i) five (5%) percent of the Eligible Accounts plus (ii) five (5%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory (other than Eligible Inventory consisting of Pharmacy Inventory), plus (iii) five (5%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory consisting of Pharmacy Inventory, plus (iv) Prescription File Availability A-1, minus

(b) Reserves (it being agreed that Agent may in good faith establish Reserves in accordance with the terms of the Financing Agreements, without duplication, against Borrowing Base A, Borrowing Base A-1 or Borrowing Base B).

1.47 “Borrowing Base A-1 Suppressed Availability Amount” shall mean, as of any date, the amount (which shall not be less than zero) equal to the aggregate amount of Borrowing Base A-1 on such date minus the Revolving Loan A-1 Limit on such date.

1.48 “Borrowing Base B” shall mean, at any time, the amount equal to:

(a) the amount equal to: (i) five (5%) percent of the Eligible Accounts, plus (ii) five (5%) percent of the Eligible Credit Card Receivables, plus (iii) eleven (11%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory (other than Eligible Inventory consisting of Pharmacy Inventory), provided, that, commencing on the first day of the first full calendar quarter after the Amendment No. 7 Effective Date and on the first day of each of the next seven (7) calendar quarters thereafter, the percentage set forth in this clause (iii) shall be reduced by three-eighths of one percent (0.375%), plus (iv) five (5%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory consisting of Pharmacy Inventory, plus (v) the Prescription File Availability B, plus (vi) the Term Loans B Equipment Availability, minus

(b) Reserves (it being agreed that Agent in good faith may (and, upon the request by Term Loan B Agent in good faith, will) establish Reserves against the Borrowing Base B in accordance with the terms of the Financing Agreements without duplication of any Reserves against Borrowing Base A or Borrowing Base A-1).

1.49 “Borrowing Base B Suppressed Availability Amount” shall mean, as of any date, the amount (which shall not be less than zero) equal to the aggregate amount of Borrowing Base B on such date minus the outstanding principal amount of the Term Loans B on such date.

1.50 “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the Commonwealth of Massachusetts, the State of New York, the State of Wisconsin or the State of California, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.51 “Capital Expenditures” shall mean, for any period, as to any Person and its Subsidiaries, all expenditures by such Person and its Subsidiaries for, or contracts for expenditures (other than contracts for such expenditures where payments for such expenditures are to be made in any subsequent period) for, any fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and obligations under Capital Leases incurred in respect of such fixed or capital assets during such period.

1.52 “Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP (as in effect on the date hereof without giving effect to any modifications to GAAP after the date hereof), is required to be reflected as a liability on the balance sheet of such Person.

1.53 “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.54 “Cash Equivalents” shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a Person (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody’s Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $500,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.55 “Certificate of Merger” shall mean the Certificate of Merger executed by Pamida Holdco and Parent with respect to the Merger as duly filed with the Secretary of State of the State of Delaware.

1.56 “Change of Control” shall mean, except as expressly permitted by Section 9.7 hereof, (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor or the Board of Directors of any Borrower or Guarantor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower or Guarantor (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of such Borrower or Guarantor, as the case may be, was approved by a vote of at least fifty-one and one-tenth (51.1%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower or Guarantor then still in office unless the new directors have been appointed by a Permitted Holder; (e) prior to the consummation of a Qualifying IPO, the failure of the Permitted Holders to own directly or indirectly, more than fifty (50%) percent of the voting power of the total outstanding Voting Stock of Parent; (f) upon or after the consummation of a Qualifying IPO, any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Parent (or other securities convertible into such Equity Interests) representing thirty five (35%) percent or more of the combined voting power of all Equity Interests of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent; (g) upon or after the consummation of a Qualifying IPO, any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired by contract or otherwise, the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing thirty five (35%) percent or more of the combined voting power of such Equity Interests; or (h) the failure of Parent to own and control, directly or indirectly, one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any Borrower or any other Guarantor.

1.57 “Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.58 “Collateral” shall have the meaning set forth in Section 5 hereof.

1.59 “Collateral Access Agreement” shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

1.60 “Collateral Agent” shall mean Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, a national banking association, in its capacity as collateral agent pursuant to the terms of the Collateral Agency Agreement, and its successors and assigns and replacement or successor collateral agent thereunder.

1.61 “Collateral Agency Agreement” shall mean the Third Amended and Restated Collateral Agency Agreement, dated as of even date herewith, by and among Collateral Agent, Agent and the Borrowers party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.62 “Commercial Letter of Credit” shall mean any Letter of Credit issued for the purpose of providing the primary manner of payment for the purchase price of goods by any Borrower or Guarantor in the ordinary course of the business of such Borrower or Guarantor.

1.63 “Commitment” shall mean, at any time, as to each Lender, the aggregate of such Lender’s Revolving Loan A Commitment, Revolving Loan A-1 Commitment, Term Loan B Commitment and Term Loan B-1 Commitment; sometimes being collectively referred to herein as “Commitments”.

1.64 “Commitment Fee Letter” shall mean the Fee Letter, dated December 31, 2011, by and among Parent, WFCF and RBS.

1.65 “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

1.66 “Compliance Period” shall mean the period (a) commencing on the date on which Excess Availability has been less than the greater of (i) $50,000,000 and (ii) ten (10%) percent of Borrowing Base A and (b) ending on a subsequent date on which Excess Availability has been equal to or greater than the greater of (i) $50,000,000 and (ii) ten (10%) percent of Borrowing Base A, in each case under this clause (b), for two consecutive calendar quarters.

1.67 “Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or one time or unusual and non-recurring gains or any non-cash losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or by its Subsidiaries shall be excluded; and (c) the net income (if positive) of any Subsidiary (other than a Borrower or a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain or non-cash loss, together with any related Provision for Taxes for such gain or non-cash loss, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

1.68 “Cost” shall mean, as to the Inventory or Prescription Files as of any date, the cost of such Inventory or Prescription Files as of such date, determined as to Inventory only, on a last-in-first-out basis in accordance with GAAP.

1.69 “Credit Card Acknowledgments” shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent’s first priority security interest in the monies due and to become due to any Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; sometimes being referred to herein individually as a “Credit Card Acknowledgment”.

1.70 “Credit Card Agreements” shall mean all agreements now or hereafter entered into by a Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto; sometimes being referred to herein individually as a “Credit Card Agreement”.

1.71 “Credit Card Issuer” shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

1.72 “Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

1.73 “Credit Card Receivables” shall mean, collectively, (a) all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of a Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

1.74 “Credit Facility” shall mean the Revolving Loans, Letters of Credit, Term Loans B and Term Loans B-1 provided pursuant to Sections 2.1, 2.1A, 2.1B and 2.2 hereof.

1.75 “Default” shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

1.76 “Defaulting Lender” shall have the meaning set forth in Section 6.11 hereof.

1.77 “Deferred Rent” means the aggregate amount of rents owing by Borrowers and Guarantors to Spirit Realty L.P. and its Affiliates under lease agreements, which rents are deferred and postponed for up to 365 days from the original due date of the applicable deferred rent payment pursuant to arrangements reasonably satisfactory to Agent; provided, that, in no event shall the aggregate amount of such deferred rents exceed $12,000,000.

1.78 “Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent in good faith, by and among Agent, a Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and has such other terms and conditions as Agent may require.

1.79 “Direct Remittance Event” shall have the meaning set forth in Section 6.3(c) hereof.

1.80 “Direct Remittance Period” shall mean each period (a) commencing on any date on which Excess Availability has been less than twelve and one-half (12.5%) percent of the sum of (i) the lesser of the Revolving Loan A Limit on any day and Borrowing Base A on such day plus (ii) the lesser of the Revolving Loan A-1 Limit on any day and Borrowing Base A-1 on such day and (b) ending on a subsequent date on which Excess Availability has been equal to or greater than fifteen (15%) percent of the sum of the amount in clause (i) set forth above plus the amount in clause (ii) set forth above for sixty (60) consecutive days.

1.81 “Disqualified Lender” shall mean, those Persons identified by Administrative Borrower in writing to Agent and Term Loan B Agent prior to the date of Amendment No. 7. Notwithstanding the foregoing, each Borrower, each Guarantor and the Lenders acknowledge and agree that neither the Agent, the Term Loan B Agent nor any other Agent will have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and neither the Administrative Agent, the Term Agent nor any other Agent will have any liability with respect to any assignment made to a Disqualified Lender.

1.82 “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to (without duplication): (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation, amortization and other non-cash charges

(including, but not limited to, non-cash LIFO and LCM (lower of cost or market) charges in relation to Inventory, imputed interest, deferred compensation and charges associated with impairment of goodwill pursuant to FASB 142) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) management fees paid or accrued during such period in accordance with Section 9.12(b)(ii) or (vii) hereof (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (f) non-recurring fees and expenses consisting of legal fees actually incurred during such period in connection with the transactions contemplated by the Financing Agreements but only to the extent (i) such fees and expenses were deducted in the determination of Consolidated Net Income of such Person and (ii) the aggregate amount of such fees and expenses included in this clause (f) do not exceed $1,000,000 during the term of this Agreement, plus (g) to the extent deducted in the determination of Consolidated Net Income of such Person, non-cash expenses in relation to options to employees and management, plus (h) to the extent deducted in the determination of Consolidated Net Income of such Person the amount of any non-cash restructuring charges, integration costs or other business optimization expenses or reserves for such period related to the closure and/or consolidation of stores, distribution centers or headquarters locations occurring after the date hereof, but only to the extent such changes, costs, expenses or reserved do not exceed $20,000,000 during the term of this Agreement, plus (i) the amount of any non-cash charges arising out of the accounting policy integration, after the Merger Effective Time, in reconciling differences in assumptions between the financial statements of (i) the Existing Pamida Borrowers and the Existing Pamida Guarantors and (ii) the Existing ShopKo Borrowers and the Existing ShopKo Guarantors, occurring after the date hereof, in an aggregate amount not to exceed $5,000,000 during the term of this Agreement, minus (j) cash payments made in connection with closures and/or consolidations referenced in clause (h) above occurring after the date hereof.

1.83 “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

1.84 “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

1.85 “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

1.86 “Eligible Accounts” shall mean Accounts (other than Credit Card Receivables) created by a Borrower that in each case satisfy the criteria set forth below as determined by Agent. In general, Accounts shall be Eligible Accounts if:

(a) such Accounts arise from the actual and bona fide sale and delivery of goods (excluding Accounts arising from the sale of Equipment) by such Borrower or rendition of services by such Borrower in connection with dispensing prescriptions, pharmaceuticals and medications in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b) such Accounts are not unpaid more than sixty (60) days after the original invoice for them;

(c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

(d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent’s option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent, and such Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

(f) such Accounts do not consist of installment billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower’s satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor shall not be deemed to be ineligible solely by virtue of this clause (g));

(h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder beyond the terms set forth in clause (b) above (other than reductions in the amount payable thereon as a result of the right to return goods given to customers in the ordinary course of business);

(i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted under Sections 9.8(b) and (i) hereof;

(j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor (except to the extent such Affiliate is a Sponsor Portfolio Company which owes such Account in the ordinary course of business and on an arms-length basis);

(k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, or political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, political subdivision, department, agency or instrumentality thereof, upon Agent’s request, the Federal Assignment of Claims Act of 1940, as amended (“FACA”), has been complied with in a manner satisfactory to Agent or except as to Medicaid Accounts and Medicare Accounts, such Accounts otherwise constitute Eligible Accounts hereunder; provided, that, Borrowers shall not be required to comply with the FACA with respect to such Accounts in an aggregate amount not to exceed $20,000,000 at any time;

(l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

(m) the aggregate amount of such Accounts owing by a single account debtor (other than CVS/Caremark Corp. (“Caremark”) and Express Scripts, Inc. (“Express Scripts”)) do not constitute more than twenty-five (25%) percent (or such higher percent as Agents from time to time approve in writing) of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by each of Caremark and Express Scripts do not constitute more than forty (40%) percent (or such higher percent as Agents from time to time approve in writing) of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages shall not be deemed to be ineligible solely by virtue of this clause (m));

(n) such Accounts (other than Medicaid Accounts and Medicare Accounts) are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

(o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(p) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of such Borrower as of the date hereof and such credit limit is acceptable to Agent (but the portion of the Accounts not in excess of such credit limit shall not be deemed to be ineligible solely by virtue of this clause (p));

(q) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith;

(r) as to Medicaid Accounts, (i) the claim for reimbursement related to such Account has been submitted to the appropriate Fiscal Intermediary in accordance with the applicable regulations under Medicaid within thirty (30) days from the date the related goods were sold or services were rendered, (ii) the person to whom the goods were sold or the services rendered is an eligible Medicaid recipient at the time such goods are sold or such services are rendered and such eligibility has been verified by the Borrower making such sale or providing such service, (iii) such Account is owed to a Borrower who is not known to be under any investigation under any Health Care Law (other than the periodic audits or reviews conducted by a Fiscal Intermediary in the ordinary course of business) or subject to any action or proceeding concerning the status of such Borrower as a Certified Medicaid Provider and/or the payments under Medicaid to such Borrower have not been contested, suspended, delayed, deferred or otherwise postponed due to any investigation, action or proceeding by any Fiscal Intermediary, the U.S. Justice Department or any other Governmental Authority, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale or providing such service is entitled as reimbursement for such eligible Medicaid recipient under applicable Medicaid regulations, (v) all authorization and billing procedures and documentation required in order for the Borrower making such sale or providing such service to be reimbursed and paid on such Account by the Fiscal Intermediary have been properly completed and satisfied to the extent required in order for such Borrower to be so reimbursed and paid and (vi) the terms of the sale or service giving rise to such Accounts and all practices of such Borrower with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations;

(s) as to Medicare Accounts, (i) the claim for reimbursement related to such Account has been submitted to the appropriate Fiscal Intermediary in accordance with the applicable regulations under Medicare within thirty (30) days from the date the related goods were sold or services were rendered, (ii) the person to whom the goods were sold or the services were rendered is an eligible Medicare beneficiary at the time such goods are sold or such services were rendered and such eligibility has been verified by the Borrower making such sale or providing such service, (iii) such Account is owed to a Borrower who is not known to be under any investigation under any Health Care Law (other than the periodic audits or reviews conducted by a Fiscal Intermediary in the ordinary course of business) or subject to any action or proceeding concerning the status of such Borrower as a Medicare supplier (other than routine surveys and site visits) and/or the payments under Medicare to such Borrower have not been contested, suspended, delayed, deferred or otherwise postponed due to any investigation, action or proceeding by any Fiscal Intermediary, the U.S. Justice Department or any other Governmental Authority, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale or providing such service is entitled as reimbursement for such eligible Medicare beneficiary under applicable Medicare regulations; (v) all authorization and billing procedures and documentation required in order for the Borrower making such sale or providing such service to be reimbursed and paid on such Account by the Fiscal Intermediary have been properly completed and satisfied to the extent required for such Borrower to be so reimbursed and paid, and (vi) the terms of the sale or service giving rise to such Accounts and all practices of such Borrower with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations;

(t) as to Accounts where the Account Debtor is a Third Party Payor (other than for Medicare Accounts and Medicaid Accounts), (i) the Borrower making the sale giving rise to such Account has a valid and enforceable agreement with the Third Party Payor providing for payment to such Borrower or such Borrower is otherwise entitled to payment under the terms of its arrangements with the insurance company that is the Third Party Payor, and such agreement and arrangements are in full force and effect and there is no default thereunder that would be a basis for such Third Party Payor to cease or suspend any payments to such Borrower (including any deductions, setoffs or defenses), (ii) the goods sold giving rise to such Account are of the type that are covered under the agreement or arrangements with the Third Party Payor and the party receiving such goods is entitled to coverage under such agreement or arrangement, (iii) the Borrower making the sale giving rise to such Account has contacted the Third Party Payor or otherwise received confirmation from such Third Party Payor that the party receiving the goods is entitled to coverage under the terms of the agreement with such Third Party Payor and the Borrower is entitled to reimbursement for such Account, (iv) the amount of such Account does not exceed the amounts to which the Borrower making such sale is entitled as reimbursement for the goods sold under the terms of such agreements or arrangements, (v) there are no contractual or statutory limitations or restrictions on the rights of the Borrower making such sale to assign its rights to payment arising as a result thereof or to grant any security interest therein, (vi) all authorization and billing procedures and documentation required in order for the Borrower making such sale to be reimbursed and paid on such Account by the Third Party Payor have been properly completed and satisfied to the extent required for such Borrower to be so reimbursed and paid and (vii) the terms of the sale giving rise to such Accounts and all practices of such Borrower with respect to such Accounts comply in all material respects with applicable Federal, State, and local laws and regulations.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

1.87 “Eligible Credit Card Receivables” shall mean, as to any Borrower, the Credit Card Receivables of such Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. Credit Card Receivables of a Borrower shall be Eligible Credit Card Receivables if:

(a) such Credit Card Receivables arise from the actual and bona fide sale and delivery of goods or rendition of services by such Borrower in the ordinary course of the business of such Borrower which transactions are completed in accordance with the terms and provisions contained in any agreements binding on such Borrower or the other party or parties related thereto;

(b) such Credit Card Receivables are not past due (beyond any stated applicable grace period, if any, therefor) pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase which give rise to such Credit Card Receivables;

(c) such Credit Card Receivables are not unpaid more than five days after the date of the sale of Inventory giving rise to such Credit Card Receivables;

(d) all procedures required by the Credit Card Issuer or the Credit Card Processor of the credit card or debit card used in the purchase which gave rise to such Credit Card Receivables shall have been followed in all material respects by such Borrower and all documents required for the authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained in connection with the sale giving rise to such Credit Card Receivables;

(e) the required authorization and approval by such Credit Card Issuer or Credit Card Processor shall have been obtained for the sale giving rise to such Credit Card Receivables;

(f) such Borrower shall have submitted all sales slips, drafts, charges and other reports and other materials required by the Credit Card Issuer or Credit Card Processor obligated in respect of such Credit Card Receivables in order for such Borrower to be entitled to payment in respect thereof;

(g) such Credit Card Receivables comply with the applicable terms and conditions contained in Section 7.2 of this Agreement;

(h) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have any right of setoff against such Credit Card Receivables (other than transactions in the ordinary course of the business of such Borrower) and such Credit Card Issuer or Credit Card Processor has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to a Borrower for the purpose of establishing a reserve or collateral for obligations of a Borrower to such Credit Card Issuer or Credit Card Processor (notwithstanding that the Credit Card Issuer or Credit Card Processor may have setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with a Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower);

(i) there are no facts, events or occurrences which would impair in any material respect the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder (other than for setoffs for fees and chargebacks consistent with the practices of such Credit Card Issuer or Credit Card Processor with such Borrower as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower);

(j) such Credit Card Receivables are subject to the first priority, valid and perfected security interest and lien of Agent, for and on behalf of Lenders, as to such Credit Card Receivables of a Borrower and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any encumbrances permitted under the terms hereof;

(k) Agent shall have received, in form and substance satisfactory to Agent in good faith, a Credit Card Acknowledgment duly authorized, executed and delivered by the Credit Card Issuer (except in the case of American Express) or Credit Card Processor for the credit card or debit card used in the sale which gave rise to such Credit Card Receivable, such Credit Card Acknowledgment shall be in full force and effect and the Credit Card Issuer or Credit Card Processor party thereto shall be in compliance with the terms thereof;

(l) there are no proceedings or actions which are pending or, to the best of a Borrower’s knowledge, threatened against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which would reasonably be expected to result in any material adverse change in the continued collectability of the Credit Card Receivables with respect to the Credit Card Issuers or Credit Card Processors;

(m) such Credit Card Receivables are owed by Credit Card Issuers or Credit Card Processors deemed creditworthy at all times by Agent in good faith;

(n) no material default or material event of default has occurred under the Credit Card Agreement of a Borrower with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which default gives such Credit Card Issuer or Credit Card Processor the right to cease or suspend payments to a Borrower and no material default or material event of default shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to a Borrower (other than for then current fees and chargebacks consistent with the current practices of such Credit

Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of Borrower) or the right to establish reserves or establish or demand collateral and such Credit Card Agreements are otherwise in full force and effect and constitute the legal, valid, binding and enforceable obligations of the parties thereto;

(o) the terms of the sale giving rise to such Credit Card Receivables and all practices of a Borrower with respect to such Credit Card Receivables comply in all material respects with applicable Federal, State, and local laws and regulations;

(p) the Credit Card Issuer or Credit Card Processor has not sent any notice of default and/or notice of its intention to cease or suspend payments to a Borrower in respect of such Credit Card Receivables or to establish reserves or collateral for obligations of a Borrower to such Credit Card Issuer or Credit Card Processor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor as of the date hereof or as such practices may hereafter change as a result of changes to the policies of such Credit Card Issuer or Credit Card Processor applicable to its customers generally and unrelated to the circumstances of a Borrower); and

(q) the customer using the credit card or debit card giving rise to such Credit Card Receivable shall not have returned the merchandise purchased giving rise to such Credit Card Receivable.

1.88 “Eligible Equipment” shall mean, as to each Borrower, Equipment owned by such Borrower that is included in the initial appraisal of Equipment, dated May, 2015 received by Agents prior to the Amendment No. 7 Effective Date, which Equipment is in good order, repair, running and marketable condition (ordinary wear and tear excepted) and in each case acceptable to Agents based on the criteria set forth below. In general, Eligible Equipment shall not include: (a) Equipment at premises other than those owned or leased and controlled by any Borrower; provided, that, (i) as to retail store locations which are leased by such Borrower at which Eligible Equipment with a forced liquidation value in an aggregate amount in excess of $125,000 is located, if Agents shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Agents shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agents), Agent may, at its option, establish Reserves in respect of rental payments and other amounts in respect of such leased location in an aggregate amount not to exceed two (2) months of rental payments and other payments due under the applicable lease in relation to such location and, with respect to the criteria for imposing any such Reserve, in accordance with the definition of the term Reserves herein, (ii) as to all other locations leased by such Borrower at which Eligible Equipment with a forced liquidation value in an aggregate amount in excess of $125,000 is located, if Agents shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Agents shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agents), Agent may, at its option, establish such Reserves in an aggregate amount not to exceed two (2) months of rental payments and other payments due under the applicable lease in relation to such location and, with respect to the criteria for imposing any such Reserve, in accordance with the definition of the term Reserves herein, and (iii) as to all locations owned and operated by a person other than such Borrower and not covered by clause (i) or (ii) hereof at which Eligible Equipment with a forced liquidation value in an aggregate amount in excess of $125,000 is located, if Agents shall not have received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator (or Agents shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agents), Agent may, at its option, establish such Reserves in an aggregate amount not to exceed two (2) months of the applicable payments due to the third party in relation to such location and, with respect to the criteria for imposing any such Reserve, in accordance with the definition of the term Reserves herein; provided, that, in addition, if required by Agents, in order for such Equipment at locations owned and operated by a third person to be Eligible Equipment at which Eligible Equipment with a forced liquidation value in an aggregate amount in excess of $125,000 is located, Agents shall have received: (A) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance reasonably satisfactory to Agents in good faith, which are duly assigned to Agent and the written authorization to file such financing statements in a form reasonably satisfactory to Agents and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Equipment of Agent; (b) Equipment subject to a security interest or lien in favor of any person other than Agent except those permitted hereunder that are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agents between the holder of such security interest or lien and Agents; (c) Equipment located outside the United States of America; (d) Equipment that is not subject to the first priority, valid and perfected security interest of Agent; or (e) damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower’s business as presently conducted. The criteria for Eligible Equipment set forth above may only be changed and any new criteria for Eligible Equipment may only be established by Agents in good faith based on either: (i) an event, condition or other circumstance arising after the date of Amendment No. 7, or (ii) an event, condition or other circumstance existing on the date of Amendment No. 7 to the extent Agents have no written notice thereof from a Borrower prior to the date of Amendment No. 7, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Agents. Any Equipment that is not Eligible Equipment shall nevertheless be part of the Collateral.

1.89 “Eligible Inventory” shall mean, as to any Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, that are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory of a Borrower shall not include:

(a) work-in-process and raw materials;

(b) [Reserved];

(c) spare parts for equipment;

(d) packaging, labels, bags and shipping materials;

(e) supplies used or consumed in a Borrower’s business;

(f) Inventory at premises other than those owned or leased and controlled by such Borrower; provided, that, (i) as to retail store locations which are leased by such Borrower, if Agent shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish Reserves in respect of rental payments and other amounts in respect of such leased location of the type and to the extent Agent shall determine in accordance with the definition of the term Reserves herein, (ii) as to all other locations leased by such Borrower, if Agent shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine and (iii) as to all locations owned and operated by a person other than such Borrower and not covered by clause (i) or (ii) hereof, if Agent shall not have received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and operator thereof as Agent shall determine; provided, that, in addition, if required by Agent, in order for such Inventory at locations owned and operated by a third person to be Eligible Inventory, Agent shall have received: (A) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent in good faith, which are duly assigned to Agent and the written authorization to file such financing statements in a form satisfactory to Agent and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent;

(g) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subordinate to the security interest of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Agent in good faith between the holder of such security interest or lien and Agent;

(h) bill and hold goods and layaway goods;

(i) obsolete or slow moving Inventory;

(j) Inventory that is not subject to the first priority, valid and perfected security interest of Agent;

(k) damaged and/or defective Inventory, and Inventory consisting of samples;

(l) returned Inventory which is not saleable and held for sale in the ordinary course of business;

(m) Inventory purchased or sold on consignment (including, without limitation, the Payless Inventory); and

(n) Inventory located outside the United States of America except for In-Transit Open Account Inventory; provided, that, (i) title to such In-Transit Open Account Inventory has passed to such Borrower, (ii) such Inventory either (A) is the subject of a negotiable bill of lading (1) that is consigned to Agent (either directly or by means of endorsements), (2) that was issued by the carrier respecting the subject Inventory, and (3) that is in the possession of Agent or a customs broker or other bailee, in all cases, acting on Agent’s behalf, or (B) is the subject of a cargo receipt and such cargo receipt was issued by a consolidator respecting the subject Inventory and is either (1) consigned to Agent (either directly or by means of endorsements), or (2) is in the possession of Agent or a customs broker or other bailee, in all cases, acting on Agent’s behalf, (iii) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion, and Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and lender’s loss payee in a manner acceptable to Agent, (iv) such Borrower has provided the following to Agent: (A) a Collateral Access Agreement, duly authorized, executed and delivered by a customs broker or other bailee handling the shipping and delivery of such Inventory, and (B) a copy of the invoice, packing slip and manifest with respect thereto or other documents acceptable to Agent, (v) such Inventory shall not have been in transit for more than forty-five (45) days, (vi) the aggregate amount of the Value of such Eligible Inventory consisting of In-Transit Open Account Inventory shall not at any time exceed $8,000,000 and (vii) such In-Transit Open Account Inventory is otherwise Eligible Inventory.

The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Agent. Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

1.90 “Eligible Prescription Files” shall mean, as to each Borrower, Prescription Files of such Borrower arising and maintained in the ordinary course of the business of such Borrower, in each case which are acceptable to Agent in good faith based on the criteria set forth below. In general, Eligible Prescription Files shall not include (a) Prescription Files at premises other than those owned or leased and controlled by any Borrower; provided, that, (i) as to retail store locations which are leased by such Borrower, Agent may, at its option, establish Reserves in respect of rental payments and other amounts in respect of such leased location of the type and to the extent Agent shall determine in accordance with the definition of the term Reserves herein, (ii) as to all other locations leased by such Borrower, if Agent shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine and (iii) as to all locations owned and operated by a person other than such Borrower and not covered by clause (i) or (ii) hereof, if Agent shall not have received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and operator thereof as Agent shall determine; provided, that, in addition, if required by Agent, in order for such Prescription Files at locations owned and operated by a third person to be Eligible Prescription Files, Agent shall have received: (A) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent in good faith, which are duly assigned to Agent and the written authorization to file such financing statements in a form satisfactory to Agent and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; (b) Prescription Files subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent; (c) Prescription Files that are not subject to the first priority, valid and perfected security interests of Agent; and (d) Prescription Files that are not in a form that may be sold or otherwise transferred or are subject to regulatory restrictions on the transfer thereof that are not acceptable to Agent in good faith; provided that, the existing limitations as of the date hereof which require the transferee to have a license under applicable State law to operate a pharmacy and sell products subject to a prescription shall be deemed acceptable to Agent. The criteria for Eligible Prescription Files set forth above may only be changed and any new criteria for Eligible Prescription Files may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Prescription Files or ability of Agent to sell or otherwise dispose of them in the good faith determination of Agent. Any Prescription Files that are not Eligible Prescription Files shall nevertheless be part of the Collateral.

1.91 “Eligible Real Property” shall mean, as to each Borrower, Real Property owned by such Borrower in fee simple as of the date hereof and at all times hereafter or Real Property acquired by such Borrower after the date hereof and owned by such Borrower in fee simple at all times thereafter, in each case included in an appraisal of such Real Property received by Agent in accordance with the requirements of this Agreement and in each case reasonably acceptable to Agent based on the criteria set forth below. Eligible Real Property shall not include: (a) Real Property which is not owned and operated by a Borrower; (b) Real Property subject to a security interest, lien or mortgage or other encumbrance in favor of any person other than Agent and other than security interests, liens and encumbrances permitted by Sections 9.8(b), (c), (d), (i), (n) (o) and (p); (c) Real Property that is not subject to the valid and enforceable, first priority, perfected security interest, lien and mortgage of Agent; (d) Real Property where Agent reasonably determines that issues relating to compliance with Environmental Laws materially adversely affect the value thereof or the ability of Agent to sell or otherwise dispose thereof (but subject to the right of Agent to establish Reserves to reflect such material adverse effect); (e) Real Property for which Agent has not received a Phase I environmental audit conducted by an independent environmental engineering firm reasonably acceptable to Agent, and in form, scope and methodology reasonably satisfactory to Agent; (f) Real Property which is located in a flood zone as reflected in any flood certificate received by Agent unless such Real Property is covered by flood insurance which satisfies the requirements of Section 9.5 of this Agreement; and (g) Real Property for which Agent has not received, in form and substance reasonably satisfactory to Agent, a valid and effective title insurance policy (or pro forma title insurance policy) issued by a title company reasonably satisfactory to Agent (i) insuring the priority, amount and sufficiency of the mortgage or deed of trust encumbering such Real Property, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances and affirmative coverage reasonably requested by Agent for protection of their interest in such Real Property. The criteria for Eligible Real Property set forth above may only be changed and any new criteria for Eligible Real Property may only be established by Agent in good faith based on either: (1) an event, condition or other circumstance arising after the date hereof, or (2) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from any Borrower prior to the date hereof, in either case under clause (1) or (2) which adversely affects or could reasonably be expected to adversely affect such Real Property in the good faith determination of Agent.

1.92 “Eligible Transferee” shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in loans and similar extensions of credit, any other fund that invests in loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent (in the case of an Eligible Transferee acquiring an interest in Revolving Loans A or the Revolving Loan A Commitments or Revolving Loans A-1 or the Revolving Loan A-1 Commitments, as applicable), Term Loan B Agent (in the case of an Eligible Transferee acquiring an interest in Term Loans B or the Term Loan B Commitments) or Term Loan B-1 Agent (in the case of an Eligible Transferee acquiring an interest in Term Loans B-1 or the Term Loan B-1 Commitments), in each case such approval not to be unreasonably withheld, conditioned or delayed, except that Agent shall not have the right to approve the Eligible Transferee acquiring the Revolving Loans A and the Revolving Loan A Commitments or the Revolving Loans A-1 and the Revolving Loan A-1 Commitments, in each case, in accordance with the terms of Section 14.11 or Section 14.12 hereof, as applicable; (d) any other commercial bank, financial institution or “accredited investor” (as defined in Regulation D under the Securities Act of 1933) approved by Agent (in the case of an Eligible Transferee acquiring an interest in Revolving Loans A or the Revolving Loan A Commitments or Revolving Loans A-1 or the Revolving Loan A-1 Commitments or Term Loans B-1, as applicable) or Term Loan B Agent (in the case of an Eligible Transferee acquiring an interest in Term Loans B or the Term Loan B Commitments) in each case such approval not to be unreasonably withheld, conditioned or delayed; and (e) only after the occurrence and during the continuance of any Event of Default arising under Sections 10.1(a)(i), 10.1(g), 10.1(h) or 10.1(o) of this Agreement, any Disqualified Lender; provided, that, (i) in the case of any assignment to an Eligible Transferee described under clauses (c) and (d) above, unless an Event of Default has occurred and is continuing at the time such assignment is effected hereunder, Administrative Borrower shall have the right to approve such assignment, such approval not to be unreasonably withheld, conditioned or delayed by Administrative Borrower and such approval shall be deemed to have been given by Administrative Borrower if no objection from Administrative Borrower is received by the assigning Lender and the applicable Agent within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender or such Agent to Administrative Borrower, (ii) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee and (iii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower or Guarantor shall qualify as an Eligible Transferee, except for Spirit Realty, L.P. and Spirit MTA REIT and their respective Affiliates and except as Agent may otherwise specifically agree. For the avoidance of doubt, Spirit Realty, L.P. may transfer the Term Loans B-1 or Term Loan B-1 Commitments to Spirit MTA REIT.

1.93 “Enforcement Action” shall mean the exercise by Agent in good faith of any of its material enforcement rights and remedies as a secured creditor hereunder or under the other Financing Agreements, applicable law or otherwise at any time upon the occurrence and during the continuance of an Event of Default (including, without limitation, the solicitation of bids from third parties to conduct the liquidation of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral, the commencement of any action to foreclose on the security interests or Liens of Agent in all or any material portion of the Collateral, notification of account debtors to make payments to Agent, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral).

1.94 “Environmental Laws” shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.95 “Equipment” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located; provided, that, Equipment shall not include fixtures (as such term is defined in the UCC) which are attached to, or located on, any Real Property other than Real Property included in the Borrowing Base.

1.96 “ERISA” shall mean the United States Employee Retirement Income Security Act of 1974 as in effect from time to time, together with all rules and regulations thereunder or related thereto.

1.97 “ERISA Affiliate” shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.98 “ERISA Event” shall mean the occurrence of any of the following: (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan for which the Pension Benefit Guaranty Corporation notice requirement has not been waived; (b) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Pension Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or its or their respective Subsidiaries could be reasonably expected to have liability in excess of $9,750,000; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization, which could be reasonably be expected to result in liability to any Borrower, Guarantor or any ERISA Affiliate in excess of $9,750,000; (g) the filing of a notice of intent to terminate a Pension Plan (other than a Multiemployer Plan), the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Pension Plan, which in each case could be reasonably expected to result in liability to any Borrower, Guarantor or any ERISA Affiliate in excess of $9,750,000 or (h) the appointment by the Pension Benefit Guaranty Corporation of a trustee to administer any Pension Plan.

1.99 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

1.100 “Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.101 “Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof (after giving effect to the applicable cure periods, if any, expressly set forth in Section 10.1 hereof).

1.102 “Excess Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the sum of Borrowing Base A and Borrowing Base A-1 and (ii) the Revolving Loan Limit (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Obligations), plus (b) Qualified Cash, minus (c) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (but not including for this purpose any outstanding Letter of Credit Obligations or any outstanding Obligations arising from or in connection with the Term Loans B or the Term Loans B-1), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Obligations; provided, that, solely for purposes of Sections 1.12, 1.44, 1.57, 3.2(a), 3.2(b), 7.3, 7.4, 7.5, 7.9, 9.8(m), 9.11(d)(v) and 9.12(b)(ii), the amount of any Reserve established and maintained by Agent pursuant to Section 1.208(a)(v) shall not decrease or otherwise affect the calculation of Excess Availability, Excess Availability A or Monthly Average Excess Availability.

1.103 “Excess Availability A” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) Borrowing Base A and (ii) the Revolving Loan A Limit (in each case under (i) or (ii) after giving effect to any Reserves with respect to Borrowing Base A other than any Reserves in respect of Letter of Credit Obligations), plus (b) Qualified Cash, minus (c) the sum of: (i) the amount of all then outstanding and unpaid Obligations of such Borrower (but not including for this purpose any outstanding Letter of Credit Obligations and any Obligations arising from or in connection with the Revolving Loans A-1, the Term Loans B and the Term Loans B-1), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Obligations; provided, that, solely for purposes of Sections 1.12, 1.44, 1.57, 3.2(a), 3.2(b), 7.3, 7.4, 7.5, 7.9, 9.8(m), 9.11(d)(v) and 9.12(b)(ii), the amount of any Reserve established and maintained by Agent pursuant to Section 1.208(a)(v) shall not decrease or otherwise affect the calculation of Excess Availability, Excess Availability A or Monthly Average Excess Availability.

1.104 “Excess Closing Availability” shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the sum of: (i) the lesser of Borrowing Base A and the Revolving Loan A Limit and (ii) the lesser of Borrowing Base A-1 and the Revolving Loan A-1 Limit (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Obligations), minus (b) the sum of (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose any outstanding Letter of Credit Obligations and any Obligations arising from or in connection with the Term Loans B), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Obligations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of any Borrower which are outstanding more than sixty (60) days past due as of the end of the immediately preceding month or at Agent’s option, as of the end of the immediately preceding week (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), plus (iv) without duplication, the amount of checks issued by such Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of the end of the immediately preceding month or at Agent’s option, as of the end of the immediately preceding week (other than trade payables or other obligations being contested or disputed by such Borrower in good faith), but not yet sent.

1.105 “Exchange Act” shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

1.106 “Excluded Swap Obligation” means, with respect to any Borrower or any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Borrower or such Guarantor, or the grant by such Borrower or such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower or such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Borrower or such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

1.107 “Existing Bank Products” shall mean, collectively, each of the following types of services or facilities extended prior to the date hereof to any Borrower or Guarantor (excluding Parent) by a Bank Product Provider: (a) credit cards, (b) ACH Transactions, and (c) Hedging Transactions, if and to the extent provided hereunder, by Wells Fargo and any of its Affiliates and any Lender and any of its Affiliates set forth on Schedule 1.77 hereto.

1.108 “Existing Financing Agreements” shall mean, individually and collectively, each and all of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Existing Loan Agreements, and (b) all other agreements, documents and instruments related thereto and executed or delivered prior to the date hereof.

1.109 “Existing Letters of Credit” shall mean, collectively, each of the letters of credit outstanding on the date hereof and issued by Wells Fargo Bank, National Association for the account of any Borrower set forth on Schedule 1.79 hereto.

1.110 “Existing Loan Agreements” shall have the meaning specified therefor in the Recitals.

1.111 “Existing Loans” shall have the meaning specified therefor in the Recitals.

1.112 “Existing Pamida Borrowers” shall have the meaning specified therefor in the Recitals.

1.113 “Existing Pamida Guarantors” shall have the meaning specified therefor in the Recitals.

1.114 “Existing Pamida Loans” shall have the meaning specified therefor in the Recitals.

1.115 “Existing ShopKo Borrowers” shall have the meaning specified therefor in the Recitals.

1.116 “Existing ShopKo Guarantors shall have the meaning specified therefor in the Recitals.

1.117 “Existing ShopKo Loan Agreement” shall have the meaning specified therefor in the Recitals.

1.118 “Existing ShopKo Loans” shall have the meaning specified therefor in the Recitals.

1.119 “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.120 “Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Wells Fargo from three federal funds brokers of recognized standing selected by Wells Fargo.

1.121 “Fee Letter” shall mean, collectively, (a) the amended and restated letter agreement, dated even date herewith, by and among Borrowers and Agents, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Revolving Loan A Lenders and to Term Loan B Agent for the benefit of itself and Term Loan B Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and (b) the Amendment No. 8 Fee Letter.

1.122 “Financing Agreements” shall mean, collectively, this Agreement, the Commitment Fee Letter, the Syndication Letter, and all notes, guarantees, security agreements, pledge agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement; provided, that, the Financing Agreements shall not include any agreements with respect to Hedging Transactions or ACH Transactions (other than Deposit Account Control Agreements or Investment Property Control Agreements).

1.123 “Fiscal Intermediary” shall mean any insurance company, financial institution or other contractor that has entered into an agreement with any Governmental Authority to process claims and make payments to payees under Medicare, Medicaid or any other Federal, State or local public health care or medical assistance program pursuant to any of the Health Care Laws.

1.124 “Fixed Charge Coverage Ratio” shall mean, as to Parent and its Subsidiaries on a consolidated basis, with respect to any period, the ratio of (a) the amount equal to the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for such period to (b) the Fixed Charges for such period.

1.125 “Fixed Charges” shall mean, as to Parent and its Subsidiaries (on a consolidated basis), with respect to any period, the sum of, without duplication, (a) all Interest Expense paid in cash during such period, plus (b) all Capital Expenditures during such period (other than, without duplication, any Capital Expenditures financed with purchase money Indebtedness to the extent permitted by Section 9.9(b) hereof), plus (c) all regularly scheduled (as determined at the beginning of the respective period) principal payments in respect of Indebtedness for borrowed money (other than any Indebtedness under this Credit Facility) and Indebtedness with respect to Capital Leases (and without duplicating items (a) and (c) of this definition, the interest component with respect to Indebtedness under Capital Leases) during such period, plus (d) management fees paid in accordance with Section 9.12(b)(ii) or (vii) hereof during such period, plus (e) the difference between the aggregate amount of Taxes paid in cash by such Person during such period and the aggregate amount of Tax refunds received by such Person during such period, plus (f) dividends paid in cash in accordance with Section 9.11(f) during such period, plus (g) all payments in cash in respect of the Pamida Holdco/Sun Retail Subordinated Note made in accordance with Section 9.12(b)(iii) during such period.

1.126 “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

1.127 “Funding Bank” shall have the meaning given to such term in Section 3.3 hereof.

1.128 “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, if any change in such generally accepted accounting principles after the date hereof affects the calculation of compliance with any covenant set forth in this Agreement or any component thereof or definition contained therein, Administrative Borrower may by notice to Agent, or Agent may by notice to Administrative Borrower, require that such covenants thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by Borrowers and Guarantors immediately before such change in generally accepted accounting principles occurred, until such time as Agent and Administrative Borrower shall have agreed upon a mutually acceptable basis upon which to amend such covenants to preserve the original intent and effect thereof in light of any such change in generally accepted accounting principles. If such notice is given by Administrative Borrower (or if such notice is given by Agent, then only upon Agent’s request), the compliance certificate delivered pursuant to Section 9.6 hereof after such change occurs shall be accompanied by a calculation of such covenants made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

1.129 “Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.130 “Guarantors” shall mean, collectively, the following (together with their respective successors and assigns): (a) Transportation, (b) Expansion, (c) SVS, (d) GiftCard and (e) any other Person that at any time after the date hereof becomes a Guarantor; each sometimes being referred to herein individually as a “Guarantor”.

1.131 “Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including petroleum and hydrocarbons, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.132 “Health Care Laws” shall mean all Federal, State and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, applicable to any Borrower or Guarantor, including, but not limited to, the Social Security Act and HIPAA.

1.133 “Hedging Transactions” shall mean (a) any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options, forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms or conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, including but not limited to, any such obligations or liabilities under any such agreement.

1.134 “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

1.135 “Inactive Subsidiaries” shall mean (a) GiftCard, (b) Transportation and (c) Expansion.

1.136 “Indebtedness” shall mean, with respect to any Person, any liability of such Person, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) representing all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) representing any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) representing all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person (excluding redemption or repurchase obligations that may be triggered solely at the option of such Person unless such obligations have been triggered); (f) representing all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (g) representing all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any assets of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; provided, that, for the purposes hereof, to the extent such Indebtedness referred to in this clause (g) is non-recourse to such Person, the amount of such Indebtedness shall not be deemed to exceed the lesser of (1) the principal amount of such Indebtedness or (2) the value of assets securing such Indebtedness; (h) representing all obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedging Transactions; and (i) representing all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

1.137 “Indenture” shall mean the Indenture, dated as of March 12, 1992, between ShopKo Operating and Indenture Trustee, with respect to the Senior Notes, as amended by the First Supplemental Indenture dated as of May 22, 1998, the Second Supplemental Indenture dated as of August 16, 2005 and the Third Supplemental Indenture dated as of May 5, 2006, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.138 “Indenture Trustee” shall mean U.S. Bank National Association, in its capacity as trustee on behalf of the holders of the Senior Notes pursuant to the terms of the Indenture and any replacement or successor trustee thereunder.

1.139 “Information Certificate” shall mean collectively, the Information Certificate of Borrowers (other than Pamida Operating) and Guarantors (other than Transportation and Expansion) constituting Exhibit B-1 hereto and the Information Certificate of Pamida Operating, Transportation and Expansion constituting Exhibit B-2 hereto, in each case containing material information with respect to the Borrowers and Guarantors subject thereto, their respective businesses and assets provided by or on behalf of Borrowers and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.140 “Information Materials” shall have the meaning set forth in Section 9.6(e) hereof.

1.141 “Intellectual Property” shall mean, as to each Borrower and Guarantor, such Borrower’s and Guarantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright Office, the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower’s or Guarantor’s use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; source codes, object codes, executable codes, data, databases and other physical manifestations or embodiments of any of the foregoing; software and contract rights relating to computer software programs, in whatever form created or maintained.

1.142 “Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts and bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments to the extent treated as interest expense under GAAP.

1.143 “Interest Period” shall mean for any Eurodollar Rate Loan, a period of two (2) weeks or one (1), two (2) or three (3) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement, and provided, further, that, two week Interest Periods shall only be available to Borrowers during the period from November 15 through and including January 15 of any year during the term of this Agreement.

1.144 “Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Revolving Loans A that are Prime Rate Loans, a rate equal to the then Applicable Margin for such Prime Rate Loans on a per annum basis plus the Prime Rate,

(ii) as to Revolving Loans A that are Eurodollar Rate Loans, a rate equal to the then Applicable Margin for such Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor),

(iii) as to Revolving Loans A-1 that are Prime Rate Loans, a rate equal to the then Applicable Margin for such Prime Rate Loans on a per annum basis plus the Prime Rate,

(iv) as to Revolving Loans A-1 that are Eurodollar Rate Loans, a rate equal to the then Applicable Margin for such Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor),

(v) as to Term Loans B that are Prime Rate Loans, a rate equal to the then Applicable Margin for such Prime Rate Loans on a per annum basis plus the Prime Rate,

(vi) as to Term Loans B that are Eurodollar Rate Loans, a rate equal to the then Applicable Margin for such Eurodollar Rate Loans on a per annum basis plus the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor), and

(vii) as to Term Loans B-1, a rate equal to twelve (12.00%) percent per annum.

(b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the per annum rates set forth above plus (in each case) two (2%) percent per annum, at Agent’s option or upon the written request of Required Revolving Lenders A (in the case of Revolving Loans A), Required Revolving Lenders A-1 (in the case of Revolving Loans A-1), Required Term Lenders B (in the case of Term Loans B) or Required Term Lenders B-1 (in the case of Term Loans B-1), without notice, (i) either (A) for the period on and after the date of termination or non-renewal hereof until such time as all of the Obligations are paid and satisfied in full in immediately available funds, or (B) from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent in good faith, (ii) on the Revolving Loans A at any time outstanding in excess of Borrowing Base A or the Revolving Loan A Limit (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default) and (iii) on the Revolving Loans A-1 at any time outstanding in excess of Borrowing Base A-1 or the Revolving Loan A-1 Limit (whether or not such excess(es) arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default). Agent shall promptly notify Administrative Borrower in writing if the Interest Rate specified in this clause (b) is in effect.

1.145 “In-Transit Open Account Inventory” shall mean Inventory which is located outside of the continental United States of America which is in-transit to either the premises of a customs broker or other bailee in the United States of America or the premises of a Borrower in the United States of America, in each case either owned and controlled by a Borrower or leased by a Borrower (but only if Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such a customs broker, shipper or other bailee or the owner and lessor of such leased premises, as the case may be); provided, that, such Inventory is not subject to any letter of credit or Letter of Credit.

1.146 “Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor; (b) are held by such Borrower or Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.147 “Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent in good faith, by and among Agent, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may require.

1.148 “Issuing Bank” shall mean Wells Fargo, or any other Lender or any of its respective Affiliates which issues any Letter of Credit, so long as such other Lender is a Lender at the time it or its Affiliates issues such Letter of Credit.

1.149 “Lenders” shall mean the Persons that are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 14.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a “Lender”.

1.150 “Letter of Credit Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

1.151 “Letter of Credit Limit” shall mean $100,000,000.

1.152 “Letter of Credit Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Letters of Credit for which Issuing Bank has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to Issuing Bank with respect to such Lender’s participation in Letters of Credit as provided in Section 2.2 for which Borrowers have not at such time reimbursed the Lenders, whether by way of a Revolving Loan or otherwise.

1.153 “Letters of Credit” shall mean (a) all letters of credit (whether documentary or stand-by) issued by an Issuing Bank for the account of any Borrower pursuant to this Agreement, and all amendments, renewals, extensions or replacements thereof and (b) the Existing Letters of Credit; each sometimes being referred to herein individually as a “Letter of Credit”.

1.154 “License Agreements” shall have the meaning set forth in Section 8.11 hereof.

1.155 “Loans” shall mean, individually and collectively, the Revolving Loans, the Term Loans B and the Term Loans B-1.

1.156 “London Interbank Offered Rate” shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR01 (or any successor or substitute page, or any successor to or substitute for such Service) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (and, if any such rate is below zero, the London Interbank Offered Rate shall be deemed to be zero); provided, that, if more than one rate is specified on Reuters Screen LIBOR01, the applicable rate shall be the arithmetic mean of all such rates.

1.157 “Lubert” shall mean Lubert-Adler Partners IV, LP and its Affiliates, successors and assigns.

1.158 “Management Agreement” shall mean the Amended and Restated Management Services Agreement, dated as of February 4, 2007, between Parent and Sun.

1.159 “Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance or operations of any Borrower or of Borrowers and Guarantors (taken as a whole); (b) the legality, validity or enforceability of any material provision of this Agreement or any material provision of any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent and/or Collateral Agent upon the Collateral having an aggregate value in excess of $15,000,000, (d) Collateral having an aggregate value in excess of $15,000,000, (e) the ability of Borrowers and Guarantors (taken as a whole) to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Collateral Agent, Agent or any Lender to enforce the Obligations or realize upon Collateral having an aggregate value in excess of $15,000,000 or otherwise with respect to the rights and remedies of Collateral Agent, Agent and Lenders under this Agreement or any of the other Financing Agreements.

1.160 “Material Contract” shall mean (a) any written contract or other written agreement (other than the Financing Agreements) of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $15,000,000 in any fiscal year (other than purchase orders issued in the ordinary course of business of such Person and other than written contracts that by their terms may be terminated by such Person in the ordinary course of business upon less than 60 days notice without premium or penalty) and (b) any other written contract or other written agreement (other than the Financing Agreements), to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

1.161 “Maximum Credit” shall mean the amount of $818,891,062.50.

1.162 “Medicaid” shall mean the health care program jointly financed and administered by the Federal and State governments under Title XIX of the Social Security Act.

1.163 “Medicaid Account” shall mean any Accounts of Borrowers or Guarantors arising pursuant to goods sold or services rendered by Borrowers or Guarantors to eligible Medicaid beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicaid program, or any State or the District of Columbia acting pursuant to a State plan adopted pursuant to Title XIX of the Social Security Act or any other Governmental Authority under Medicaid.

1.164 “Medicare” shall mean the health care program under Title XVIII of the Social Security Act.

1.165 “Medicare Account” shall mean any Accounts of Borrowers or Guarantors arising pursuant to goods sold or services rendered by Borrowers or Guarantors to eligible Medicare beneficiaries to be paid by a Fiscal Intermediary or by the United States of America acting under the Medicare program or any other Governmental Authority under Medicare.

1.166 “Merger” shall mean the merger of Pamida Holdco with and into Parent with Parent as the surviving corporation pursuant to the terms of the Merger Agreement.

1.167 “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of February 7, 2012 by and between Pamida Holdco and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.168 “Merger Effective Time” shall mean the effective time of the Merger as set forth in the Certificate of Merger.

1.169 “Metabank Gift Card Account” shall have the meaning specified in Section 5.2(d) hereof.

1.170 “Monthly Average Excess Availability” shall mean, at any time, the daily average of the aggregate amount of the Excess Availability A for the immediately preceding calendar month (or, in the case of the calendar month ending on February 29, 2012, for the period from the date hereof through February 29, 2012) as determined by Agent in good faith; provided, that, solely for the purposes of calculating the Monthly Average Excess Availability, the Excess Availability A shall be determined without regard to the Revolving Loan A Limit.

1.171 “Monthly Average Outstanding Revolving Loans A and Letters of Credit” shall mean, at any time, the average daily principal balance of the outstanding Revolving Loans A and the stated amount of Letters of Credit during the immediately preceding calendar month (or, in the case of the calendar month ending on February 29, 2012, during the period from the date hereof through February 29, 2012).

1.172 “Monthly Average Outstanding Revolving Loans A-1” shall mean, at any time, the average daily principal balance of the outstanding Revolving Loans A-1 during the immediately preceding calendar month (or, in the case of the calendar month ending on February 29, 2012, during the period from the date hereof through February 29, 2012).

1.173 “Mortgages” shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage by Pamida Operating in favor of Agent with respect to the Real Property and related assets of such Borrower located in Lake City, Michigan, (b) the Mortgage by Pamida Operating in favor of Agent with respect to the Real Property and related assets of such Borrower located in Ontonagen, Michigan, and (c) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Pamida Operating in favor of Agent with respect to the Real Property and related assets of such Borrower located in Scott City, Kansas.

1.174 “Multiemployer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

1.175 “Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer or other disposition of any asset by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, legal fees, accountant’s fees, investment banking fees, finder’s fees, other similar fees and commissions and reasonable out-of-pocket expenses, (b) the amount of taxes reasonably estimated by such Person to be actually and reasonably attributable to such transaction, and (c) the amount of any Indebtedness secured by a security interest, lien or other encumbrance (other than a security interest, lien or other encumbrance created under any Financing Agreements or Hedging Transactions) on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any Affiliate of any Borrower and, in each case, are properly attributable to such transaction or to the asset that is the subject thereof.

1.176 “Net Orderly Liquidation Value” shall mean, with respect to any Prescription Files, the net orderly liquidation value of such Prescription Files based on the most recent acceptable appraisal thereof received by Agent using the average of the average recovery under each of the percent of script sales method, the dollars per average number of scripts filled per week method and the percent of past year script margin method (or such other methodology as may be mutually acceptable to Administrative Borrower and Agents), net of operating expenses, liquidation expenses and commissions. The Net Orderly Liquidation Value with respect to Prescription Files of one Borrower may differ from the Net Orderly Liquidation Value with respect to Prescription Files of the other Borrowers.

1.177 “Net Recovery Percentage” shall mean, with respect to any Inventory, the fraction, expressed as a percentage, (a) the numerator of which is the estimated amount of the recovery in respect of such Inventory at such time on a “going-out-of-business sale” basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original Cost of the aggregate amount of such Inventory subject to such appraisal. The Net Recovery Percentage with respect to Inventory of one Borrower may differ from the Net Recovery Percentage with respect to Inventory of the other Borrowers.

1.178 “New Lending Office” shall have the meaning specified in Section 6.5 hereof.

1.179 “Non US Lender” shall have the meaning set forth in Section 6.5 hereof.

1.180 “Obligations” shall mean (a) any and all Loans, Letter of Credit Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers or Guarantors to Collateral Agent, Agent or any Lender and/or any of their Affiliates or any Issuing Bank, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements or on account of any Letter of Credit and all other Letter of Credit Obligations, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower or Guarantor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured, and (b) for purposes only of Section 5.1 hereof, the Security Provisions and as otherwise expressly set forth herein, and subject to the priority set forth in Section 6.4 hereof, upon Administrative Borrower’s request (which request may be evidenced by its signature on the agreement referred to in clause (i) below), all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers or Guarantors to Agent or any Bank Product Provider arising under or pursuant to any Bank Products, whether now existing or hereafter arising; provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedging Transaction, the same shall only be included within the Obligations if upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent in its good faith discretion, with such Bank Product Provider that is a counterparty to such Hedging Transaction, as acknowledged and agreed to by Borrowers and Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, and (ii) in no event shall any Bank Product Provider to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness other than for purposes of Section 5.1 hereof and other than for purposes of Sections 12.1, 12.2, 12.3(b), 12.6, 12.7, 12.9, 12.12 and 14.5 hereof and in no event shall the approval of any such person be required in connection with the release or termination of any security interest or lien of Agent; provided, further, that, the Obligations shall exclude any Excluded Swap Obligation.

1.181 “OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

1.182 “Other Government Accounts” shall mean any Accounts of Borrowers arising pursuant to goods sold or services rendered by Borrowers to eligible beneficiaries of CHAMPUS, Tricare and programs of the United States Department of Veteran Affairs, which are paid by a Fiscal Intermediary, the United States of America or any political subdivision, agency, instrumentality or department thereof.

1.183 “Other Taxes” shall having the meaning specified in Section 6.5 hereof.

1.184 “Pamida Holdco” shall have the meaning specified therefor in the Recitals.

1.185 “Pamida Holdco/ShopKo Operating Subordinated Note” shall mean the Subordinated Secured Promissory Note, dated on or about January 22, 2009 made by Pamida Holdco in favor of ShopKo Stores Operating Co., LLC in the original principal amount of $20,000,000.

1.186 “Pamida Holdco Subordinated Note Agreements” shall mean, collectively, the Pamida Holdco/Sun Retail Subordinated Note and all agreements, documents or instruments at any time executed and/or delivered by Borrowers and Guarantors with, to or in favor of Sun Retail Finance Holdings, LLC, individually and in its capacity as collateral agent, in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.187 “Pamida Holdco Subordination Agreement” shall mean the Amended and Restated Intercreditor and Subordination Agreement, dated on or about the date hereof, by and among Agent, Collateral Agent, Sun Retail Finance Holdings, LLC, individually and in its capacity as collateral agent, as acknowledged by Existing Pamida Borrowers and Existing Pamida Guarantors (other than Pamida Holdco), as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.188 “Pamida Holdco/Sun Retail Subordinated Note” shall mean the Second Amended and Restated Subordinated Secured Promissory Note, dated on or about the date hereof, made by Parent (as successor by merger to Pamida Holdco) in favor of Sun Retail Finance Holdings, LLC in the original principal amount of $23,218,832.32, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.189 “Pamida Operating Subordinated Note” shall mean the Second Amended and Restated Subordinated Secured Promissory Note, dated on or about the date hereof, made by Pamida Operating in favor of ShopKo Finance as successor in interest to Parent (as successor by merger to Pamida Holdco) in the original principal amount of $52,116,646.97, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.190 “Pamida Operating Subordinated Note Agreements” shall mean, collectively, the Pamida Operating Subordinated Note and all agreements, documents or instruments at any time executed and/or delivered by Existing Pamida Borrowers and Existing Pamida Guarantors (other than Pamida Holdco) with, to or in favor of ShopKo Finance as successor in interest to Parent (as successor by merger to Pamida Holdco) in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.191 “Pamida Operating Subordination Agreement” shall mean the Amended and Restated Intercreditor and Subordination Agreement, dated on or about the date hereof, by and among Agent, Collateral Agent and ShopKo Finance as successor in interest to Parent (as successor by merger to Pamida Holdco), as acknowledged by each other Existing Pamida Borrower and Existing Pamida Guarantor, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.192 “Parent” shall mean Specialty Retail Shops Holding Corp., a Delaware corporation formerly known as SKO Group Holding Corp., and its successors and assigns.

1.193 “Participant” shall mean any Person that acquires and holds a participation in the interest of any Lender in any of the Revolving Loans and Letters of Credit in conformity with the provisions of Section 14.7 of this Agreement governing participations.

1.194 “Participant Register” shall have the meaning set forth in Section 14.7 hereof.

1.195 “Payless” shall mean Payless Shoe Source, Inc.

1.196 “Payless Agreement” shall mean the License Agreement, dated July 23, 1999, between ShopKo Operating and Payless, as heretofore amended and as in effect on the date hereof.

1.197 “Payless Inventory” shall mean inventory owned by Payless which is sold by or through Borrowers or Guarantors pursuant to the Payless Agreement.

1.198 “Payment Conditions” means, with respect to any applicable payment or other transaction, the following conditions:

(a) as of the date of any such payment or transaction, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

(b) either:

(i) (A) after giving effect to any such payment in respect thereof, on a pro forma basis, the Fixed Charge Coverage Ratio for the immediately preceding twelve (12) consecutive month period ending on the last day of the fiscal month prior to the date of such payment or transaction for which Agent has received financial statements shall be not less than 1.00 to 1.00, and (B) Agent shall have received reasonably satisfactory projections for the 180 day period after the date of such payment or transaction showing, on a pro forma basis, including pro forma adjustments (with such adjustment standards to be mutually agreed between Agent and Parent) related to any Permitted Acquisitions consummated in any such period, after giving effect thereto, minimum Excess Availability at all times during such period of not less than $125,000,000 and a Fixed Charge Coverage Ratio at all times during such period of not less than 1.00 to 1.00, or

(ii) Agent shall have received reasonably satisfactory projections for the 180 day period after the date of such payment or transaction showing, on a pro forma basis, including pro forma adjustments (with such adjustment standards to be mutually agreed between Agent and Parent) related to any Permitted Acquisitions consummated in any such period, after giving effect thereto, minimum Excess Availability at all times during such period of not less than $175,000,000.

1.199 “Permits” shall have the meaning set forth in Section 8.7 hereof.

1.200 “Permitted Acquisition” means an acquisition in which each of the following conditions are satisfied:

(a) the acquisition shall be with respect to an operating company or division or line of business that engages in a line of business substantially similar, reasonably related or incidental to the business that Borrowers are engaged in and is located in the United States or Canada; provided, that, the aggregate purchase consideration paid with respect to such acquisitions located in Canada shall not exceed $10,000,000 in any year,

(b) the board of directors (or other comparable governing body) of the person to be acquired shall have duly approved such acquisition and such person shall not have announced that it will oppose such acquisition or shall not have commenced any action which alleges that such acquisition will violate applicable law,

(c) Agent shall have received prior notice and other information related to such transactions in a manner and on terms to be agreed, and

(d) the Payment Conditions shall have been satisfied.

Any domestic Subsidiary formed or acquired pursuant to an acquisition will be joined as a Borrower or Guarantor and additional Loan Documents executed and delivered in connection therewith. Assets so acquired will only be eligible after Agent’s review of a satisfactory field examination and appraisals.

1.201 “Permitted Holders” shall mean the persons listed on Schedule 1.169 hereto (and including officers, directors and employees of Borrowers or Guarantors that replace officers, directors and employees of Borrowers or Guarantors that held equity interests in Parent on the date hereof).

1.202 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.203 “Pension Plan” shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower or Guarantor sponsors, maintains, or to which any Borrower, Guarantor or ERISA Affiliate makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.

1.204 “Pharmacy Inventory” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s Inventory consisting of prescription drugs and prescription pharmaceuticals sold in the ordinary course of business of Borrowers and Guarantors.

1.205 “Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years or with respect to which any Borrower or Guarantor may incur liability.

1.206 “Prescription File A-1 Suppressed Availability Amount” shall mean, as of any date, the lesser of (a) the amount of the Borrowing Base A-1 Suppressed Availability Amount on such date and (b) the Prescription File Availability Amount A-1 on such date.

1.207 “Prescription File Availability A” shall mean, at any time, the amount equal to the lesser of: (a) the Prescription File Availability Amount A or (b) an amount equal to (i) the Prescription File Sublimit minus (ii) an amount equal to (A) the Prescription File Availability Amount B minus (B) the Prescription File B Suppressed Availability Amount, minus (iii) an amount equal to (A) the Prescription File Availability Amount A-1 minus (B) the Prescription File A-1 Suppressed Availability Amount.

1.208 “Prescription File Availability A-1” shall mean, at any time, the amount equal to the lesser of: (a) the Prescription File Availability Amount A-1 or (b) an amount equal to (i) the Prescription File Sublimit minus (ii) the Prescription File Availability Amount B.

1.209 “Prescription File Availability Amount A” shall mean an amount equal to the sum, without duplication, of (a) in the case of Eligible Prescription Files owned by a Borrower which are included in the most recent acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement, eighty-five (85%) percent of the Net

Orderly Liquidation Value of such Eligible Prescription Files as reflected in such appraisal, plus (b) in the case of Eligible Prescription Files acquired by a Borrower after the date of the most recent acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement, eighty-five (85%) percent multiplied by the Value of such Eligible Prescription Files; provided, that, any Eligible Prescription Files shall cease to be included in clause (b) above upon the receipt by Agent of the first acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement after the acquisition of such Eligible Prescription Files by a Borrower.

1.210 “Prescription File Availability Amount A-1” shall mean an amount equal to the sum, without duplication, of (a) in the case of Eligible Prescription Files owned by a Borrower which are included in the most recent acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement, five (5%) percent of the Net Orderly Liquidation Value of such Eligible Prescription Files as reflected in such appraisal, plus (b) in the case of Eligible Prescription Files acquired by a Borrower after the date of the most recent acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement, five (5%) percent multiplied by the Value of such Eligible Prescription Files; provided, that, any Eligible Prescription Files shall cease to be included in clause (b) above upon the receipt by Agent of the first acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement after the acquisition of such Eligible Prescription Files by a Borrower.

1.211 “Prescription File Availability Amount B” shall mean an amount equal to the sum, without duplication, of (a) in the case of Eligible Prescription Files owned by a Borrower which are included in the most recent acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement, ten (10%) percent of the Net Orderly Liquidation Value of such Eligible Prescription Files as reflected in such appraisal, plus (b) in the case of Eligible Prescription Files acquired by a Borrower after the date of the most recent acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement, ten (10%) percent multiplied by the Value of such Eligible Prescription Files; provided, that, 1. any Eligible Prescription Files shall cease to be included in clause (b) above upon the receipt by Agent of the first acceptable appraisal of Prescription Files received by Agent in accordance with the terms of this Agreement after the acquisition of such Eligible Prescription Files by a Borrower and (b) commencing on the first day of the first full calendar quarter after the Amendment No. 7 Effective Date and on the first day of each of the next seven (7) calendar quarters thereafter, the percentages set forth in clauses (a) and (b) above shall be reduced by five-eighths of one percent (0.625%).

1.212 “Prescription File Availability B” shall mean, at any time, the amount equal to the lesser of: (a) the Prescription File Availability Amount B or (b) the Prescription File Sublimit.

1.213 “Prescription File B Suppressed Availability Amount” shall mean, as of any date, the lesser of (a) the amount of the Borrowing Base B Suppressed Availability Amount on such date and (b) the Prescription File Availability Amount B on such date.

1.214 “Prescription File Sublimit” shall mean, at any time, an amount equal to thirty (30%) percent of the Borrowing Base at such time (determined without giving effect to the Prescription File Sublimit).

1.215 “Prescription Files” shall mean, as to each Borrower and Guarantor, all of such Borrower’s or Guarantor’s now owned or hereafter existing or acquired retail customer files, including prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of Borrowers and Guarantors, wherever located.

1.216 “Prime Rate” shall mean, on any date, the greatest of (a) the rate from time to time publicly announced by Wells Fargo, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank (and, if any such announced rate is below zero, the rate determined pursuant to this clause (a) shall be deemed to be zero), (b) the Federal Funds Rate in effect on such day plus one half (0.50%) percent and (c) the Adjusted Eurodollar Rate for a six (6) month Interest Period on such date plus one (1.00%) percent.

1.217 “Prime Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

1.218 “Pro Rata Share” shall mean as to any Lender, (a) with respect to matters related to the Revolving Loan A Commitment of a Lender (including, without limitation, Letters of Credit and the making or repayment of Revolving Loans A), the fraction (expressed as a percentage) obtained by dividing (i) such Lender’s Revolving Loan A Commitment by (ii) the aggregate Revolving Loan A Commitments of all Lenders; provided, that, if the Revolving Loan A Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Lender’s Revolving Loans A and interest in the Letter of Credit Obligations and the denominator of such fraction shall be the aggregate amount of all outstanding Revolving Loans A and Letter of Credit Obligations; (b) with respect to matters related to the Revolving Loan A-1 Commitment of a Lender (including, without limitation, the making or repayment of Revolving Loans A-1), the fraction (expressed as a percentage) obtained by dividing (i) such Lender’s Revolving Loan A-1 Commitment by (ii) the aggregate Revolving Loan A-1 Commitments of all Lenders; provided, that, if the Revolving Loan A-1 Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Lender’s Revolving Loans A-1 and the denominator of such fraction shall be the aggregate amount of all outstanding Revolving Loans A-1; (c) with respect to matters relating to the Term Loan B Commitments of a Lender (including, without limitation, the making or repayment of Term Loans B), the fraction (expressed as a percentage) obtained by dividing (i) such Lender’s Term Loan B Commitment by (ii) the aggregate Term Loan B Commitments of all Lenders; provided, that, if the Term Loan B Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Lender’s Term Loans B and the denominator of such fraction shall be the aggregate amount of all outstanding Term Loans B; (d) with respect to matters relating to the Term Loan B-1 Commitments of a Lender (including, without limitation, the making or repayment of Term Loans B-1), the fraction (expressed as a percentage) obtained by dividing (i) such Lender’s Term Loan B-1 Commitment by (ii) the aggregate Term Loan B-1 Commitments of all Lenders; provided, that, if the Term Loan B-1 Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Lender’s Term Loans B-1 and the denominator of such fraction shall be the aggregate amount of all outstanding Term Loans B-1; and (e) with respect to all other matters, the fraction (expressed as a percentage) obtained by dividing (i) such Lender’s Commitment by (ii) the aggregate Commitments of all Lenders; provided, that, if the Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Lender’s Loans and interest in the Letter of Credit Obligations and the denominator of such fraction shall be the aggregate amount of all outstanding Loans and Letter of Credit Obligations, in each case as the Commitments may be adjusted from time to time in accordance with the provisions of Section 14.7 hereof.

1.219 “Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.220 “Purchase Documents” shall mean, individually and collectively, the Merger Agreement, together with all material agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that, the term “Purchase Documents” as used herein shall not include any of the Financing Agreements.

1.221 “Qualified Cash” shall mean, as of any date of determination, the amount of cash carried by Borrowers on their balance sheet (a) which is in an investment account maintained at Wells Fargo or any of its Affiliates, subject to Agent’s first priority perfected security interest pursuant to an Investment Property Control Agreement, and such agreement provides that no amounts may be withdrawn or disbursed from such accounts to any Person without the written consent of Agent, (b) with respect to which Agent has received statements of the available balances thereof from the bank or other financial institution at which such account is maintained which confirm such amounts, and (c) which is not pledged or deposited to secure any obligations other than the Obligations.

1.222 “Qualifying IPO” shall mean the issuance by Parent or one or more of the Borrowers of its or their respective common Capital Stock in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

1.223 “Real Property” shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.224 “Real Property Availability” shall mean, at any time, the amount equal to the lesser of (a) fifty (50%) percent multiplied by the fair market value of Eligible Real Property as set forth in the most recent appraisal of such Real Property received by Agent following the date hereof in accordance with the terms hereof or (b) $20,000,000.

1.225 “Reasonable Credit Judgment” shall mean as used in this Agreement with respect to Agent, a determination made in good faith in the exercise of its reasonable business judgment based on how an asset based lender with similar rights providing a credit facility of the type set forth herein would act, in the circumstances then applicable to Borrowers and Guarantors at the time with the information then available to it.

1.226 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

1.227 “Records” shall mean, as to each Borrower and Guarantor, all of such Borrower’s and Guarantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

1.228 “Register” shall have the meaning set forth in Section 14.7 hereof.

1.229 “Registered Loans” shall have the meaning set forth in Section 14.7 hereof.

1.230 “Registered Term Loans B” shall have the meaning set forth in Section 2.5(a) hereof.

1.231 “Registered Term Loans B Note” shall have the meaning set forth in Section 2.5(a) hereof.

1.232 “Registered Term Loans B-1” shall have the meaning set forth in Section 2.5(b) hereof.

1.233 “Registered Term Loans B-1 Note” shall have the meaning set forth in Section 2.5(b) hereof.

1.234 “Related Party Assignment” shall have the meaning set forth in Section 14.7 hereof.

1.235 “Related Party Register” shall have the meaning set forth in Section 14.7 hereof.

1.236 “Renewal Date” shall have the meaning set forth in Section 14.1 hereof.

1.237 “Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the sum of the aggregate Commitments of all Lenders and the outstanding principal amount of the Term Loans B and the Term Loans B-1, or if the Commitments shall have been terminated, Lenders to whom more than fifty (50%) percent of the then outstanding Obligations are owing.

1.238 “Required Revolving Lenders A” shall mean, at any time, those Revolving Loan A Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate Revolving Loan A Commitments of all Revolving Loan A Lenders, or if the Revolving Loan A Commitments have been terminated, Revolving Loan A Lenders to whom more than fifty (50%) percent of the then outstanding Obligations arising from or in connection with the Revolving Loans A are owing.

1.239 “Required Revolving Lenders A-1” shall mean, at any time, those Revolving Loan A-1 Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate Revolving Loan A-1 Commitments of all Revolving Loan A-1 Lenders, or if the Revolving Loan A-1 Commitments have been terminated, Revolving Loan A-1 Lenders to whom more than fifty (50%) percent of the then outstanding Obligations arising from or in connection with the Revolving Loans A-1 are owing.

1.240 “Required Term Lenders B” shall mean, at any time, those Term Loan B Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate Term Loan B Commitments of all Term Loan B Lenders, or if the Term Loan B Commitments have been terminated, Term Loan B Lenders to whom more than fifty (50%) percent of the then outstanding Obligations arising from or in connection with the Term Loans B are owing; provided, that, in the event that there are three (3) or fewer Term Loan B Lenders, then “Required Term Lenders B” shall mean all of such Term Loan B Lenders.

1.241 “Required Term Lenders B-1” shall mean, at any time, those Term Loan B-1 Lenders whose Pro Rata Shares aggregate more than fifty (50%) percent of the aggregate Term Loan B-1 Commitments of all Term Loan B-1 Lenders, or if the Term Loan B-1 Commitments have been terminated, Term Loan B-1 Lenders to whom more than fifty (50%) percent of the then outstanding Obligations arising from or in connection with the Term Loans B-1 are owing; provided, that, in the event that there are two (2) or fewer Term Loan B-1 Lenders, then “Required Term Lenders B-1” shall mean all of such Term Loan B-1 Lenders.

1.242 “Required Super-Majority Revolving Lenders” shall mean, at any time, those Revolving Loan A Lenders and Revolving Loan A-1 Lenders whose Pro Rata Shares aggregate sixty-six and two thirds (66.67%) percent or more of the sum of the aggregate Revolving Loan A Commitments of all Revolving Loan A Lenders and the aggregate Revolving Loan A-1 Commitments of all Revolving Loan A-1 Lenders, or if the Revolving Loan A Commitments or Revolving Loan A-1 Commitments have been terminated, Revolving Loan A Lenders and Revolving Loan A-1 Lenders to whom sixty-six and two thirds (66.67%) percent or more of the then outstanding Obligations arising from or in connection with the Revolving Loans A and the Revolving Loans A-1 are owing.

1.243 “Required Super-Majority Term Lenders B” shall mean, at any time, those Term Loan B Lenders whose Pro Rata Shares aggregate sixty-six and two thirds (66.67%) percent or more of the aggregate Term B Commitments of all Term Loan B Lenders, or if the Term B Commitments have been terminated, Term Loan B Lenders to whom sixty-six and two thirds (66.67%) percent or more of the then outstanding Obligations arising from or in connection with the Term Loans B are owing; provided, that, in the event that there are three (3) or fewer Term Loan B Lenders, then “Required Super-Majority Term Lenders B” shall mean all of such Term Loan B Lenders.

1.244 “Required Super-Majority Term Lenders B-1” shall mean, at any time, those Term Loan B-1 Lenders whose Pro Rata Shares aggregate sixty-six and two thirds (66.67%) percent or more of the aggregate Term B-1 Commitments of all Term Loan B-1 Lenders, or if the Term B-1 Commitments have been terminated, Term Loan B-1 Lenders to whom sixty-six and two thirds (66.67%) percent or more of the then outstanding Obligations arising from or in connection with the Term Loans B-1 are owing; provided, that, in the event that there are two (2) or fewer Term Loan B-1 Lenders, then “Required Super-Majority Term Lenders B-1” shall mean all of such Term Loan B-1 Lenders.

1.245 “Reserves” shall mean:

(a) As of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (i) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (A) the Collateral or any other property which is security for the Obligations, its value or the amount that might be received by Agent and/or Collateral Agent from the sale or other disposition or realization upon such Collateral, or (B) the assets, business or prospects of any Borrower or Guarantor or (C) the security interests and other rights of Collateral Agent, Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), or (ii) to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect, or (iii) to reflect outstanding Letters of Credit as provided in Section 2.2 hereof, or (iv) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default, or (v) to reflect any Reserves contemplated by Section 6.11(f)(i) hereof, or (vi) to reflect the amount by which the outstanding principal amount of the Term Loans B on any date exceeds Borrowing Base B on such date.

(b) Without limiting the generality of the foregoing, Reserves may be established to reflect (i) dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrowers giving rise to Accounts for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent, or (ii) inventory shrinkage, or (iii) in respect of markdowns and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof), or (iv) amounts due or to become due in respect of sales, excise, use and/or withholding taxes at any time during a Direct Remittance Period or after the occurrence of an Event of Default, or (v) any rental payments, service charges or other amounts to become due to lessors of real property to the extent Inventory or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral, provided, that, the Reserves established pursuant to this clause (v) as to retail store locations that are leased shall not generally, except as Agent may otherwise determine in their discretion, exceed at any time the aggregate of amounts payable for the next two (2) months from any such time to the lessors of such retail store locations located in those States where any right of the lessor to Collateral may have priority over the security interest and lien of Agent therein, provided, that, such general practice with respect to the amount of the Reserves pursuant to this clause (v) shall only apply so long as: (A) no Default or Event of Default shall exist or have occurred and be continuing, (B) neither any Guarantor or Borrower nor Agent shall have received notice of any event of default by the lessee under the lease with respect to such location and (C) no Borrower shall have granted to the lessor a security interest or lien upon any assets of such Borrower; or (vi) any rental payments, service charges or other amounts due or to become due to lessors of personal property, or (vii) amounts owing by Borrower to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements, or (viii) an increase in the number of days of the turnover of Inventory or a change in the mix of the Inventory that results in an overall decrease in the value thereof or a deterioration in its nature or quality (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent), or (ix) variances between the perpetual inventory records of Borrowers and the results of the test counts of Inventory conducted by Agent with respect thereto in excess of the percentage acceptable to Agent; or (x) obligations, liabilities or indebtedness (contingent or otherwise) of Borrowers or Guarantors to Agent or any Bank Product Provider arising under or in connection with any Bank Products or as such Bank Product Provider may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of Agent in any Collateral, or (xi) amounts which must be paid by Borrowers or Guarantors as royalties, fees or other charges in respect of licenses or other agreements to use Intellectual Property owned by third parties, or (xii) amounts due or to become due to freight forwarders or customs brokers and for inland freight charges, and any other freight, taxes, duty and other amounts Agent estimates in good faith must be paid in connection with Inventory in transit, or (xiii) the amount of the increase in rent paid by Borrowers in respect of its leasehold interests for the period after the inventory appraisal delivered to Agent prior to the date hereof to the extent such increase in rent is not otherwise included in the estimated liquidation expense calculated by Agent after receipt of an updated inventory appraisal after the date hereof, or (xiv) reductions in the number of repeat prescriptions, the average volume of prescriptions being filled, or the change in the mix of the types of payors with respect to prescription sales, or any other changes to the factors identified in any appraisal that adversely affect the amount that may be recovered by Agent from the sale or other disposition of the Prescription Files, or (xv) any applicable laws that adversely affect the transferability of the Prescription Files (other than limitations as of the date hereof which require the transferee to have a license under applicable State law to operate a pharmacy and sell products subject to a prescription), or (xvi) Pharmacy Inventory that is ninety (90) days or less prior to its expiration date or that is beyond its expiration date or (xvii) amounts owing to Payless in respect of Payless Inventory pursuant to the Payless Agreement (net of the aggregate undrawn face amount of any outstanding Letter of Credit issued for the benefit of Payless, which effectively enables Payless to draw thereunder to pay such amounts and is in form and substance satisfactory to Agent), or (xviii) wages due or to become due to employees of Borrowers and Guarantors employed in the State of Wisconsin in an amount not to exceed $3,000 with respect to each such employee, or (xix) the aggregate amount of Loans which may be used by Borrowers to repay or redeem Indebtedness permitted under Section 9.9(i) hereof, or (xx) at any time a Direct Remittance Event exists, amounts owing to any lottery commission or similar agency or entity or any Governmental Authority involved in the administration or regulation of lotteries. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts, Eligible Credit Card Receivables, Eligible Real Property or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith. To the extent that any Reserve is in respect of amounts payable to third parties, Agent may, at its option, deduct such Reserve from the Maximum Credit at any time that the Maximum Credit is less than the amount of the Borrowing Base.

(c) In addition and not in limitation of the foregoing, Reserves in the following amounts shall be established: (i) for fifty (50%) percent of the aggregate amount of merchandise gift certificates or gift cards, and (ii) for one hundred (100%) percent of the purchase price paid by any customers or other cash deposits in respect of layaway goods, if any.

1.246 “Revolving Loan A Commitment” shall mean, at any time, as to any Lender, the principal amount set forth opposite such Lender’s name on Schedule 1 hereto designated as such Lender’s Revolving Loan A Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Revolving Loan A Lenders) referred to herein as the “Revolving Loan A Commitments”.

1.247 “Revolving Loan A Lenders” shall mean, at any time, Lenders having a Revolving Loan A Commitment or Revolving Loans A owing to it at such time; each sometimes referred to herein individually as a “Revolving Loan A Lender”.

1.248 “Revolving Loan A Limit” shall mean $700,000,000.

1.249 “Revolving Loan A-1 Commitment” shall mean, at any time, as to any Lender, the principal amount set forth opposite such Lender’s name on Schedule 1 hereto designated as such Lender’s Revolving Loan A-1 Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Revolving Loan A-1 Lenders) referred to herein as the “Revolving Loan A-1 Commitments”.

1.250 “Revolving Loan A-1 Lenders” shall mean, at any time, Lenders having a Revolving Loan A-1 Commitment or Revolving Loans A-1 owing to it at such time; each sometimes referred to herein individually as a “Revolving Loan A-1 Lender.

1.251 “Revolving Loan A-1 Limit” shall mean $30,000,000.

1.252 “Revolving Loan Limit” shall mean, at any time, the amount equal to the sum of the Revolving Loan A Limit and the Revolving Loan A-1 Limit.

1.253 “Revolving Loan Priority Collateral” shall mean all Collateral other than Term Loan Priority Collateral.

1.254 “Revolving Loans” shall mean, individually and collectively, each of the Revolving Loans A and the Revolving Loans A-1.

1.255 “Revolving Loans A” shall mean, individually and collectively, each loan made to or for the benefit of a Borrower by or on behalf of any Revolving Loan A Lender or by Agent for the ratable account of any Revolving Loan A Lender, pursuant to the Credit Facility as set forth in Section 2.1(a)(i) hereof.

1.256 “Revolving Loans A-1” shall mean, individually and collectively, each loan made to or for the benefit of a Borrower by or on behalf of any Revolving Loan A-1 Lender or by Agent for the ratable account of any Revolving Loan A-1 Lender, pursuant to the Credit Facility as set forth in Section 2.1(a)(ii) hereof.

1.257 “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

1.258 “Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

1.259 “Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S.

Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, or (c) any other Governmental Authority with jurisdiction over any member of Lender Group or any Borrower or Guarantor or any of their respective Subsidiaries or Affiliates.

1.260 “Secured Parties” shall mean, collectively, (a) Collateral Agent, (b) Agent, (c) Term Loan B Agent, (d) Term Loan B-1 Agent, (e) Issuing Bank, (f) Lenders and (g) Bank Product Providers; provided, that, as to any Bank Product Provider, only to the extent of the Obligations (including any obligations arising under or pursuant to any Bank Products) owing to such Bank Product Provider.

1.261 “SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

1.262 “Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

1.263 “Security Provisions” shall mean the following provisions of the Financing Agreements (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) Section 1(a) of the Third Amended and Restated Guarantee, dated the date hereof, by Borrowers and Guarantors in favor of Agent; (b) Section 2 of the Pledge and Security Agreement, dated the date hereof, by ShopKo Operating in favor of Collateral Agent; (c) Section 2 of the Third Amended and Restated Pledge and Security Agreement, dated the date hereof by ShopKo Operating in favor of Collateral Agent; (d) Section 2 of the Second Amended and Restated Pledge and Security Agreement, dated the date hereof by Pamida Operating in favor of Collateral Agent; (e) Section 2 of the Second Amended and Restated Pledge and Security Agreement, dated the date hereof by Parent in favor of Collateral Agent; (f) Section 2 of the Second Amended and Restated Pledge and Security Agreement, dated the date hereof by ShopKo Holdco in favor of Collateral Agent; (g) Section 2 of the Second Amended and Restated Trademark Collateral Assignment and Security Agreement, dated the date hereof, by Pamida Operating in favor of Agent; (h) Section 2 of the Second Amended and Restated Trademark Collateral Assignment and Security Agreement, dated the date hereof, by ShopKo Operating in favor of Agent; (i) each applicable section of (i) the Mortgage by Pamida Operating in favor of Agent with respect to the Real Property and related assets of such Borrower located in Lake City, Michigan, (ii) the Mortgage by Pamida Operating in favor of Agent with respect to the Real Property and related assets of such Borrower located in Ontonagen, Michigan, and (iii) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by Pamida Operating in favor of Agent with respect to the Real Property and related assets of such Borrower located in Scott City, Kansas, (j) each section of each of the Pamida Operating Subordination Agreement and the Pamida Holdco Subordination Agreement, and (k) such other sections of such other Financing Agreements as Agent may from time to time designate as a Security Provision in a writing delivered by Agent to Administrative Borrower.

1.264 “Senior Notes” shall mean the 9.25% Senior Notes due 2022 issued by ShopKo Operating pursuant to the Indenture.

1.265 “Social Security Act” shall mean the Social Security Act, 92 U.S.C. §1396, et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.266 “Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.267 “Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

1.268 “Specified Third Party Equipment Collateral” shall have the meaning specified therefor in Section 9.8(v) hereof.

1.269 “Spirit” shall mean Spirit Finance Acquisitions, LLC, a Delaware limited liability company and its successors and assigns.

1.270 “Spirit Subordinated Note” shall mean, individually and collectively (a) the Amended and Restated Subordinated Promissory Note, dated as of March 1, 2012, made by Parent (as successor by merger to Pamida Holdco) in favor of Spirit in the original principal amount of $2,022,780.61 and (b) the Subordinated Promissory Note, dated as of March 1, 2012, made by ShopKo Operating in favor of Spirit in the original principal amount of $3,000,000, in each case as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.271 “Spirit Subordinated Note Agreements” shall mean, collectively, the Spirit Subordinated Note and all agreements, documents or instruments at any time executed and/or delivered by Existing Pamida Borrowers and Existing Pamida Guarantors with, to or in favor of Spirit in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.272 “Sponsor” shall mean, individually and collectively, Sun Capital Partners Management IV, LLC, a Delaware limited liability company, Lubert-Adler Partners IV, LP, a Delaware limited partnership, and Elliot Management Corporation, a Delaware corporation.

1.273 “Sponsor Portfolio Company” shall mean any Person that is an Affiliate of Borrowers or Guarantors solely due to the fact that such Person is controlled, directly or indirectly, by Sponsor and which does not otherwise have any managerial control over the business of any Borrower or Guarantor in any capacity.

1.274 “Store Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.275 “Standby Letters of Credit” shall mean all Letters of Credit other than Commercial Letters of Credit.

1.276 “Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

1.277 “Successful Syndication” shall have the meaning set forth in the Syndication Letter.

1.278 “Sun” shall mean Sun Capital Partners Management IV, LLC, a Delaware limited liability company.

1.279 “Swap Obligation” means, with respect to any Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

1.280 “Syndication Letter” shall mean the Syndication Letter, dated December 31, 2011, by and among Parent, WFCF, RBS and MLPF&S.

1.281 “Taxes” shall mean have the meaning set forth in Section 6.5 hereof.

1.282 “Term Loan B Agent” shall mean Wells Fargo Bank, National Association, in its capacity as agent on behalf of Term Loan B Lenders pursuant to the terms hereof and any replacement or successor agent on behalf of Term Loan B Lenders hereunder.

1.283 “Term Loan B Commitment” shall mean, at any time, as to any Lender, the principal amount set forth opposite such Lender’s name on Schedule 1 hereto designated as such Lender’s Term Loan B Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Term Loan B Lenders) referred to herein as the “Term Loan B Commitments”.

1.284 “Term Loans B Equipment Availability” shall mean the lesser of (a) fifty (50%) percent of the forced liquidation value of Eligible Equipment as set forth in the appraisal of such Equipment, dated May, 2015, received by Agent prior to the Amendment No. 7 Effective Date and (b) $10,000,000.

1.285 “Term Loan B Lenders” shall mean, at any time, Lenders having a Term Loan B Commitment or a Term Loan B owing to it at such time; each sometimes referred to herein individually as a “Term Loan B Lender”.

1.286 “Term Loan B Limit” shall mean $72,500,000.

1.287 “Term Loan Priority Collateral” shall mean all Collateral consisting of (a) Equipment, (b) Intellectual Property; provided, that, for purposes of this definition, Intellectual Property shall not include (i) Prescription Files or (ii) Inventory or other goods which contain or otherwise bear any Intellectual Property, (c) general intangibles, payment intangibles, chattel paper, instruments and documents, in each case solely to the extent relating to Equipment or Intellectual Property, (d) books and records, in each case solely to the extent relating to Equipment or Intellectual Property, and (e) products and proceeds of the foregoing, in any form, including insurance proceeds and claims against third parties for loss or damage to or destruction or other involuntary conversion of any of the foregoing.

1.288 “Term Loan Priority Collateral Proceeds Event” shall mean any one or more of the following: (a) the occurrence and continuance of any Event of Default, or (b) the failure of Borrowers to maintain Excess Availability in excess of $110,000,000; provided, that, (i) to the extent that the Term Loan Priority Collateral Proceeds Event has occurred due to clause (b) of this definition, if Excess Availability shall thereafter be equal to or greater than $110,000,000 for at least forty-five (45) consecutive days, the Term Loan Priority Collateral Proceeds Event shall no longer be deemed to exist or be continuing until such time as Excess Availability may again be less than such amount or (c) the closure by Borrowers from and after the date hereof of twelve (12) or more stores (other than “hometown” and “express” stores) or twenty (20) or more “hometown” or “express” stores, in each case, excluding (i) all stores to be closed (not to exceed 15 stores) as part of the Pamida-ShopKo conversion store closings occurring within one (1) year of the date hereof and (ii) all Pamida stand-alone pharmacy stores to be closed within one (1) year of the date hereof.

1.289 “Term Loans B” shall mean, individually and collectively, each loan made to or for the benefit of a Borrower by or on behalf of any Term Loan B Lender or by Term Loan B Agent for the ratable account of any Term Loan B Lender, pursuant to the Credit Facility as set forth in Section 2.1A hereof.

1.290 “Term Loans B Action Default” shall mean any one or more of the following: (a) an Event of Default described in Section 10.1(a)(i), 10.1(f), 10.1(g), 10.1(h), 10.1(o) or 10.1(p) hereof; (b) an Event of Default described in Section 10.1(a)(iii) (to the extent arising as a result of the failure to comply with Section 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 or 9.18 hereof), in each case after giving effect to all applicable cure periods, if any; or (c) an Event of Default described in Section 10.1(e) with respect to a Borrower (but not a Guarantor).

1.291 “Term Loans B Action Notice” shall have the meaning set forth in Section 10.2(f) hereof.

1.292 “Term Loan B-1 Agent” shall mean Spirit Realty L.P., in its capacity as agent on behalf of Term Loan B-1 Lenders pursuant to the terms hereof and any replacement or successor agent on behalf of Term Loan B-1 Lenders hereunder.

1.293 “Term Loan B-1 Commitment” shall mean, at any time, as to any Lender, the principal amount set forth opposite such Lender’s name on Schedule 1 hereto designated as such Lender’s Term Loan B-1 Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively (as to all Term Loan B-1 Lenders) referred to herein as the “Term Loan B-1 Commitments”.

1.294 “Term Loan B-1 Lenders” shall mean, at any time, Lenders having a Term Loan B-1 Commitment or a Term Loan B-1 owing to it at such time; each sometimes referred to herein individually as a “Term Loan B-1 Lender”.

1.295 “Term Loan B-1 Limit” shall mean $35,000,000.

1.296 “Term Loans B-1” shall mean, individually and collectively, each loan made to or for the benefit of a Borrower by or on behalf of any Term Loan B-1 Lender or by Term Loan B-1 Agent for the ratable account of any Term Loan B-1 Lender, pursuant to the Credit Facility as set forth in Section 2.1B hereof.

1.297 “Term Loans B-1 Action Default” shall mean any one or more of the following: (a) an Event of Default described in Section 10.1(a)(i), 10.1(f), 10.1(g), 10.1(h), 10.1(o) or 10.1(p) hereof; (b) an Event of Default described in Section 10.1(a)(iii) (to the extent arising as a result of the failure to comply with Section 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 or 9.18 hereof), in each case after giving effect to all applicable cure periods, if any; or (c) an Event of Default described in Section 10.1(e) with respect to a Borrower (but not a Guarantor).

1.298 “Term Loans B-1 Action Notice” shall have the meaning set forth in Section 10.2(j) hereof.

1.299 “Third Party Payor” shall mean any Person (such as a Fiscal Intermediary, Blue Cross/Blue Shield or a private health insurance company) which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under Medicare, Medicaid or any private insurance contract.

1.300 “Triggering Event” shall mean the occurrence of any one or more of the following: (a) the occurrence and continuance of an Event of Default under Section 10.1(a)(i) hereof; (b) the occurrence and continuance of an Event of Default under Section 10.1(f), 10.1(g) or 10.1(h) hereof; (c) the occurrence of any other Event of Default and the acceleration by Agent of the payment of all or a material portion of the Obligations; or (d) the receipt by Agent of (i) a Term Loans B Action Notice as provided in Section 10.2(f) hereof or (ii) a Term Loans B-1 Action Notice as provided in Section 10.2(j) hereof.

1.301 “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

1.302 “Value” shall mean, as determined by Agent in good faith, with respect to Inventory or Prescription Files, the lower of (a) Cost or (b) market value, provided, that, for purposes of the calculation of Borrowing Base A, Borrowing Base A-1 or Borrowing Base B, (i) the Value of the Inventory or Prescription Files shall not include: (A) the portion of the value of Inventory or Prescription Files equal to the profit earned by any Affiliate (other than any Sponsor Portfolio Company in an arms-length transaction) on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the Cost of the Inventory or Prescription Files shall be computed in the same manner and consistent with the most recent appraisal of the Inventory or Prescription Files received and accepted by Agent prior to the date hereof, if any.

1.303 “Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

1.304 “Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association that is successor by merger to Wachovia Bank, National Association.

1.305 “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 2. CREDIT FACILITIES

2.1 Revolving Loans.

(a) (i) Subject to and upon the terms and conditions contained herein, each Revolving Loan A Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans A to Borrowers from time to time in amounts requested by a Borrower (or Administrative Borrower on behalf of such Borrower) up to the aggregate amount outstanding for all Revolving Loan A Lenders at any time equal to the lesser of (A) Borrowing Base A at such time or (B) the Revolving Loan A Limit at such time.

(ii) Subject to and upon the terms and conditions contained herein, each Revolving Loan A-1 Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans A-1 to Borrowers from time to time in amounts requested by a Borrower (or Administrative Borrower on behalf of such Borrower) up to the aggregate amount outstanding for all Revolving Loan A-1 Lenders at any time equal to the lesser of (A) Borrowing Base A-1 at such time or (B) the Revolving Loan A-1 Limit at such time.

(b) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to Administrative Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that: (i) the number of days of the turnover of the Eligible Inventory for any period has adversely changed or (ii) the liquidation value of the Eligible Inventory, or any class thereof, has decreased, including any decrease attributable to a change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Reserves. Any such reductions to lending formulas by Agent shall apply ratably to the lending formulas set forth in Borrowing Base A, Borrowing Base A-1 and Borrowing Base B.

(c) Except with the consent of all Lenders, (i) the aggregate amount of the Loans and the Letter of Credit Obligations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans A and Letter of Credit Obligations outstanding at any time shall not exceed Borrowing Base A or the Revolving Loan A Limit except as otherwise provided in Section 12.11(a) hereof, (iii) the aggregate principal amount of the Revolving Loans A-1 shall not exceed Borrowing Base A-1 or the Revolving Loan A-1 Limit and (iv) the aggregate principal amount of the Revolving Loans and the Letter of Credit Obligations outstanding at any time based on Eligible Accounts consisting of Other Government Accounts, Medicaid Accounts and/or Medicare Accounts shall not exceed $20,000,000.

(d) In the event that (i) the aggregate amount of the Loans and the Letter of Credit Obligations outstanding at any time exceeds the Maximum Credit, or (ii) except as otherwise provided in Section 12.11(a) hereof, the aggregate principal amount of the Revolving Loans A and Letter of Credit Obligations outstanding at any time exceeds Borrowing Base A or the Revolving Loan A Limit, or (iii) the aggregate principal amount of Revolving Loans A-1 outstanding at any time exceeds Borrowing Base A-1 or the Revolving Loan A-1 Limit, or (iv) the aggregate principal amount of the Revolving Loans and the Letter of Credit Obligations outstanding at any time based on Eligible Accounts consisting of Other Government Accounts, Medicaid Accounts and/or Medicare Accounts exceeds $20,000,000, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

(e) Notwithstanding anything to the contrary contained herein or in any other Financing Agreement, (i) promptly after the receipt by Agent of the month-end calculation of Borrowing Base A-1 pursuant to Section 7.1(a)(iii)(G) or more frequently as Agent may request (but in any event within two Business Days of such receipt or request, as applicable), Borrowers shall request a borrowing of Revolving Loans A-1 in an amount necessary to cause the outstanding principal amount of the Revolving Loans A-1 to equal the lesser of Borrowing Base A-1 and the Revolving Loan A-1 Limit; provided, that, Borrowers shall not be so required to request a borrowing of Revolving Loans A-1 at any time that the outstanding principal amount of the Revolving Loans A-1 are equal to or greater than the lesser of Borrowing Base A-1 and the Revolving Loan A-1 Limit at such time, (ii) Borrowers shall have no right to borrow, and Revolving Loan A Lenders shall not be obligated to make, any Revolving Loans A if the lesser of Borrowing Base A-1 and the Revolving Loan A-1 Limit exceeds the outstanding principal amount of the Revolving Loans A-1 and (iii) subject to Sections 2.1A(b) and (f) hereof, Borrowers and Guarantors shall not, at any time that any Revolving Loans A or Revolving Loans A-1 are outstanding, prepay all or any of the principal amount of any Term Loans B or Term Loans B-1, except the principal amount of Term Loans B may be prepaid with the proceeds of Term Loan Priority Collateral to the extent provided in Section 6.4(c) and (d).

(f) Notwithstanding anything to the contrary contained herein or in any other Financing Agreement, Borrowers and Guarantors shall not, at any time that any Revolving Loans A are outstanding, prepay all or any of the principal amount of any Revolving Loans A-1, except to the extent that the outstanding principal amount of the Revolving Loans A-1 exceeds the lesser of(i) Borrowing Base A-1 and (ii) the Revolving Loan A-1 Limit.

(g) Borrowers and Guarantors hereby acknowledge, confirm and agree that immediately prior to the date hereof, (i) the aggregate outstanding principal amount of the Revolving Loans A (as such term is defined in the Existing ShopKo Loan Agreement) is $131,849,140.01, (ii) the aggregate outstanding principal amount of the Revolving Loans B (as defined in the Existing ShopKo Loan Agreement) is $37,816,121.34, (c) the aggregate outstanding principal amount of the Revolving Loans A (as such term is defined in the Existing Pamida Loan Agreement) is $118,330,821.98 and (d) the aggregate outstanding principal amount of the Revolving Loans B (as such term is defined in the Existing Pamida Loan Agreement) is $13,250,000.

(h) Agent shall not, without the prior written consent of Term Loan B Agent and Term Loan B-1 Agent, reduce or eliminate any Reserve in existence on the Amendment No. 8 Effective Date (except to the extent the basis for such Reserve changes or ceases to exist as determined by Agent in good faith).

2.1A Term Loan B Loans.

(a) Each Borrower hereby acknowledges, confirms and agrees that as of June 19, 2015, the aggregate principal amount outstanding in respect of the Term Loans B is $42,500,000. On the Amendment No. 7 Effective Date, subject to and upon the terms and conditions contained herein, each Term Loan B Lender severally (and not jointly) agrees to make additional Term Loans B to Borrowers (or Administrative Borrower on behalf of Borrowers) in the respective amounts set forth on Annex I hereto. Such Term Loans B, together with the amount outstanding in respect of the Term Loans B immediately prior thereto, shall constitute the Term Loans B, the aggregate outstanding amount of which as of the Amendment No. 7 Effective Date is equal to $72,500,000.

(b) The principal amount of each of the Term Loans B shall be repaid in consecutive quarterly installments (or earlier as provided herein) of principal in the amount of (i) $2,175,000 for each such installment commencing on November 1, 2015 and on the first day of each third calendar month thereafter through August 1, 2017 and (ii) $1,208,938 for each such installment commencing on November 1, 2017 and on the first day of each third calendar month thereafter and the last installment shall be in the amount of the entire unpaid balance of such Term Loans B due upon the termination of this Agreement and the other Financing Agreements.

(c) The Term Loans B are (i) to be repaid, together with interest and other amounts, in accordance with this Agreement and the other Financing Agreements and (ii) secured by all of the Collateral.

(d) Immediately following the making of the additional Term Loans B pursuant to clause (a) above, the Term Loan B Commitment of each Term Loan B Lender shall be reduced to zero. Any amount of the Term Loans B which are repaid may not be reborrowed.

(e) The amended and restatement contained herein, shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations evidenced by or arising under the Financing Agreements, and the liens and security interest securing such Obligations shall not in any manner be impaired, limited, terminated, waived or released.

2.1B Term Loan B-1 Loans.

(a) On the Amendment No. 8 Effective Date, subject to and upon the terms and conditions contained herein, each Term Loan B-1 Lender severally (and not jointly) agrees to make Term Loans B-1 to Borrowers (or Administrative Borrower on behalf of Borrowers) in an amount equal to such Term Loan B-1 Lender’s Pro Rata Share of the Term Loan B-1 Limit.

(b) The principal amount of each of the Term Loans B-1 shall be repaid in consecutive quarterly installments of principal in the amount of (i) $583.625 for each such installment commencing on November 1, 2018 and on the first day of each third calendar month thereafter and the last installment shall be in the amount of the entire unpaid balance of such Term Loans B-1 due upon the termination of this Agreement and the other Financing Agreements.

(c) The Term Loans B-1 are (i) to be repaid, together with interest and other amounts, in accordance with this Agreement and the other Financing Agreements and (ii) secured by all of the Collateral.

(d) Immediately following the making of the Term Loans B-1 pursuant to clause (a) above, the Term Loan B-1 Commitment of each Term Loan B-1 Lender shall be reduced to zero. Any amount of the Term Loans B-1 which are repaid may not be reborrowed.

2.2 Letters of Credit.

(a) Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees to cause Issuing Bank to issue, and Issuing Bank agrees to issue, for the account of such Borrower one or more Letters of Credit, for the ratable risk of each Revolving Loan A Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and Issuing Bank.

(b) The Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall give Agent and Issuing Bank two (2) Business Days’ prior written notice of such Borrower’s request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall not be more than one year from the date of issuance), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower requesting the Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit. The renewal or extension of any Letter of Credit shall, for purposes hereof be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(c) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall have delivered to Issuing Bank at such times and in such manner as Issuing Bank may require, an application, in form and substance satisfactory to Issuing Bank and Agent, for the issuance of the Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to Agent and Issuing Bank, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit, (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations shall not exceed the Letter of Credit Limit, and (iv) the Excess Availability A, prior to giving effect to any Reserves with respect to such Letter of Credit, on the date of the proposed issuance of any Letter of Credit shall be equal to or greater than: (A) if the proposed Letter of Credit is for the purpose of purchasing Eligible Inventory and such Letter of Credit has an expiry date within sixty (60) days of the date of determination (and if such Inventory is or will be in transit from outside the United States of America then it is or will be in transit to a customs broker or freight forwarder who has executed a bailee agreement in favor of Agent in form and substance satisfactory to Agent) and the documents of title with respect thereto are consigned or will be consigned to Agent or Issuing Bank or the requirement set forth in clause (n)(ii)(B) of the definition of the term Eligible Inventory has been satisfied as to such Inventory, at Agent’s option, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base A multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit is for any other purpose or such Letter of Credit does not have an expiry date within sixty (60) days of the date of determination or the documents of title are not consigned to Agent or Issuing Bank in connection with a Letter of Credit for the purpose of purchasing Inventory or the conditions in Section 2.2(c)(iv)(A) with regard to a Letter of Credit for the purpose of purchasing Eligible Inventory have not been satisfied, an amount equal to one hundred (100%) percent of the Letter of Credit Obligations with respect thereto. Effective on the issuance of each Letter of Credit, a Reserve against Borrowing Base A shall be established in the applicable amount set forth in Section 2.2(c)(iv)(A) or Section 2.2(c)(iv)(B) hereof.

(d) Except with the consent of the Required Super-Majority Revolving Lenders, the amount of all outstanding Letter of Credit Obligations shall not at any time exceed the Letter of Credit Limit.

(e) Each Borrower shall immediately reimburse Issuing Bank for any draw under any Letter of Credit issued for the account of such Borrower and pay Issuing Bank the amount of all other charges and fees payable to Issuing Bank in connection with any Letter of Credit issued for the account of such Borrower immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against Issuing Bank or any other Person. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrower for whose account such Letter of Credit was issued to Agent for a Revolving Loan A consisting of a Prime Rate Loan in the amount of such drawing or other amount then due, and shall be made by Agent on behalf of Revolving Loan A Lenders as a Revolving Loan A (or Special Agent Advance, as the case may be). Each Issuing Bank hereby agrees to promptly notify the Agent of each drawing under any Letter of Credit issued by such Issuing Bank and each other amount payable in connection therewith. The date of such Revolving Loan A shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Lender to Issuing Bank and/or related parties in connection with any Letter of Credit shall constitute additional Revolving Loans A to such Borrower pursuant to this Section 2 (or Special Agent Advances as the case may be).

(f) Borrowers and Guarantors shall indemnify and hold Agent, Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by Issuing Bank or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Each Borrower and Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions with respect to or relating to any Letter of Credit, except for the gross negligence or willful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of the Obligations and the termination of this Agreement.

(g) In connection with Inventory purchased pursuant to any Letter of Credit, Borrowers and Guarantors shall, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest that upon Agent’s request, such items are to be delivered to Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s request, to Agent in their original form. Except as otherwise provided herein, Agent shall not exercise such right to request such items so long as no Event of Default shall exist or have occurred and be continuing. Except as Agent may otherwise specify, Borrowers and Guarantors shall designate Issuing Bank as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(h) Each Borrower and Guarantor hereby irrevocably authorizes and directs Issuing Bank to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by Issuing Bank pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Letter of Credit Documents with respect thereto. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or Issuing Bank under or in connection with any Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.

(i) Immediately upon the issuance or amendment of any Letter of Credit, each Revolving Loan A Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Loan A Lender’s Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Issuing Bank therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Loan A Lender’s participation in any Letter of Credit, to the extent that Issuing Bank has not been reimbursed or otherwise paid as required hereunder or under any such Letter of Credit, each such Revolving Loan A Lender shall pay to Issuing Bank its Pro Rata Share of such unreimbursed drawing or other amounts then due to Issuing Bank in connection therewith.

(j) The obligations of Borrowers to pay the Letter of Credit Obligations and the obligations of Revolving Loan A Lenders to make payments to Agent for the account of Issuing Bank with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Revolving Loan A Lender when due, Agent shall be entitled to recover such amount on demand from such Revolving Loan A Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Revolving Loans A that are Prime Rate Loans. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Issuing Bank under any Letter of Credit or make any other payment in connection therewith.

2.3 Bank Products.

Parent or any of its Subsidiaries may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Parent or any of its Subsidiaries that obtains Bank Products shall indemnify and hold each Agent, each Lender and their respective Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. Parent and its Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider.

2.4 Commitments.

The aggregate amount of each Lender’s Pro Rata Share of the Revolving Loans and Letter of Credit Obligations shall not exceed the amount of such Lender’s Revolving Loan A Commitment or Revolving Loan A-1 Commitment (as the case may be), as the same may from time to time be amended in accordance with the provisions hereof.

2.5 Registered Loans.

(a) Agent, on behalf of Borrowers, agrees to record the Term Loans B on the Register referred to in Section 14.7 hereof. Any Term Loans B recorded on the Register (the “Registered Term Loans B”) may not be evidenced by a promissory note other than a Registered Term Loans B Note (as defined below). Upon the registration of such Term Loans B, any promissory note (other than a Registered Term Loans B Note) evidencing the same shall be null and void and shall be returned to Borrowers. Borrowers agree, at the request of Term Loan B Agent, to execute and deliver to Term Loan B Agent a promissory note in registered form reasonably acceptable to Term Loan B Agent to evidence the Term Loans B (that is, containing registered note language) and registered as provided in Section 14.7 hereof (a “Registered Term Loans B Note”), payable to the order of the Term Loan B Agent (for the benefit of the Term Loan B

Lenders) and otherwise duly completed. Once recorded on the Register, the Obligations evidenced by such Registered Term Loans B Note may not be removed from the Register so long as they remain outstanding and a Registered Term Loans B Note may not be exchanged for a promissory note that is not a Registered Term Loans B Note.

(b) Agent, on behalf of Borrowers, agrees to record the Term Loans B-1 on the Register referred to in Section 14.7 hereof. Any Term Loans B-1 recorded on the Register (the “Registered Term Loans B-1”) may not be evidenced by a promissory note other than a Registered Term Loans B-1 Note (as defined below). Upon the registration of such Term Loans B-1, any promissory note (other than a Registered Term Loans B-1 Note) evidencing the same shall be null and void and shall be returned to Borrowers. Borrowers agree, at the request of Term Loan B-1 Agent, to execute and deliver to Term Loan B-1 Agent a promissory note in registered form reasonably acceptable to Term Loan B-1 Agent to evidence the Term Loans B-1 (that is, containing registered note language) and registered as provided in Section 14.7 hereof (a “Registered Term Loans B-1 Note”), payable to the order of the Term Loan B-1 Agent (for the benefit of the Term Loan B-1 Lenders) and otherwise duly completed. Once recorded on the Register, the Obligations evidenced by such Registered Term Loans B-1 Note may not be removed from the Register so long as they remain outstanding and a Registered Term Loans B-1 Note may not be exchanged for a promissory note that is not a Registered Term Loans B-1 Note.

2.6 [Reserved.]

SECTION 3. INTEREST AND FEES

3.1 Interest.

(a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default for so long as the same is continuing or on or after the date of termination hereof shall be payable on demand.

(b) Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than nine (9) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) [Reserved], and (vii) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

(c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Administrative Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans and Term Loans B-1) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the date of any change in such Prime Rate. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2 Fees.

(a) Borrowers shall pay to Agent, for the account of Revolving Loan A Lenders (excluding any Defaulting Lenders) monthly, an unused line fee in an amount equal to the Applicable Unused Line Fee Percentage times the amount by which the Revolving Loan A Limit (as reduced by the unfunded portion of the Revolving Loan A Commitment of each Defaulting Lender, if any) exceeds the Monthly Average Outstanding Revolving Loans A and Letters of Credit during the immediately preceding calendar month, which fee shall be payable on the first day of each month in arrears while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding. Borrowers shall pay to Agent, for the account of Revolving Loan A-1 Lenders (excluding any Defaulting Lenders) monthly, an unused line fee in an amount equal to (i) the Applicable Unused Line Fee Percentage times the amount by which the Revolving Loan A-1 Limit (as reduced by the unfunded portion of the Revolving Loan A-1

Commitment of each Defaulting Lender, if any) exceeds the Monthly Average Outstanding Revolving Loans A-1 during the immediately preceding calendar month, which fee shall be payable on the first day of each month in arrears while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding.

(b) Borrowers shall pay to Agent, for the benefit of Revolving Loan A Lenders, monthly a letter of credit fee at a rate per annum equal to (i) the Applicable Margin for Revolving Loans A which are Eurodollar Rate Loans on the daily outstanding balance of the Standby Letters of Credit during the immediately preceding month (or part thereof) and (ii) the Applicable Margin for Revolving Loans A which are Eurodollar Rate Loans minus one half (0.50%) percent on the daily outstanding balance of the Commercial Letters of Credit during the immediately preceding month (or part thereof), in each case payable in arrears as of the first day of each succeeding month; provided, that, notwithstanding anything to the contrary contained herein, Agent may, and upon the written direction of Required Revolving Lenders A shall, require Borrowers to pay to Agent for the benefit of Revolving Loan A Lenders, such letter of credit fee at a rate equal to two (2.00%) percent per annum on such daily outstanding balance in excess of the rates set forth above: (i) for the period (A) from and after the effective date of termination or non-renewal hereof until such time as all of the Obligations are paid and satisfied in full in immediately available funds and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing and (ii) on the Letters of Credit at any time outstanding in excess of the Letter of Credit Limit (whether or not such excess(es) arise or are issued with or without the knowledge or consent of Agent or any Lender and whether issued before or after an Event of Default). Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. In addition to the letter of credit fees provided above, Borrowers shall pay to Issuing Bank for its own account (without sharing with Lenders) a letter of credit fronting and negotiation fee with respect to each Letter of Credit at the rate per annum of one-eighth (0.125%) percent of the daily outstanding balance of Letters of Credit during the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, and the customary charges from time to time of Issuing Bank with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

(c) Borrowers shall pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

(d) In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Term Loan B Lender’s lost profits as a result thereof, if for any reason any outstanding principal amount of the Term Loans B is repaid or prepaid (other than with respect to payments made pursuant to Sections 2.1A(b) hereof) or purchased pursuant to Section 14.12 hereof (i) prior to January 10, 2019, on the date of any such repayment or prepayment Borrowers shall pay to Agent, for the benefit of the Term Loan B Lenders, a fee equal to two (2%) percent of the principal amount so repaid or prepaid and (ii) on or after to January 10, 2019 and prior to January 10, 2020, on the date of any such repayment or prepayment Borrowers shall pay to Agent, for the benefit of the Term Loan B Lenders, a fee equal to one (1%) percent of the principal amount so repaid or prepaid. Such fee shall be presumed to be the amount of damages sustained by Term Loan B Lenders as a result of such repayment or prepayment and Borrowers and Guarantors agree that it is reasonable under the circumstances. In addition, Agent (for the benefit of the Term Loan B Lenders) shall be entitled to such fee (a) upon any acceleration (whether automatic or otherwise) of the Obligations upon the occurrence of any Event of Default (including, but not limited to, any Event of Default described in Sections 10.1(g) and (h) hereof), whether or not any such Event of Default is caused intentionally by a Borrower or Guarantor and (b) upon the occurrence of any Event of Default described in Sections 10.1(g) and (h) hereof even if Agent and Lenders do not exercise their right to terminate this Agreement, but elect, at their option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. Notwithstanding anything to the contrary contained in Section 3.2(d) above, in the event of the termination of the Commitments by Borrowers prior to January 10, 2020 and the full and final repayment of all of the Obligations (other than unasserted contingent indemnification obligations) and the receipt by Agent of cash collateral all as provided in Section 14.1(a) hereof (or a letter of credit, at Agent’s option, as provided therein) with the proceeds of the sale of all or substantially all of the assets of the Borrowers or the Voting Stock of Parent or of one or more of the Borrowers that would result in a Change of Control under one or more of the clauses of the definition thereof or with the proceeds of a Qualifying IPO, Borrowers shall not be required to pay the fee provided for in Section 3.2(d) above.

(e) In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Term Loan B-1 Lender’s lost profits as a result thereof, if for any reason any outstanding principal amount of the Term Loans B-1 is repaid or prepaid (other than with respect to payments made pursuant to Sections 2.1B(b) hereof) (i) prior to January 10, 2019, on the date of any such repayment or prepayment Borrowers shall pay to Agent, for the benefit of the Term Loan B-1 Lenders, a fee equal to two (2%) percent of the principal amount so repaid or prepaid and (ii) on or after to January 10, 2019 and prior to January 10, 2020, on the date of any such repayment or prepayment Borrowers shall pay to Agent, for the benefit of the Term Loan B-1 Lenders, a fee equal to one (1%) percent of the principal amount so repaid or prepaid. Such fee shall be presumed to be the amount of damages sustained by Term Loan B-1 Lenders as a result of such repayment or prepayment and Borrowers and Guarantors agree that it is reasonable under the circumstances. In addition, Agent (for the benefit of the Term Loan B-1 Lenders) shall be entitled to such fee (a) upon any acceleration (whether automatic or otherwise) of the Obligations upon the occurrence of any Event of Default (including, but not limited to, any Event of Default described in Sections 10.1(g) and (h) hereof), whether or not any such Event of Default is caused intentionally by a Borrower or Guarantor and (b) upon the occurrence of any Event of Default described in Sections 10.1(g) and (h) hereof even if Agent and Lenders do not exercise their right to terminate this Agreement, but elect, at their option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. Notwithstanding anything to the contrary contained in Section 3.2(e) above, in the event of the termination of the Commitments by Borrowers prior to January 10, 2020 and the full and final repayment of all of the Obligations (other than unasserted contingent indemnification obligations) and the receipt by Agent of cash collateral all as provided in Section 14.1(a) hereof (or a letter of credit, at Agent’s option, as provided therein) with the proceeds of the sale of all or substantially all of the assets of the Borrowers or the Voting Stock of Parent or of one or more of the Borrowers that would result in a Change of Control under one or more of the clauses of the definition thereof or with the proceeds of a Qualifying IPO, Borrowers shall not be required to pay the fee provided for in Section 3.2(e) above.

3.3 Changes in Laws and Increased Costs of Revolving Loans.

(a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank, any Lender or Issuing Bank determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank, any Lender or Issuing Bank complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s or Issuing Bank’s capital as a consequence of its obligations hereunder to a level below that which such Lender or Issuing Bank could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s or Issuing Bank’s policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender or Issuing Bank of funding or maintaining the Revolving Loans, the Letters of Credit or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender or Issuing Bank, as the case may be, against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Agent or the applicable Lender and shall be conclusive, absent manifest error. Notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to The Basel III Accord published by The Basel Committee on Banking Supervision, shall in each case be deemed to be a change in law or regulation after the date hereof.

(b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Adjusted Eurodollar

Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Revolving Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Revolving Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Revolving Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d) Borrowers and Guarantors shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

(e) If any Borrower or Guarantor is required to pay additional amounts to any Lender pursuant to Section 3.3(a) that increase the effective lending rate of such Lender with respect to its share of the Revolving Loans under this Agreement to greater than one eighth ( 1⁄8%) percent in excess of the percentage of the effective lending rate of the other Lenders, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office with respect to making Eurodollar Rate Loans so as to eliminate any such additional payment by Borrowers and Guarantors which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender. In the event that any one or more Lenders, pursuant to Section 3.3(a) hereof, incur any increased costs (other than increased costs to the extent such increased costs are not a recurring cost) for which any such Lender demands compensation pursuant to Section 3.3(a) hereof which increases the effective lending rate of such Lender with respect to its share of the Revolving Loans under this Agreement to greater than one eighth ( 1⁄8%) percent in excess of the percentage of the effective lending rate of the other Lenders and such Lender has not mitigated such costs within sixty (60) days after receipt by such Lender from Administrative Borrower of a written notice that such Lender’s effective lending rate has so exceeded the effective lending rate of the other Lenders, then and in any such event, Administrative Borrower may substitute another financial institution which is an Eligible Transferee for such Lender to assume the Commitment of such Lender and to purchase the Loans of such Lender under this Agreement, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans owing to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts in respect of such Lender’s Commitment and share of the Loans (other than any prepayment penalty or other premiums). Upon such purchase such Lender shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Lender would retain hereunder and under the other Financing Agreements upon payment in full of all of the Obligations) and the replacement Lender shall succeed to the rights and benefits, and shall assume the obligations, of such Lender hereunder and thereunder. Agent and Lenders shall cooperate with Administrative Borrower to amend the Financing Agreements to reflect such substitution. In no event may Administrative Borrower replace a Lender that is also Agent or an Issuing Bank.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Amendment and Restatement.

Each of the following is a condition precedent to the effectiveness hereof:

(a) properly completed UCC Financing Statements (and including amendments and assignments with respect thereto, if applicable) in form and number sufficient under the UCC of all jurisdictions that Agent or Collateral Agent may deem necessary or desirable in order to perfect or continue the perfection of Agent’s and Collateral Agent’s liens and instruments shall have been so filed, registered or recorded to the satisfaction of Agent or Collateral Agent;

(b) all requisite corporate or limited liability company action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent in good faith, and Agent shall have received all information and copies of all documents, including records of requisite corporate or limited liability company action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate or articles of incorporation or formation of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate or limited liability company name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation or formation);

(c) no Material Adverse Effect shall have occurred since October 29, 2011;

(d) Agent shall have received reports and other information with respect to the Collateral as Agent may request in good faith, which shall reveal results reasonably satisfactory to Agent;

(e) Agent shall have received (i) the Purchase Documents, in form and substance reasonably satisfactory to Arrangers, duly executed and delivered by the parties thereto, and (ii) evidence, in form and substance reasonably satisfactory to Arrangers, that the Purchase Documents have been duly executed and delivered by and to the appropriate parties thereto, and the Merger Effective Time has occurred prior to or contemporaneously with the effectiveness of this Agreement;

(f) the Excess Closing Availability as determined by Agent, as of the date hereof, shall be not less than $200,000,000 after giving effect to the initial Revolving Loans made or to be made and Letters of Credit issued or to be issued in connection with the initial transactions hereunder;

(g) Agents shall have received, in form and substance reasonably satisfactory to Agents, (i) the projected financial statements of Parent and its Subsidiaries for the period from the date hereof through the fiscal year ending on or about January 31, 2013, which shall be prepared on a monthly basis, and projected financial statements for the fiscal years ending on or about January 31, 2014 and January 31, 2015 which shall be prepared on an annual basis, and (ii) pro forma balance sheet of Parent and its Subsidiaries reflecting the transactions contemplated under the Financing Agreements and the Purchase Documents on the date hereof, together with a certificate, dated the date hereof, of an Authorized Officer of Parent stating that such projected financial statements and pro forma balance sheet were prepared by an Authorized Officer of Parent in good faith (which projected financial statements and pro forma balance sheet are prepared to the best of Parent’s knowledge with respect to information pertaining to Existing Pamida Borrowers and Existing Pamida Guarantors) and are based on assumptions that are believed by Parent to be reasonable at the time such projected financial statements are prepared and at the time such projected financial statements are made available to Agents, it being understood that the projected financial statements are as to future events and are not to be viewed as facts, the projected financial statements are subject to significant uncertainties and contingencies, many of which are beyond Parent’s control, that no assurance can be given that any particular projected financial statements will be realized and that actual results during the period or periods covered by any such projected financial statements may differ significantly from the projected results and such differences may be material;

(h) Agent shall have received a certificate of an Authorized Officer of Parent, in form and substance reasonably satisfactory to Agents, that, immediately after giving effect to the transactions contemplated to occur under this Agreement and the Purchase Documents, (i) each Borrower is and Borrowers and Guarantors (taken as a whole) are Solvent, (ii) each Borrower is and Borrowers and Guarantors (taken as a whole) are able to pay their debts as they mature, (iii) each Borrower has and Borrowers and Guarantors (taken as a whole) have sufficient capital (and not unreasonably small capital) to carry on its or their business and all businesses in which they are about to engage, and (iv) the assets and properties of each Borrower and Borrowers and Guarantors (taken as a whole) at fair valuation (taken on a going concern basis) and at their present saleable value are greater than the Indebtedness of each Borrower and Borrowers and Guarantors (taken as a whole), respectively, including subordinated and contingent liabilities computed at the amount which, to the best of each Borrowers’ and Guarantors’ knowledge, represents an amount which can reasonably be expected to become an actual or matured liability;

(i) Other than as otherwise set forth in the Fee Letter, and subject, in each case to the limitations set forth in Section 9.22, Agents shall have received payment of all fees due and payable on the date hereof and reimbursement of all documented and invoiced costs and expenses incurred by Agents and Arrangers in accordance with this Agreement;

(j) Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that Agent and/or Collateral Agent has a valid perfected first priority (except for security interests and liens expressly permitted by Section 9.8 hereof that have priority by operation of law) security interest in all of the Collateral, subject only to liens expressly permitted hereunder;

(k) Agent shall have received and reviewed lien search results for the jurisdiction of organization of each Borrower and Guarantor, which search results shall be in form and substance reasonably satisfactory to Agent;

(l) Agents shall have received evidence of insurance required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Agents;

(m) Agents shall have received, in form and substance reasonably satisfactory to Agents, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Agent may request;

(n) Agent shall have received an amendment to the Pamida Operating Subordinated Note Agreements and the Pamida Holdco Subordinated Note Agreements, in each case in form and substance reasonably satisfactory to Arrangers, duly executed and delivered by applicable parties thereto, extending the maturity date thereof to a date at least ninety one (91) days after the Renewal Date;

(o) Agent shall have received evidence, in form and substance reasonably satisfactory to Arrangers, that the liabilities evidenced by the Pamida Holdco/ShopKo Operating Subordinated Note have been discharged, forgiven or otherwise eliminated;

(p) a borrowing base certificate in form reasonably acceptable to Agent in all respects shall have been duly executed and delivered to Agent; and

(q) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance reasonably satisfactory to Agent.

4.2 Conditions Precedent to All Revolving Loans and Letters of Credit.

The obligation of Lenders to make the Revolving Loans, including the initial Revolving Loans, or of Issuing Bank to issue any Letter of Credit, including the initial Letters of Credit, is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Revolving Loan or the issuance of such Letter of Credit of each of the following conditions precedent:

(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Revolving Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects on and as of such earlier date);

(b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Revolving Loans or providing the Letters of Credit, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Revolving Loan or providing each such Letter of Credit and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

5.1 Grant of Security Interest.

To secure payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for itself and the benefit of Secured Parties, a continuing security interest in, a lien upon, and a right of set off against, and hereby collaterally assigns to Agent, for itself and the benefit of Secured Parties, as security, and hereby confirms, reaffirms and restates the prior grant thereof to Agent, for itself and Secured Parties, pursuant to the Existing Loan Agreements, all personal property and interests in personal property, of each Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Collateral Agent, Agent or any Lender, collectively, the “Collateral”), including all of each Borrower’s and Guarantor’s right, title and interest in and to the following:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment but excluding fixtures (as such term is defined in the UCC);

(d) all Real Property included in the Borrowing Base and fixtures with respect to such Real Property included in the Borrowing Base;

(e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

(f) all instruments, including, without limitation, all promissory notes;

(g) all documents and all credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts;

(h) all deposit accounts;

(i) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of each Borrower or Guarantor now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of each Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(m) to the extent not otherwise described above, all Receivables;

(n) all Prescription Files and other Records; and

(o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

5.2 Perfection of Security Interests.

(a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, provided, that, (1) upon the sale or other disposition of specific items of Collateral in compliance with Section 9.7 hereof, Agent shall file or cause to be filed, at the expense of Borrowers, UCC partial releases solely with respect to such Collateral and (2) upon the termination of this Agreement and payment and satisfaction of all of the Obligations and the delivery of cash collateral to the extent required by Section 14.1, Agent shall file or cause to be filed, at the expense of Borrowers, UCC termination statements with respect to all of the Collateral (excluding such cash collateral). Upon the request and at the expense of Borrowers, Agent shall furnish Administrative Borrower with copies of all financing statements filed by or on behalf of Agent naming Agent, as secured party, and any Borrower or Guarantor, as debtor.

(b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument with a value in excess of $1,000,000 individually or $1,500,000 in the aggregate after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent’s option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of Wells Fargo Bank, National Association, as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing. Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to (x) Store Accounts, (y) deposit accounts specifically and exclusively used for proceeds of lottery sales, or for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees, and (z) deposit account number 463 605 9586 maintained by ShopKo Operating at Bank of America, N.A. (the “Metabank Gift Card Account”) specifically and exclusively used for proceeds of reloadable prepaid cards sold and related issuance fees or other fees charged to a cardholder at the time of purchase pursuant to a gift card sales agency agreement or other similar agreement; provided, that, at no time shall the aggregate amount in the Metabank Gift Card Account exceed $150,000.

(e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or has any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

(i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

(ii) Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

(f) Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument with a principal or face amount in excess of $2,000,000 individually or $3,000,000 in the aggregate, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing. Such Borrower or Guarantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent in good faith, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g) Borrowers and Guarantors do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims in an amount in excess of $2,000,000 individually or $3,000,000 in the aggregate, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h) Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States of America in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral with a value in excess of $2,000,000 individually or $3,000,000 in the aggregate are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing and such Inventory shall not constitute Eligible Inventory until such time as a Collateral Access

Agreement has been executed and delivered by such person or carrier and the other criteria with respect thereto have been satisfied for becoming Eligible Inventory. Promptly upon Agent’s request, Borrowers and Guarantors shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

(i) Borrowers and Guarantors shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States of America as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

5.3 Special Provisions Regarding Collateral.

Notwithstanding anything to the contrary contained in this Section 5, the types or items of Collateral described in Section 5.1 hereof shall not include (a) any Capital Stock of any Borrower or Guarantor, it being understood that the Collateral shall include such Capital Stock to the extent a lien thereon has been or is hereafter granted to Agent or Collateral Agent other than pursuant to this Section 5, and (b) any rights or interest in any lease, contract, license or license agreement covering personal or real property of any Borrower or Guarantor, so long as under the terms of such lease, contract, license or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, license or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of any Borrower or Guarantor in or to monies due or to become due under, or any proceeds of, any such lease, contract, license or license agreement (including any Receivables).

SECTION 6. COLLECTION AND ADMINISTRATION

6.1 Borrowers’ Loan Accounts.

Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Revolving Loans, Letters of Credit and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2 Statements.

Agent shall render to Administrative Borrower each month a statement setting forth the balance in Borrowers’ loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within forty-five (45) days after the date such statement has been received by Administrative Borrower. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

6.3 Collection of Accounts.

(a) Each Borrower and Guarantor shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 to the Information Certificate and, subject to Section 5.2(d) hereof, such other banks as such Borrower or Guarantor may hereafter select. The banks set forth on Schedule 8.10 to the Information Certificate constitute all of the banks with which Borrowers and Guarantors have deposit account arrangements and merchant payment arrangements as of the date hereof and Schedule 8.10 identifies each of the deposit accounts at such banks that are used solely for receiving store receipts from a retail store location of each Borrower and Guarantor (together with any other deposit accounts at any time established or used by Borrower for receiving such store receipts from any retail store location, collectively, the “Store Accounts” and each individually, a “Store Account”) or otherwise describes the nature of the use of such deposit account by each Borrower and Guarantor.

(b) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of store receipts (other than Medicare Accounts and Medicaid Accounts and nominal amounts retained in registers at the retail stores as cash on hand which nominal amounts shall not exceed $5,000,000 in the aggregate for all retail stores of Borrowers at any time) on each Business Day into the Store Account of such Borrower used solely for such purpose. All such funds deposited into the Store Accounts shall (to the extent such funds are available funds) be sent by wire transfer or other electronic funds transfer by the second Business Day thereafter to the Blocked Accounts as provided in Section 6.3(c) below, except nominal amounts which are required to be maintained in such Store Accounts under the terms of a Borrower’s arrangements with the bank at which such Store Accounts are maintained, which nominal amounts shall not exceed $1,500,000 in the aggregate for all Store Accounts at any time.

(c) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are reasonably acceptable to Agent (the “Blocked Accounts”) into which such Borrower shall promptly either cause all amounts on deposit in the Store Accounts of Borrower to be sent as provided in Section 6.3(b) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, and all other amounts payable to such Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral (but not including payments of Medicare Accounts or Medicaid Accounts). Each Borrower and Guarantor shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank’s customer with respect to any of the Blocked Accounts and promptly upon Agent’s request, each Borrower shall execute and deliver such agreements and documents as Agent may require in connection therewith. Agent shall instruct the depository banks at which the Blocked Account are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as Borrowers may specify in writing to Agent until such time as Agent shall notify the depository bank otherwise. Without limiting any other rights or remedies of Agent or Lenders, Agent shall instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Agent Payment Account at any time on or after a Direct Remittance Event. For purposes hereof, a “Direct Remittance Event” shall exist and be continuing at any time (i) a Default or Event of Default shall exist or have occurred and be continuing or (ii) during any Direct Remittance Period. Upon and after a Direct Remittance Event, Agent shall be authorized to direct all of the depository banks at which Blocked Accounts are maintained to remit by federal funds wire transfer all funds received or deposited into such Blocked Accounts and related deposit accounts to the Agent Payment Account or as Agent may direct. Each Borrower and Guarantor agrees that all payments made to the Blocked Accounts on or after a Direct Remittance Event and all other funds received and collected by Agent at any time, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(d) Each Borrower shall establish and maintain one or more deposit accounts (other than Blocked Accounts) into which such Borrower shall promptly deposit, and shall direct each Fiscal Intermediary or other Third Party Payor in accordance with the applicable Medicare, Medicaid and other applicable Federal regulations to directly remit, all payments in respect of any Medicare Accounts, Medicaid Accounts or Other Government Accounts. Such deposit accounts shall be under the sole control of the applicable Borrower; provided, that, on each Business Day Borrowers shall remit, or authorize, direct and instruct the depository banks at which such separate deposit accounts are maintained to remit, by federal funds wire transfer all funds received or deposited into such deposit accounts (to the extent such funds are available funds) to one of the Blocked Accounts.

(e) Borrowers and Guarantors shall maintain a system satisfactory to Agent to track all proceeds of Payless Inventory and shall pay when due all amounts owing Payless in respect of sales of Payless Inventory (it being acknowledged that the system of Borrowers and Guarantors in place on the date hereof is satisfactory to Agent).

(f) For purposes of calculating the amount of the Revolving Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit a Borrower’s loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit a Borrower’s loan account on such day, and if not, then on the next Business Day.

(g) Each Borrower and Guarantor and their respective employees, agents and Subsidiaries shall, acting as trustee for Agent and/or Collateral Agent, receive, as the property of Agent and/or Collateral Agent, any monies, checks, notes, drafts, credit card sales drafts, credit card sales or charge slips or receipts, all forms of store receipts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and upon receipt thereof in accordance with Section 6.3(a) hereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent, provided, that, on or after a Direct Remittance Event, each Borrower shall promptly upon Agent’s request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. In no event shall such cash, checks, credit card sales drafts, credit card sales or charge slips or receipts, notes, drafts or other payments be commingled with any Borrower’s or Guarantor’s own funds. Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank or other financial institution at which a Blocked Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank, financial institution or other person in connection with such Blocked Account or any amounts received therein or transferred therefrom. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4 Payments.

(a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time; provided, that, the foregoing shall not apply to payments with proceeds of Revolving Loans to a Bank Product Provider for Obligations of such Bank Product Provider. Prior to the occurrence of a Triggering Event, all collections and proceeds of Revolving Loan Priority Collateral shall be applied in the following order:

(i) first, ratably, to the payment of all (A) out-of-pocket costs of Agent, Term Loan B Agent and Term Loan B-1 Agent, (B) fees, expenses and other charges of Agent, Term Loan B Agent and Term Loan B-1 Agent (and any Issuing Bank) payable by Borrowers under the Financing Agreements and (C) indemnities payable by Borrowers under the Financing Agreements then due to Agent, Term Loan B Agent or Term Loan B-1 Agent, as the case may be, in each case, until paid in full;

(ii) second, ratably, to the payment of all (A) out-of pocket costs of Lenders, (B) fees, expenses and other charges of Lenders payable by Borrowers under the Financing Agreements and (C) indemnities payable by Borrowers under the Financing Agreements then due to any Lender, in each case, until paid in full;

(iii) third, ratably, to the payment of all interest due in respect of the Loans and Special Agent Advances (subject to the proviso to Section 12.11(a) hereof), until paid in full;

(iv) fourth, ratably, to pay or prepay Special Agent Advances (subject to the proviso to Section 12.11(a) hereof), until paid in full;

(v) fifth, ratably, to pay or prepay in full principal in respect of the Revolving Loans A and to pay or prepay in full Obligations then due under or pursuant to any Hedging Transactions (but, as to Obligations arising under or pursuant to any Hedging Transactions, only up to the lesser of $10,000,000 or the amount of any then effective Reserve established in respect of such Obligations);

(vi) sixth, ratably, to pay or prepay principal in respect of the Revolving Loans A-1, until paid in full;

(vii) seventh, ratably, to pay or prepay principal in respect of the Term Loans B then due and payable, until paid in full;

(viii) eighth, ratably, to pay or prepay principal in respect of the Term Loans B-1 then due and payable, until paid in full;

(ix) ninth, ratably, to pay or prepay any other Obligations whether or not then due (but not including for this purpose any Obligations arising under or pursuant to any Bank Products), and, at any time an Event of Default exists or has occurred and is continuing, to be held as cash collateral in the amount equal to one hundred five (105%) percent of the Letter of Credit Obligations; and

(x) tenth, ratably, to pay or prepay in full any Obligations to any Bank Product Provider arising under or pursuant to any Bank Products (other than to the extent provided for in Section 6.4(a)(v) above);

provided, that, in each instance set forth in this Section 6.4(a) above, so long as no Triggering Event has occurred and is continuing, this Section 6.4(a) shall not be deemed to apply to any payment by a Borrower specified by such Borrower to be for the payment of specific Obligations then due and payable (or then due and prepayable) under and in accordance with any provision of this Agreement.

(b) Notwithstanding anything to the contrary contained in Section 6.4(a) and the other provisions hereof, on and after the occurrence of a Triggering Event, all collections and proceeds of Revolving Loan Priority Collateral shall be applied in the following order:

(i) first, to the payment of all fees, indemnities or expense reimbursements payable by Borrowers to Agent and Issuing Bank under the Financing Agreements, until paid in full;

(ii) second, to the payment of all fees, indemnities and expense reimbursements payable by Borrowers to Revolving Loan A Lenders under the Financing Agreements, until paid in full;

(iii) third, to the payment in full of interest then due in respect of any Revolving Loans A (including any Special Agent Advances (subject to the proviso to Section 12.11(a) hereof));

(iv) fourth, to the payment or prepayment in full of principal in respect of Special Agent Advances (subject to the proviso to Section 12.11(a) hereof);

(v) fifth, ratably, to the payment or prepayment in full of principal in respect of the Revolving Loans A and to the payment or prepayment in full of Obligations arising under or pursuant to any Hedging Transactions that have been approved in writing by Agent (but, as to Obligations arising under or pursuant to any Hedging Transactions, only up to the lesser of $10,000,000 or the amount of any then effective Reserve established in respect of such Obligations);

(vi) sixth, ratably, to pay or prepay in full any other Obligations whether or not then due (but not including for this purpose any Obligations arising from or in connection with the Revolving Loans A-1, the Term Loans B, the Term Loans B-1 or any Bank Products), and to be held as cash collateral in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations;

(vii) seventh, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Revolving Loan A-1 Lenders under the Financing Agreements, until paid in full;

(viii) eighth, to the payment in full of the interest then due in respect of the Revolving Loans A-1;

(ix) ninth, to the payment or prepayment in full of principal in respect of the Revolving Loans A-1;

(x) tenth, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B Agent under the Financing Agreements, until paid in full;

(xi) eleventh, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B Lenders under the Financing Agreements, until paid in full;

(xii) twelfth, to the payment in full of the interest then due in respect of the Term Loans B;

(xiii) thirteenth, to the payment or prepayment in full of principal in respect of the Term Loans B;

(xiv) fourteenth, ratably, to the payment or prepayment in full of any other Obligations whether or not then due (excluding Obligations owing to any Bank Product arising under or pursuant to any Bank Products);

(xv) fifteenth, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B-1 Agent under the Financing Agreements, until paid in full;

(xvi) sixteenth, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B-1 Lenders under the Financing Agreements, until paid in full;

(xvii) seventeenth, to the payment in full of the interest then due in respect of the Term Loans B-1;

(xviii) eighteenth, to the payment or prepayment in full of principal in respect of the Term Loans B-1; and

(xix) nineteenth, ratably, to pay any Obligations then due to any Bank Product Provider (other than to the extent provided for in Section 6.4(b)(v) above) arising under or pursuant to any Bank Products.

(c) If no Term Loan Priority Collateral Proceeds Event has occurred and is continuing, all proceeds of Term Loan Priority Collateral shall be applied in the following order:

(i) first, ratably, to the payment of all (A) out-of-pocket costs of Agent, Term Loan B Agent and Term Loan B-1 Agent, (B) fees, expenses and other charges of Agent, Term Loan B Agent and Term Loan B-1 Agent (and any Issuing Bank) payable by Borrowers under the Financing Agreements and (C) indemnities payable by Borrowers under the Financing Agreements then due to Agent, Term Loan B Agent or Term Loan B-1 Agent as the case may be, in each case, until paid in full;

(ii) second, ratably, to the payment of all (A) out-of pocket costs of Lenders, (B) fees, expenses and other charges of Lenders payable by Borrowers under the Financing Agreements and (C) indemnities payable by Borrowers under the Financing Agreements then due to any Lender, in each case, until paid in full;

(iii) third, ratably, to the payment of all interest due in respect of the Loans and Special Agent Advances (subject to the proviso to Section 12.11(a) hereof), until paid in full;

(iv) fourth, ratably, to pay or prepay Special Agent Advances (subject to the proviso to Section 12.11(a) hereof), until paid in full;

(v) fifth, ratably, to pay or prepay in full principal in respect of the Revolving Loans A and to pay or prepay in full Obligations then due under or pursuant to any Hedging Transactions (but, as to Obligations arising under or pursuant to any Hedging Transactions, only up to the lesser of $10,000,000 or the amount of any then effective Reserve established in respect of such Obligations);

(vi) sixth, ratably, to pay or prepay principal in respect of the Revolving Loans A-1, until paid in full;

(vii) seventh, ratably, to pay or prepay principal in respect of the Term Loans B then due and payable, until paid in full;

(viii) eighth, ratably, to pay or prepay principal in respect of the Term Loans B-1 then due and payable, until paid in full;

(ix) ninth, ratably, to pay or prepay any other Obligations whether or not then due (but not including for this purpose any Obligations arising under or pursuant to any Bank Products), and, at any time an Event of Default exists or has occurred and is continuing, to be held as cash collateral in the amount equal to one hundred five (105%) percent of the Letter of Credit Obligations; and

(x) tenth, ratably, to pay or prepay in full any Obligations to any Bank Product Provider arising under or pursuant to any Bank Products (other than to the extent provided for in Section 6.4(c)(v) above).

provided, that, in each instance set forth in this Section 6.4(c) above, so long as no Term Loan Priority Collateral Proceeds Event has occurred and is continuing, this Section 6.4(c) shall not be deemed to apply to any payment by a Borrower specified by such Borrower to be for the payment of specific Obligations then due and payable (or then due and prepayable) under and in accordance with any provision of this Agreement.

(d) Notwithstanding anything to the contrary contained in Section 6.4(c) and the other provisions hereof, upon the occurrence and during the continuance of a Term Loan Priority Collateral Proceeds Event, all proceeds of Term Loan Priority Collateral shall be applied in the following order:

(i) first, to the payment of all enforcement and realization expense reimbursements directly related to the Term Loan Priority Collateral and payable by Borrowers to Agent under the Financing Agreements, until paid in full;

(ii) second, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B Agent under the Financing Agreements, until paid in full;

(iii) third, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B Lenders under the Financing Agreements, until paid in full;

(iv) fourth, to the payment in full of the interest then due in respect of the Term Loans B;

(v) fifth, to the payment or prepayment in full of principal in respect of the Term Loans B;

(vi) sixth, to the payment of all fees, indemnities or expense reimbursements payable by Borrowers to Agent and Issuing Bank under the Financing Agreements (other than to the extent provided for in Section 6.4(d)(i) above), until paid in full.

(vii) seventh, to the payment of all fees, indemnities and expense reimbursements payable by Borrowers to Revolving Loan A Lenders under the Financing Agreements, until paid in full;

(viii) eighth, to the payment in full of interest then due in respect of any Revolving Loans A (including any Special Agent Advances);

(ix) ninth, to the payment or prepayment in full of principal in respect of Special Agent Advances (subject to the proviso to Section 12.11(a) hereof);

(x) tenth, ratably, to the payment or prepayment in full of principal in respect of the Revolving Loans A and to the payment or prepayment in full of Obligations then due under or pursuant to any Hedging Transactions (but, as to Obligations arising under or pursuant to any Hedging Transactions, only up to the lesser of $10,000,000 or the amount of any then effective Reserve established in respect of such Obligations);

(xi) eleventh, ratably, to pay or prepay in full any other Obligations whether or not then due (but not including for this purpose any Obligations arising from or in connection with the Revolving Loans A-1, the Term Loans B, the Term Loans B-1 or any Bank Products), and, at any time an Event of Default has occurred and is continuing, to be held as cash collateral in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations;

(xii) twelfth, ratably, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Revolving Loan A-1 Lenders under the Financing Agreements, until paid in full;

(xiii) thirteenth, to the payment in full of the interest then due in respect of the Revolving Loans A-1;

(xiv) fourteenth, to the payment or prepayment in full of principal in respect of the Revolving Loans A-1;

(xv) fifteenth, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B-1 Agent under the Financing Agreements, until paid in full;

(xvi) sixteenth, to the payment of all fees, indemnities, or expense reimbursements payable by Borrowers to Term Loan B-1 Lenders under the Financing Agreements, until paid in full;

(xvii) seventeenth, to the payment in full of the interest then due in respect of the Term Loans B-1;

(xviii) eighteenth, to the payment or prepayment in full of principal in respect of the Term Loans B-1;

(xix) nineteenth, ratably, to the payment or prepayment in full of any other Obligations whether or not then due (excluding Obligations owing to any Bank Product arising under or pursuant to any Bank Products); and

(xx) twentieth, ratably, to pay any Obligations then due to any Bank Product Provider (other than to the extent provided for in clause (ix) above) arising under or pursuant to any Bank Products.

(e) For purposes of this Section 6.4, “paid in full” and “payment in full” means payment of all amounts owing under the Financing Agreements according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any case under the U.S. Bankruptcy Code or any similar statute), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any case under the U.S. Bankruptcy Code or any similar statute, but excluding (i) interest to the extent paid in excess of amounts based on the pre-default rates (but not any other interest) and (ii) fees paid in respect of the waiver of an Event of Default, in each case as to amounts under clause (i) and (ii) only to the extent that such amounts are disallowed in any case under the U.S. Bankruptcy Code or any similar statute.

(f) Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans made to any Borrower, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans made to any Borrower (it being understood that Agent will attempt to honor any written request received from any Borrower to not apply payments to any Eurodollar Rate Loans prior to the expiration of the Interest Period applicable thereto but Agent shall have no liability for its failure to do so), and (ii) to the extent any Borrower uses any proceeds of the Revolving Loans or Letters of Credit to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Revolving Loans and Letters of Credit that were not used for such purposes and second to the Obligations arising from Revolving Loans and Letters of Credit the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

(g) At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations (including any obligations arising under or pursuant to any Bank Products), any Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations (including any obligations arising under or pursuant to any Bank Products) intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such Agent or such Lender. Borrowers and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(g) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations (including any obligations arising under or pursuant to any Bank Products) and the termination of this Agreement.

6.5 Taxes.

(a) Any and all payments by any Borrower or Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income or franchise taxes of any Agent, any Lender or the Collateral Agent by the jurisdiction in which such Person is organized or has its principal lending office or, in the case of any Lender, by the jurisdiction in which its applicable lending office is located (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, “Taxes”). If any Borrower or Guarantor shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other financing agreement to any Agent, any Lender or the Collateral Agent, (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5) such Agent, such Lender or the Collateral Agent shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor shall make such deductions and (iii) such Borrower or Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Borrower and Guarantor agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Financing Agreement (“Other Taxes”). Each Borrower and Guarantor shall deliver to each Agent, each Lender and the Collateral Agent official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) Each Borrower and Guarantor hereby indemnifies and agrees to hold each Agent, each Lender and the Collateral Agent harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 6.5) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(d) (i) Each Lender that is organized under the laws of a jurisdiction outside the United States of America (a “Non US Lender”) agrees that it shall, no later than the date of this Agreement (or, in the case of a Lender which becomes a party hereto pursuant to Section 14.7 hereof after the date of this Agreement, promptly after the date upon which such Lender becomes a party hereto) deliver to Agent (or, in the case of an assignee of a Lender which (A) is an Affiliate of such Lender or an Approved Fund of such Lender and (B) does not deliver an Assignment and Acceptance to Agent pursuant to the last sentence of Section 14.7(b) hereof for recordation pursuant to Section 14.7(d), to the assigning Lender only) two properly completed and duly executed copies of either United States Internal Revenue Service Form W 8BEN, W 8ECl or W 81MY or any subsequent versions thereof or successors thereto, in each case, claiming complete exemption from, or reduced rate of, United States Federal withholding tax and payments of interest hereunder. In addition, in the case of a Non US Lender claiming exemption from United States Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non US Lender hereby represents to Agent and Borrowers that such Non US Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of any Borrower and is not a controlled foreign corporation related to any Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non US Lender agrees that it shall promptly notify Agent in the event any such representation is no longer accurate. Such forms shall be delivered by each Non US Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non US Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Non US Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent or the assigning Lender, as applicable. Notwithstanding any other provision of this Section 6.5, a Non US Lender shall not be required to deliver any form pursuant to this Section 6.5 that such Non US Lender is not legally able to deliver. Upon the Administrative Borrower’s written request, Agent shall deliver to the Administrative Borrower all such forms received by Agent to the date of such written request.

(ii) Each Lender that is organized under the laws of a jurisdiction inside the United States of America (other than any such Lender that is treated as a corporation for U.S. federal income tax purposes) shall deliver to Agent (or, in the case of an assignee of a Lender which (A) is an Affiliate of such Lender or an Approved Fund of such Lender and (B) does not deliver an Assignment and Acceptance to Agent pursuant to Section 14.7(b) hereof for recordation pursuant to Section 14.7(d) hereof, to the assigning Lender only) two properly completed and duly executed copies of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. backup withholding tax. Such forms shall be delivered by each such Lender on or before the date it becomes a party to this Agreement and thereafter within 20 days after receipt of a written request therefor from any Agent. Upon Administrative Borrower’s written request, Agent shall deliver to Administrative Borrower all such forms received by Agent to the date of such written request. Notwithstanding any other provision of this Section 6.5, a Lender described in this Section 6.5 shall not be required to deliver any form pursuant to this Section 6.5 that such Lender is not legally able to deliver.

(e) Borrowers and Guarantors shall not be required to indemnify any Non US Lender, or pay any additional amounts to any Non US Lender, in respect of U.S. Federal withholding tax pursuant to this Agreement or any other Financing Agreement to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non US Lender became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non US Lender designated such New Lending Office with respect to a Revolving Loan; provided, however that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any assignee or transferee of any Lender, or any Lender through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment or transfer to such assignee or transferee, or such Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non US Lender to comply with the provisions of clause (d) above. In addition, Borrowers and Guarantors shall not be required to indemnify or pay any additional amounts in respect of U.S. backup withholding tax to any Lender that is required to comply with Section 6.5 of this Agreement to the extent the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with the provisions of Section 6.5.

(f) Any Agent, any Lender or the Collateral Agent claiming any indemnity payment or additional payment amounts payable pursuant to this Section 6.5 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Agent, such Lender or the Collateral Agent to disclose any information such Agent, such Lender or the Collateral Agent deems confidential and would not, in the sole determination of such Agent, such Lender or the Collateral Agent, as applicable, be otherwise disadvantageous to such Agent, such Lender or the Collateral Agent, as applicable.

(g) The obligations of Borrowers and Guarantors under this Section 6.5 shall survive the termination of this Agreement and the payment of the Obligations.

6.6 Authorization to Make Loans.

Agent, Issuing Bank and Lenders are authorized to make the Loans and provide the Letters of Credit based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Revolving Loans are necessary to satisfy any Obligations. All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested extension of credit is to be made or provided (which day shall be a Business Day) and the amount of the requested Loan or Letter of Credit. Requests received after 1:00 p.m. on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

6.7 Use of Proceeds.

Borrowers shall use the initial proceeds of the Loans and Letters of Credit hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof, (b) subject to Section 9.22, costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Financing Agreements and the Purchase Documents. All other Loans made or Letters of Credit provided to or for the benefit of any Borrower or Guarantor (excluding Parent) pursuant to the provisions hereof shall be used by Borrowers and Guarantors only for general operating, working capital and other proper corporate and limited liability company purposes of Borrowers and Guarantors not otherwise prohibited by the terms hereof. Other than the refinancing of Indebtedness under the Existing Pamida Loan Agreement consummated hereunder, none of the proceeds will be used, directly or indirectly, for the purpose of paying any of the merger consideration payable under the Purchase Documents. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Revolving Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.8 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

(a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent and attorney-in-fact to request and receive Loans and Letters of Credit pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 6.8. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.9 Pro Rata Treatment.

Except to the extent otherwise provided in this Agreement or as otherwise agreed by Lenders: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of the Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.10 Sharing of Payments, Etc.

(a) Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or Guarantor), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b) If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders (or the Revolving Loan A Lenders, Revolving A-1 Lenders, the Term Loan B Lenders or the Term Loan B-1 Lenders, as applicable) shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker’s lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.11 Settlement Procedures.

(a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Revolving Loans.

(b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”). If the summary statement is sent by Agent and received by a Lender prior to 1:00 p.m., then such Lender shall make the settlement transfer described in this Section by no later than 4:00 p.m. on the same Business Day and if received by a Lender after 1:00 p.m., then such Lender shall make the settlement transfer by not later than 4:00 p.m. on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of Credit. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

(c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent’s disbursement of such Revolving Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d) If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to Sections 6.11(a) and 6.11(b) above on any day, but is requiring each Lender to provide Agent with immediately available funds on the date of such Loan as provided in Section 6.11(c) above, Agent may assume that each Lender will make available to Agent such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on written demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s written demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower’s receipt of such notice. The term “Defaulting Lender” shall mean (i) any Lender that has failed to fund any portion of the Loans or participations in Letter of Credit Obligations required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, or has otherwise failed to pay to Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (ii) any Lender that has notified Agent, any Lender, Issuing Bank, or any Borrower or Guarantor in writing that it will not or does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it will not or does not intend to comply with its funding obligations under this Agreement, or (iii) any Lender that becomes the subject of a bankruptcy or insolvency proceeding, or has a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment and which (in each case under clause (iii)) has not obtained all required orders, approvals or consents of any court or other Governmental Authority to continue to fulfill its obligations hereunder, in form and substance satisfactory to Agent. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Until a Defaulting Lender cures its failure to pay all amounts which gave rise to it being a Defaulting Lender and without limiting the generality of the immediately preceding sentence (A) such Defaulting Lender shall not be entitled to any unused line fee pursuant to Section 3.2(a) and (B) the unused line fee shall accrue in favor of the Revolving Loan A Lenders or Revolving Loan A-1 Lenders, as applicable (other than the Defaulting Lenders), and shall be allocated among the Revolving Loan A Lenders or Revolving Loan A-1 Lenders, as applicable (other than the Defaulting Lenders), in accordance with the terms of Section 3.2(a). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements (other than matters expressly provided for in Section 11.3(a)(ii)(A), (B), (D) and (E)), in addition to the consent of the Lenders otherwise required by this Section and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Guarantor of their duties and obligations hereunder.

(e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

(f) Notwithstanding anything to the contrary contained in this Agreement, in the event that there is a Defaulting Lender, if there are any Letters of Credit outstanding, (i) Agent may establish a Reserve in an amount equal to the Pro Rata Share of such Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations then outstanding and (ii) if an Event of Default exists or has occurred and is continuing, Borrowers shall, within one Business Day after the written request of Agent, pay to Agent an amount equal to the Pro Rata Share of such Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations then outstanding to be held by Agent on terms and conditions reasonably satisfactory to Agent as cash collateral for the Obligations. For so long as there is a Defaulting Lender, no Issuing Bank shall be required to issue any Letter of Credit, or increase or extend or otherwise amend any Letter of Credit, if, after giving effect to the issuance, increase or extension of any Letter of Credit, (A) the amount of all outstanding Letter of Credit Obligations exceeds the Pro Rata Shares (calculated as in effect immediately prior to any Lender becoming a Defaulting Lender) of all Revolving Loan A Lenders (excluding any Defaulting Lenders) of the Letter of Credit Limit or (B) the aggregate principal amount of the Revolving Loans A and Letter of Credit Obligations outstanding exceeds the Pro Rata Shares (calculated as in effect immediately prior to any Lender becoming a Defaulting Lender) of all Revolving Loan A Lenders (excluding any Defaulting Lenders) of the Revolving Loan A Limit, unless either Agent has cash collateral from Borrowers in an amount equal to the Pro Rata Share of the Defaulting Lender (calculated as in effect immediately prior to such Lender becoming a Defaulting Lender) of the Letter of Credit Obligations outstanding after giving effect to any such requested Letter of Credit (or increase, extension or other amendment) to be held by Agent on its behalf on terms and conditions reasonably satisfactory to Agent or there are other arrangements reasonably satisfactory to Agent with respect to the participation in Letters of Credit by such Defaulting Lender. Such cash collateral may, subject to the terms and conditions of this Agreement, be funded with the proceeds of a Revolving Loan hereunder and shall be applied first to the Letter of Credit Obligations before application to any other Obligations, notwithstanding anything to the contrary contained in Section 6.4 hereof. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder.

(g) At the request of the Administrative Borrower or Agent, Agent, or an Eligible Transferee reasonably acceptable to Agent and Borrowers, shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to Agent or such Eligible Transferee, all of the Defaulting Lender’s outstanding Loans and Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Transferee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender’s Loans, plus accrued interest and fees, without premium or discount.

6.12 Obligations Several; Independent Nature of Lenders’ Rights.

The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

7.1 Collateral Reporting.

(a) Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), or as soon as possible after the end of each week if an Accelerated Borrowing Base Delivery Period exists (but in any event within three (3) Business Days after the end thereof) (A) inventory reports by department, location and class (including indicating the amounts of Inventory at warehouses and stores) as of the end of such month or week, as applicable, (B) a report of credit card sales during such month or week, as applicable, including the amount of the chargebacks and credits with respect thereto and providing an aging of such sales identifying those outstanding more than five (5) Business Days since the sale date giving rise thereto, and (C) agings of accounts receivable (together with a reconciliation to the aging and general ledger of the prior month or week, as applicable,

(ii) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), or as soon as possible after the end of each week if an Accelerated Borrowing Base Delivery Period exists (but in any event within three (3) Business Days after the end thereof), a borrowing base certificate in form acceptable to Agent in all respects;

(iii) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), or as soon as possible after the end of each week if an Accelerated Borrowing Base Delivery Period, as applicable, exists (but in any event within three (3) Business Days after the end thereof), (A) perpetual inventory reports, (B) inventory reports by location and class (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties) as of the end of such month or week, as applicable, (C) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, fulfillment centers, processors and other third parties from time to time in possession of any Collateral) as of the end of such month or week, as applicable, (D) a detailed breakdown of the calculations of Inventory to be returned to vendors (other than Pharmacy Inventory for which Borrowers shall furnish Agent with reports not less frequently than every four months), (E) an aging report with respect to all outstanding merchandise gift certificates or gift cards, (F) a report setting forth the total amount of any purchase price paid by any customers to Borrowers in respect of layaway goods, if any, (G) a month-end or week-end, as applicable, calculation of

Borrowing Base A, Borrowing Base A-1 and Borrowing Base B reflecting the “Stock Ledger” activity for such month or week, as applicable, (H) a general ledger trial balance, (I) a report summarizing any closed retail store locations and results by class of Inventory of any going-out-of-business sales and identifying the proceeds of any other assets of Borrowers sold in connection with such store closures, (J) reports of sales of Inventory, including gross sales, returns, allowance and net sales, and reports of aggregate Inventory purchases such as an Inventory roll forward (including all costs related thereto, such as freight, duty and taxes) as of the end of such month or week, as applicable and (K) a report of the number of prescriptions filled in the immediately preceding month or week, as applicable, the average dollar amount of such prescriptions during such month or week, as applicable, and the dollar amount of sales of prescriptions during such month or week, as applicable;

(iv) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), in each case certified by an Authorized Officer of Administrative Borrower as true and correct: (A) the addresses of all new retail store locations of Borrowers opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, and (B) a report of any new deposit account established or used by Borrowers with any bank or other financial institution, including the name of the account, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report;

(v) upon Agent’s request, (A) reports of sales for each class of Inventory, (B) reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to any Borrower related to the applicable documentary letter of credit and/or bill of lading number, (C) copies of purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (D) reports by retail store location of sales and operating profits for each such retail store location, (E) copies of marine survey and in bound vessel reports, port of entry summaries for each shipment of Inventory received by any Borrower in the immediately preceding week and copies of all packing slips and invoices related to any of the foregoing and copies of the bills of lading related thereto with respect to Eligible Inventory that is In-Transit Open Account Inventory, (F) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals during such month, (G) reports with respect to Payless Inventory and the proceeds with respect thereto, and (H) reports on proceeds from lottery sales, including the amount of such proceeds deposited into Store Accounts or Blocked Accounts and the amounts owing to any lottery commission or similar agency or entity or any Governmental Authority involved in the administration or regulation of lotteries;

(vi) upon Agent’s request, the monthly statements received by any Borrower or any of its Affiliates from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements;

(vii) such other reports as to the Collateral as Agent shall in good faith request from time to time.

(b) If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2 Accounts Covenants.

(a) Borrowers shall notify Agent promptly of: (i) any claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with such Persons, or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $1,000,000 in any one case or $1,000,000 in the aggregate, and (ii) all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower’s business in accordance with the current practices of such Borrower as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

(b) With respect to each Account: (i) no payments shall be made thereon except payments remitted in accordance with Section 6.4 hereof, (ii) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, and (iii) none of the transactions giving rise thereto will violate in any material respect any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws limiting creditors’ rights generally and by general equitable principles.

(c) Borrowers shall notify Agent promptly of: (i) any notice of a material default by any Borrower under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to any Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to any Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of any Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to any Borrower.

(d) Agent shall have the right, in Agent’s name (at any time or times during which any Event of Default shall exist or have occurred and be continuing) or in the name of a nominee of Agent (at all other times), to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

7.3 Inventory Covenants.

With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower’s or Guarantor’s cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower and Guarantor shall conduct a physical count of the Inventory either through periodic cycle counts or wall to wall counts, so that all Inventory is subject to such counts at least once each year but at any time or times as Agent may request upon the occurrence and during the continuance of an Event of Default, and promptly following such physical inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent in good faith concerning such physical count; (c) except as permitted under Section 9.2 hereof, each Borrower and Guarantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to a Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) Borrowers shall, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely, (i) two (2) times in any consecutive twelve (12) month period at Borrowers’ expense, (ii) in addition to the appraisals delivered pursuant to clause (i) above, one (1) additional time in each consecutive twelve (12) month period at Borrowers’ expense if (A) Excess Availability shall be less than $110,000,000 on any day during such consecutive twelve-month period or (B) since the date hereof, Borrowers shall have closed twelve (12) or more stores (other than “hometown” and “express” stores) or twenty (20) or more “hometown” and “express” stores, in each case, excluding (x) all stores to be closed (not to exceed 15 stores) as part of the Pamida-ShopKo conversion store closings occurring within one (1) year of the date hereof and (y) all Pamida stand-alone pharmacy stores to be closed within one (1) year of the date hereof, (iii) in addition to the appraisals delivered pursuant to clauses (i) and (ii) above, at any time or times as Agent may request at Borrowers’ expense upon the occurrence and during the continuance of an Event of Default and (iv) in addition to the appraisals delivered pursuant to clauses (i), (ii) and (iii) above, at any additional time or times as Agent may request at the expense of Lenders; (e) each Borrower and Guarantor shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) upon Agent’s request, each Borrower shall, at its expense, conduct through RGIS Inventory Specialists, Inc., WIS International, Inc. or another inventory counting service acceptable to Agent, a physical count of the Inventory in form, scope and methodology acceptable to Agent no more than one (1) time in any consecutive twelve (12) month period, but at any time or times as Agent may request at any time an Event of Default exists or has occurred and is continuing or at any time or times as Agent may request in the event of test count variances in excess of the shrinkage reserve established by Borrowers, the results of which shall be reported directly by such inventory counting service to Agent and each Borrower shall promptly deliver confirmation in a form satisfactory to Agent that appropriate adjustments have been made to the inventory records of such Borrower to reconcile the inventory count to such Borrower’ inventory records; (g) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (h) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (i) no Borrower or Guarantor shall sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower or Guarantor to repurchase such Inventory except for the right of return given to retail customers of Borrower in the ordinary course of the business of Borrowers in accordance with the then current return policy of Borrowers; (j) Borrowers and Guarantors shall keep the Inventory in good and marketable condition; (k) no Borrower or Guarantor shall, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Borrowers to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval; and (l) except as disclosed to Agent, no Inventory of Borrowers with an aggregate Cost in excess of $6,500,000 shall be in the possession or control of bailees or other third parties except to the extent that Agent shall have received a Collateral Access Agreement duly executed and delivered by such bailees or other third parties.

7.4 Equipment and Real Property Covenants.

With respect to the Equipment and Real Property: (a) (i) Borrowers shall, deliver or cause to be delivered to Agent written appraisals as to the Eligible Equipment in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely, (A) no more than one (1) time in any consecutive twelve (12) month period at Borrowers’ expense upon Agent’s request, (B) in addition to the appraisals delivered pursuant to clause (A) above, one (1) additional time in each consecutive twelve (12) month period at Borrowers’ expense if (1) Excess Availability shall be less than $110,000,000 on any day during such consecutive twelve-month period, (C) in addition to the appraisals delivered pursuant to clauses (A) and (B) above, at any time or times as Agent may request at Borrowers’ expense upon the occurrence and during the continuance of an Event of Default and (D) in addition to the appraisals delivered pursuant to clauses (A), (B) and (C) above, at any additional time or times as Agent may request at the expense of Lenders, and (ii) Borrowers shall, deliver or cause to be delivered to Agent written appraisals as to the Eligible Real Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely, (A) no more than one (1) time in any consecutive twelve (12) month period at Borrowers’ expense upon Agent’s request, (B) in addition to the appraisals delivered pursuant to clause (A) above, one (1) additional time in each consecutive twelve (12) month period at Borrowers’ expense if (1) Excess Availability shall be less than $110,000,000 on any day during such consecutive twelve-month period, (C) in addition to the appraisals delivered pursuant to clauses (A) and (B) above, at any time or times as Agent may request at Borrowers’ expense upon the occurrence and during the continuance of an Event of Default and (D) in addition to the appraisals delivered pursuant to clauses (A), (B) and (C)

above, at any additional time or times as Agent may request at the expense of Lenders; (b) each Borrower and Guarantor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted) in the ordinary course of business; (c) each Borrower and Guarantor shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of Borrowers and Guarantors and not for personal, family, household or farming use; (e) without limitation upon the rights of Borrower and Guarantor to dispose of Equipment pursuant to Section 9.7(b) hereof, each Borrower and Guarantor shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers or Guarantors in the ordinary course of business; (f) the Equipment is now and shall remain personal property and each Borrower and Guarantor shall not permit any of the Equipment to be or become a part of or affixed to Real Property; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

7.5 Prescription Files Covenants.

With respect to the Prescription Files: (a) each Borrower and Guarantor shall at all times maintain the Prescription Files in a manner consistent with the requirements of Federal, State and local laws and regulations in all material respects, including all Health Care Laws, which files and records related thereto shall be correct and accurate in all material respects; (b) Borrowers and Guarantors shall not remove any Prescription Files from the locations set forth or permitted herein, without the prior written consent of Agent, except for transfers of Prescription Files in the ordinary course of its business (including at the request of customers with respect to such customer’s own Prescription Files) and except to move Prescription Files directly from one location set forth or permitted herein to another such location; (c) Borrowers shall, deliver or cause to be delivered to Agent written appraisals as to the Prescription Files in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely, (i) two (2) times in any consecutive twelve (12) month period at Borrowers’ expense, (ii) in addition to the appraisals delivered pursuant to clause (i) above, one (1) additional time in each consecutive twelve (12) month period at Borrowers’ expense if (A) Excess Availability shall be less than $110,000,000 on any day during such consecutive twelve-month period or (B) since the date hereof, Borrowers shall have closed twelve (12) or more stores (other than “hometown” and “express” stores) or twenty (20) or more “hometown” and “express” stores, in each case, excluding (x) all stores to be closed (not to exceed 15 stores) as part of the Pamida-ShopKo conversion store closings occurring within one (1) year of the date hereof and (y) all Pamida stand-alone pharmacy stores to be closed within one (1) year of the date hereof, (iii) in addition to the appraisals delivered pursuant to clauses (i) and (ii) above, at any time or times as Agent may request at Borrowers’ expense upon the occurrence and during the continuance of an Event of Default and (iv) in addition to the appraisals delivered pursuant to clauses (i), (ii) and (iii) above, at any additional time or times as Agent may request at the expense of Lenders; (d) Borrowers and Guarantors shall use, store and maintain the Prescription Files with all reasonable care and caution and in conformity with applicable laws (including the requirements of the

HIPAA, as amended and all rules, regulations and orders related thereto) in all material respects; (e) there are no limitations or restrictions on the rights of any Borrower or Guarantor to sell, transfer or otherwise assign the Prescription Files to any third party so long as such third party has the licenses required under applicable state law to operate a pharmacy and sell products subject to a prescription; (f) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the use and sale of prescriptions and the maintenance and use of the Prescription Files; and (g) Borrowers and Guarantors shall keep the Prescription Files in good and marketable condition.

7.6 Power of Attorney.

Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s, Guarantor’s or Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower’s or Guarantor’s rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent’s determination made in good faith, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iv) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with a Letter of Credit through U.S. Customs or foreign export control authorities in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.7 Bills of Lading and other Documents of Title.

Upon the request of Agent, each Borrower shall cause all bills of lading and other documents of title relating to goods being purchased by any Borrower which are outside the United States of America and in transit to the premises of any Borrower or the premises of a customs broker in the United States of America to name such Borrower as consignee, unless and until Agent may direct otherwise. At such time as Agent may direct, each Borrower shall cause Agent or such financial institution or other person as Agent may specify to be named as consignee. Without limiting any other rights of Agent hereunder, Agent shall have the right to endorse and negotiate on behalf of, and as attorney-in-fact for, each Borrower any bill of lading with respect to such goods naming Borrower as consignee to Agent. One (1) original of each bill of lading or other document of title shall be delivered to such customs broker as each Borrower may specify, and upon Agent’s request, two (2) extra originals of each such bill of lading shall be delivered to Agent or to such other person as Agent may designate for such purpose. Each Borrower shall obtain a copy (but not the originals) of such bill of lading or other documents from the customs broker. Each Borrower shall cause all bills of lading or other documents of title relating to goods purchased by such Borrower which are outside the United States of America and in transit to the premises of any Borrower or the premises of a customs broker in the United States of America to be issued in a form so as to constitute negotiable documents as such term is defined in the Uniform Commercial Code. To the extent that the terms of this Section have not been satisfied as to any Inventory, such Inventory shall not constitute Eligible Inventory, except as Agent may otherwise agree.

7.8 Right to Cure.

Agent may, at its option, upon prior notice to Administrative Borrower (and so long as Borrowers and Guarantors have not taken such action within five (5) days after such notice, unless Agent determines in good faith that under the circumstances it must act sooner), (a) cure any material default by any Borrower or Guarantor under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to the extent Agent determines in good faith that such action is necessary or appropriate to protect, preserve or enforce the interests of Agent or any Lender, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower’s account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.9 Access to Premises.

From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after reasonable notice to Administrative Borrower, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s and Guarantor’s books and records, including the Records (it being agreed that unless an Event of Default shall exist or have occurred and be continuing, Agent shall not conduct more than two (2) field audits of the Collateral and books and records, including the Records of Borrowers and Guarantors, in any consecutive twelve-month period and in addition, one (1) field audit of the Collateral and books and records if Excess Availability shall be less than $110,000,000 on any day during such consecutive twelve-month period, and in addition one (1) field audit of the Collateral and books and records at the expense of Lenders), and (b) each Borrower and Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and any Lender’s designee may use during normal business hours such of any Borrower’s and Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

Each Borrower and Guarantor hereby represents and warrants to Agent, Lenders and Issuing Bank the following (which shall survive the execution and delivery of this Agreement):

8.1 Existence, Power and Authority.

Each Borrower and Guarantor is a corporation or limited liability company duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or limited liability company and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower’s and Guarantor’s corporate or limited liability company powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate of incorporation or formation, by laws, operating agreement or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound (including, without limitation, the Indenture) and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or

Guarantor, except for security interests and liens expressly permitted by Section 9.8 hereof. This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law limiting creditors’ rights generally and by general equitable principles.

8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

(a) The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

(b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

(c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate (other than goods that are in transit to one of the locations set forth in Schedule 8.2 to the Information Certificate as supplemented by new locations established in accordance with Section 9.2 hereof), subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below, provided, that, Borrowers and Guarantors shall have the right to send Equipment out for repair in the ordinary course of business and consistent with past practices so long as such Equipment is promptly returned upon the completion of such repair to a location set forth on Schedule 8.2 to the Information Certificate (as supplemented by new locations established in accordance with Section 9.2 hereof). The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

8.3 Financial Statements; No Material Adverse Change.

All financial statements relating to Borrowers or Guarantors which have been or may hereafter be delivered by Borrowers or Guarantors to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Borrowers and Guarantors as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since October 29, 2011. The projections that have been delivered to Agent pursuant to Section 4.1(g) hereof or any projections hereafter delivered to Agent have been or will be prepared in good faith based upon assumptions that are believed by Parent to be reasonable at the time such projections are prepared and at the time such projections are made available to any Agent; it being understood that the projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond Parent’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material; provided, that, the projected financial statements and pro forma balance sheet delivered pursuant to Section 4.1(g) hereof are prepared to the best of Parent’s knowledge with respect to information pertaining to Existing Pamida Borrowers and Existing Pamida Guarantors.

8.4 Priority of Liens; Title to Properties.

The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority (except for security interests and liens expressly permitted by Section 9.8 hereof that have priority by operation of law) liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and/or Collateral Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

8.5 Tax Returns.

Except as set forth on Schedule 8.5 to the Information Certificate, each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all federal income and other material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except (a) taxes to the extent (i) the validity thereof is being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP, and (ii) no security interest, lien or other encumbrance has been filed with respect to such taxes (except in respect of any such assessments that could not reasonably be expected to result in liabilities in excess of $1,000,000 in the aggregate at any one time outstanding), and (b) taxes for which a valid and effective extension to file the applicable tax returns has been granted. Adequate provision has been made for the payment of all material accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

8.6 Litigation.

Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against or affecting any Borrower or Guarantor, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower’s or Guarantor’s knowledge threatened, against any Borrower or Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower or Guarantor has or could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Other Agreements and Applicable Laws.

(a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, except where such default or violation would not be reasonably expected to have a Material Adverse Effect. Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, in each case except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect.

(b) Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the “Permits”), except to the extent the failure to so obtain would not reasonably be expected to have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower’s or Guarantor’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

8.8 Environmental Compliance.

(a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, in any manner which at any time violates any applicable Environmental Law or Permit, except for violations which could not reasonably be expected to result in a Material Adverse Effect, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor comply with all Environmental Laws and all Permits, except for such non-compliance which could not be reasonably expected to result in a Material Adverse Effect.

(b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower’s or Guarantor’s knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental Law by any Borrower or

Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which in any case could reasonably be expected to result in a Material Adverse Effect.

(c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which in any case could reasonably be expected to result in a Material Adverse Effect.

(d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law, except where the failure to maintain or have such Permits could not reasonably be expected to result in a Material Adverse Effect, and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

8.9 Employee Benefits.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower’s or Guarantor’s knowledge, nothing has occurred which could reasonably be expected to cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending, or to the best of any Borrower’s or Guarantor’s knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, which could reasonably be expected to result in liability in excess of $9,750,000. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, which could be reasonably expected to subject any Borrower or Guarantor to liability in excess of $9,750,000.

(c) (i) No ERISA Event has occurred and no condition, event or circumstance exists that could be reasonably expected to result in the occurrence of an ERISA Event; (ii) the current value of the assets of each Plan subject to Title IV of ERISA (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan’s liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and no condition, event or circumstance exists that could be reasonably expected to result in, any material liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

8.10 Bank Accounts.

All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2 hereof.

8.11    Intellectual Property.

To the knowledge of Borrowers and Guarantors, each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States of America, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights, other than the scheduled expiration in the ordinary course of business of any license agreement pertaining to licensed Intellectual Property and the expiration of any registered Intellectual Property in accordance with its terms. To the best of any Borrower’s and Guarantor’s knowledge and except as set forth on Schedule 8.11 to the Information Certificate, no material slogan or other advertising device, product, process, method, substance or other material Intellectual Property or goods bearing or using any material Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any patent, trademark, service mark, trade name, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such material Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the material agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license (other than commercially available off-the-shelf software) or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the “License Agreements” and individually, a “License Agreement”). No trademark, service mark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the License Agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

(a) As of the date hereof, each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates (other than any Sponsor Portfolio Company) and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

(b) As of the date hereof, each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its Capital Stock or securities convertible into or exchangeable for such shares.

(c) As of the date hereof, the issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable (except to the extent required by Wisconsin Statutes Section 180.0622(2)), free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

(d) Each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and/or Collateral Agent and the other transaction contemplated hereunder and under the Purchase Documents.

8.13 Labor Disputes.

(a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b) There is (i) no material unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, before the National Labor Relations Board, and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against it, and (ii) no material strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower’s or Guarantor’s knowledge, threatened against any Borrower or Guarantor.

8.14 Restrictions on Subsidiaries.

Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Collateral Agent, Agent or any Lender in the Collateral.

8.15 Material Contracts.

Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

8.16 Credit Card Agreements.

Set forth in Schedule 8.16 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of its Affiliates (other than any Sponsor Portfolio Company), the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by any Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrowers or Guarantors arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom a Borrower has entered into a Credit Card Agreement in accordance with Section 9.13 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower or Guarantor that is a party thereto and to the best of each Borrower’s and Guarantor’s knowledge, the other parties thereto, enforceable in accordance with their respective terms and are in full force and effect. No material default or material event of default, or act, condition or event which after notice or passage of time or both, would constitute a material default or a material event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Each Borrower and Guarantor and the other parties thereto have complied with all of the material terms and conditions of the Credit Card Agreements to the extent necessary for Borrowers and Guarantors to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

8.17 Payable Practices.

Each Borrower and Guarantor has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof (it being understood that the issuance of a letter of credit for the benefit of a vendor shall not, in and of itself, constitute a material change in the historical payable practices).

8.18 HIPAA Compliance.

(a) To the extent that and for so long as any Borrower or Guarantor is a “covered entity” within the meaning of HIPAA, such Borrower or Guarantor is and will be HIPAA Compliant.

(b) For purposes hereof, “HIPAA Compliant’ shall mean that a Borrower or Guarantor (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA (including, without limitation, the privacy and security requirements for individually identifiable health information) on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding as a result of the failure to comply with HIPAA (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that in any case could reasonably be expected to have a Material Adverse Effect.

(c) Schedule 8.18 hereto sets forth a complete list of all “business associate agreements” (as such term is defined in HIPAA) that any Borrower or Guarantor has entered into with any person as of the date hereof.

8.19 Compliance with Health Care Laws.

Without limiting the generality of Sections 8.7 or 8.18 hereof, or any other representation or warranty made herein or in any of the other Financing Agreements:

(a) Each Borrower and Guarantor is in compliance in all material respects with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, no Borrower or Guarantor has received notice by a Governmental Authority of any confirmed violation of Section 1128(B)(b) of the Social Security Act (42 U.S.C. § 1320a-7b(b)).

(b) Each Borrower and Guarantor has maintained in all material respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs as required by the Health Care Laws, and each Borrower and Guarantor has all permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws, except where the failure to maintain or have such permits, licenses, franchises, certificates or approvals could not reasonably be expected to result in a Material Adverse Effect.

(c) Each Borrower and Guarantor who is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Borrower or Guarantor on or before the date hereof which could reasonably be expected to result in a Material Adverse Effect. There currently exist no restrictions, deficiencies, required plans of corrective actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure of any Borrower or Guarantor.

(d) Schedule 8.19 hereto sets forth an accurate, complete and current list of all participation agreements of any Borrower or Guarantor with health maintenance organizations, insurance programs, preferred provider organizations and other Third Party Payors and all such agreements are in full force and effect and no material default exists thereunder.

8.20 Interrelated Businesses.

Other than the Inactive Subsidiaries, Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Certain Borrowers and Guarantors render services to or for the benefit of certain other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of certain others, make loans, advances and provide other financial accommodations to or for the benefit of certain other Borrowers and Guarantors, and provide administrative, marketing, payroll and management services to or for the benefit of the certain Borrowers and Guarantors. Certain Borrowers and Guarantors have the same chief executive office. Borrowers and Guarantors have certain centralized accounting and legal services, and certain common officers and directors.

8.21 Merger.

(a) The Purchase Documents and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all material respects, including the fulfillment (or waiver so long as such waiver is not material and adverse to the interests of Agent or Lenders) of all conditions precedent set forth therein and giving effect to the terms of the Purchase Documents and the assignments executed and delivered by the parties to the Purchase Documents, the Merger has been consummated and the Merger Effective Time has occurred.

(b) As of the Merger Effective Time, all actions and proceedings required (if any) of Borrowers or Guarantor by the Purchase Documents or applicable material law or regulation to consummate the transactions contemplated thereunder have been duly and validly taken and consummated.

(c) As of the Merger Effective Time, no court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the consummation of the transactions described in the Purchase Documents and no governmental or other action or proceeding has been commenced or, to any Borrower’s knowledge, threatened, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Documents.

(d) As of the Merger Effective Time, Pamida Brands Holding, LLC shall have merged with and into the Parent with the Parent as the surviving entity.

(e) As of the Merger Effective Time, ShopKo Holding Company, Inc. shall have filed a Certificate of Conversion with the State of Wisconsin Department of Financial Institutions to convert from a business corporation to a limited liability company to be named “ShopKo Holding Company, LLC” and paid all applicable fees associated therewith.

(f) Immediately prior to the Merger Effective Time, Parent will contribute all of the outstanding Capital Stock of Retained R/E to ShopKo Holding Company, Inc. with the result being that Retained R/E will become a wholly-owned Subsidiary of ShopKo Holding Company, Inc. immediately prior to its conversion into ShopKo Holdco.

(g) Borrowers have delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Purchase Documents and any documents related to the transactions contemplated in subsections (d), (e) and (f) hereof.

8.22 Accuracy and Completeness of Information.

All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. Since October 29, 2011, no event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Agent prior to the date of this Agreement.

8.23 Survival of Warranties; Cumulative.

All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

8.24 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

No Borrower or Guarantor nor or any of their Subsidiaries is in violation of any Sanctions. No Borrower or Guarantor nor any of their Subsidiaries nor, to the knowledge of such Borrower or Guarantor, any director, officer, employee, agent or Affiliate of such Borrower or Guarantor or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each Borrower and Guarantor and their Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Borrower and Guarantor and their Subsidiaries, and to the knowledge of such Borrower or Guarantor or such Subsidiary, each director, officer, employee, agent and Affiliate of each Borrower and Guarantor and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

9.1 Maintenance of Existence.

(a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate or limited liability company existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as permitted in Section 9.7 hereof or where the failure to so maintain could not be reasonably expected to have a Material Adverse Effect.

(b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Administrative Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation or Formation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

(c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

9.2 New Collateral Locations.

Each Borrower and Guarantor may only open any new location within the continental United States of America provided such Borrower or Guarantor (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to create, perfect or protect its interests in the Collateral at such location provided, that, without limiting the obligations of Borrowers and Guarantors under Section 7.1 hereof or as may otherwise be provided herein, Borrowers and Guarantors shall not be required to give such notice or cause to be executed or delivered any Collateral Access Agreement pursuant to this Section 9.2 with respect to any new retail store location established after the date hereof.

9.3 Compliance with Laws, Regulations, Etc.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, all Health Care Laws and the Fair Labor Standards Act of 1938, as amended, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws; provided, that, unless the failure to comply with Environmental Laws could be reasonably expected to have a Material Adverse Effect as determined by Agent in good faith, the failure to comply with Environmental Laws shall not constitute a breach of this Section 9.3(a) so long as each of the following conditions have been satisfied as determined by Agent in good faith: (i) Borrowers or Guarantors are promptly and diligently taking actions in accordance with applicable Environmental Laws to cure and remedy such non-compliance to the extent required by Environmental Laws and adequate reserves have been established on the books of Borrowers or Guarantors with respect thereto; (ii) Borrowers or Guarantors shall promptly notify Agent in writing of such failure to comply; and (iii) the aggregate amounts incurred (or reasonably expected to be incurred) by Borrowers and Guarantors in connection with such non-compliance (whether remediation costs or otherwise) shall not exceed $15,000,000 during any consecutive twelve-month period.

(b) Borrowers and Guarantors shall give written notice to Agent promptly upon any Borrower’s or Guarantor’s receipt of any notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) the occurrence of any event involving the material release, spill or discharge, threatened or actual, of any Hazardous Material by any Borrower or Guarantor or required to be reported to any Governmental Authority under any Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous

Material by any Borrower or Guarantor other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Upon the request of Agent, copies of all material environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Agent. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

(c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is a material violation, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any material violation of or non-compliance with any Environmental Law, Borrowers shall, at Agent’s request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where any material violation or alleged material violation with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to the subject matter of a violation setting forth the results of such tests, a proposed plan for responding to any violation described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such violation, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d) Each Borrower and Guarantor shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns and their respective Affiliates, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans (“Losses”) unless it is determined pursuant to a final non-appealable order of a court of competent jurisdiction that the Losses were the result of acts or omissions constituting gross negligence or willful misconduct of Agent or any Lender (but without limiting the obligations of any Borrower or Guarantor as to any other Indemnitee (other than any officers, directors, agents or employees of the Indemnitee whose gross negligence or willful misconduct resulted in such losses, claims, damages, liabilities, costs or expenses)). All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4 Payment of Taxes and Claims.

Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge when due all material taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes to the extent (a) the validity thereof is being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP, and (b) no security interest, lien or other encumbrance has been filed with respect to such taxes (except in respect of any such assessments that could not reasonably be expected to result in liabilities in excess of $1,000,000 in the aggregate at any one time outstanding).

9.5 Insurance.

Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance (including flood insurance, if applicable) with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Agent to be named as a lender’s loss payee and/or additional insured, as the case may be (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations in accordance with Section 6.4 hereof. Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

9.6 Financial Statements and Other Information.

(a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and Borrower shall notify the auditors and accountants of Borrowers and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following:

(i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited segment financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders’ equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors were in compliance with the covenants set forth in Section 9.18 of this Agreement for such month; provided, that, the filing of a form 10-Q with, and as promulgated by, the Securities and Exchange Commission and in accordance with applicable laws will satisfy the requirements of this clause (a)(i) with respect to the delivery of the financial statements described in this clause (a)(i) for the last month of each fiscal quarter of Borrowers;

(ii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants (which shall not contain a going concern or scope qualification) with respect to the audited consolidated financial statements, which accountants shall be a “big four” or another independent accounting firm selected by Administrative Borrower and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended; provided, that, the filing of a form 10-K with, and as promulgated by, the Securities and Exchange Commission and in accordance with applicable laws will satisfy the requirements of this clause (a)(ii) to deliver the financial statements described in this clause (a)(ii); and

(iii) at such time as available, but in no event later than sixty (60) days after the end of each fiscal year (commencing with the fiscal year of Borrowers ending on or about January 31, 2013), projected consolidated financial statements (including in each case, forecasted balance sheets and statements of income and loss, statements of cash flow, and statements of shareholders’ equity) of Parent and its Subsidiaries for the next fiscal year, all in reasonable detail, and in a format consistent with the projections delivered by Borrowers to Agent prior to the date hereof, together with such supporting information as Agent may reasonably request. Such projected financial statements shall be prepared on a monthly basis for the next succeeding year. Such projections shall be prepared in good faith based upon assumptions that are believed by Parent to be reasonable at the time such projections are prepared and at the time such projections are made available to any Agent; it being understood that such projections are as to future events and are not to be viewed as facts, such projections are subject to significant uncertainties and contingencies, many of which are beyond Parent’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material;

(b) Borrowers and Guarantors shall promptly notify Agent and (solely in the case of clause (vii) below) Term Loan B Agent and Term Loan B-1 Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $4,000,000 or which if adversely determined could reasonably be expected to result in a Material Adverse Effect, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $4,000,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, (vi) the occurrence of any Default or Event of Default, and (vii) the sale or other disposition of any Term Loan Priority Collateral during the continuance of a Term Loan Priority Collateral Proceeds Event.

(c) Promptly after the sending or filing thereof, Borrowers shall send to Agent copies of (i) all reports which Parent or any of its Subsidiaries sends to its security holders generally, (ii) all reports and registration statements which Parent or any of its Subsidiaries files with the Securities Exchange Commission, any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (iii) all press releases and (iv) all other statements concerning material changes or developments in the business of a Borrower or Guarantor made available by any Borrower or Guarantor to the public.

(d) Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Agent may, from time to time, reasonably request. All projections shall be prepared in good faith based upon assumptions that are believed by Parent to be reasonable at the time such projections are prepared and at the time such projections are made available to any Agent; it being understood that such projections are as to future events and are not to be viewed as facts, such projections are subject to significant uncertainties and contingencies, many of which are beyond Parent’s control, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant, subject to Section 14.5 hereof. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

(e) Borrowers and Guarantors will cooperate with Agent in connection with the publication of certain materials and/or information provided by or on behalf of Borrowers and

Guarantors to Agent and Lenders (collectively, “Information Materials”) pursuant to this Section 9.6; provided, that, such materials and/or information shall be deemed to be “Private Information” unless specified and designated by Borrowers and Guarantors as being either available to the public or not material with respect to Borrowers and Guarantors and their respective subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, in which case, such materials and/or information shall be deemed to be “Public Information”.

9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc.

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

(a) except for mergers or consolidations necessary to consummate a Permitted Acquisition (for which the conditions set forth in clauses (i), (ii), (iii), (iv), (vii) and (x) of the proviso below shall not be applicable), merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any wholly-owned Subsidiary of Parent may merge with and into or consolidate with any other wholly-owned Subsidiary of Parent; provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (i) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations (including any obligations arising under or pursuant to any Bank Products) and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith, (vi) if the merger or consolidation involves a Borrower, such Borrower shall be the surviving entity, (vii) such merger or consolidation shall not cause or result in the breach of, or a default under, any law, order or decree of any court or other Governmental Authority or any material document, instrument or agreement to which any Borrower or Guarantor is a party or by which any of its property is bound, (viii) effective upon such merger or consolidation, all of the assets and properties of the Subsidiaries involved in such merger or consolidation shall be duly and validly transferred and assigned to a Borrower in the case of any merger or consolidation involving Borrower, or otherwise to the surviving entity, free and clear of any liens, restrictions or encumbrances other than the security interests and liens of Agent or other security interests expressly permitted hereunder (and Agent shall have received such evidence thereof as Agent may require), (ix) to the extent the assets transferred are of a Guarantor or another Subsidiary, the surviving entity shall acquire such assets subject to the security interests and liens of Agent which shall continue in full force and effect as to the assets transferred and upon Agent’s request, Borrowers, Guarantors or Subsidiaries shall acknowledge the same in writing pursuant to an agreement in form and substance satisfactory to Agent and shall execute and deliver to Agent such agreements, documents and instruments as Agent may require (including guarantees, security agreements and UCC financing statements), (x) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such merger or consolidation or otherwise become liable in respect of any obligation or liabilities of the Person with whom it is merging or consolidating, unless such Indebtedness is expressly permitted hereunder and such obligations and liabilities are not prohibited under this Agreement or any of the other Financing Agreements, and (xi) each Guarantor shall ratify and confirm that its guarantees of the Obligations shall apply to the Obligations as assumed by such surviving entity;

(b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:

(i) sales of Inventory in the ordinary course of business,

(ii) the sale or other disposition (other than in connection with the closing or sale of a retail store location) of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $10,000,000 for all such Equipment disposed of in any fiscal year of Borrowers, and

(iii) the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) except for any such issuance and sale in connection with a Permitted Acquisition, Agent shall have received not less than ten (10) Business Days’ prior written notice of such issuance and sale by such Borrower or Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Revolving Loans or Letters of Credit or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers and Guarantors with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Required Lenders may otherwise agree in writing, except for any such issuance and sale in connection with a Permitted Acquisition, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in accordance with Section 6.4 hereof and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

(iv)    the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

(v)    sales or other dispositions by Borrowers of assets in connection with any closing or sale of a retail store consisting of fee or leasehold interests in the real estate for such store, the Equipment, trade fixtures and Inventory located in such store and the books and records related exclusively and directly to the operations of such store; provided, that, as to each and all such sales or other dispositions and after giving effect thereto:

(A)    in the case of assets which consist of Equipment, trade fixtures and Inventory located at such premises and the books and records relating exclusively and directly to the operations of such store (1) Agent shall have received not less than ten (10) Business Days prior written notice of such sale or other disposition, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request, (2) such sale or other disposition shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, and, if with an Affiliate, shall be upon terms no less favorable to Borrowers than Borrowers would obtain in a comparable arms-length transaction with an unaffiliated person, (3) as of the date of any such store closing or sale and after giving effect thereto, the number of retail stores closed or sold by Borrowers during the term of this Agreement (excluding (x) all stores, not to exceed 15 stores, to be closed as part of the Pamida-ShopKo conversion store closings occurring within one (1) year of the date hereof and (y) all Pamida stand-alone pharmacy stores to be closed within one (1) year of the date hereof) minus the number of retail stores opened by Borrowers during the term of this Agreement shall not exceed sixty (60), (4) any such sale or disposition of Inventory shall have been conducted pursuant to arrangements with a third party liquidator, which arrangements and such liquidator shall be acceptable to Agent, unless (x) twenty-five (25) or fewer retail store locations (excluding (x) all stores, not to exceed 15 stores, to be closed as part of the ShopKo-Pamida conversion store closings occurring within one (1) year of the date hereof and (y) all Pamida stand-alone pharmacy stores to be closed within one (1) year of the date hereof) of Borrowers are closed or sold during any period of twelve consecutive months, or (y) any retail store location is closed or sold and the Inventory at such location is promptly moved to an existing or recently opened retail store location of Borrowers in the same general vicinity as the closed or sold retail store location, (5) Agent shall have received such collateral reports as it may request, prepared on a pro forma basis after giving effect to such sale or disposition of Inventory, (6) any and all Net Cash Proceeds payable or delivered to Borrowers in respect of such sale or other disposition shall be promptly paid or delivered, or caused to be paid or delivered, to Agent for application to the Obligations in accordance with Section 6.4 hereof and (7) no such sale or disposition shall contravene the terms of the Indenture or any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound and Borrowers and Guarantors shall have obtained all consents and approvals to such sale or disposition as may be required which shall be in full force and the release of all security interests, mortgages or liens with respect to such interest in real estate to be sold or disposed of, including the release of security interests, mortgages and liens of Indenture Trustee (if any);

(B)    in the case of sales or other dispositions by Borrowers of their right, title and interest in and to any fee or leasehold interest in real estate: (1) as of the date of any such sale or disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, except as Agent may otherwise agree, (2) any such sale or disposition shall be on commercially reasonable prices and terms in a bona fide arms-length transaction with a Person that is not an Affiliate of any Borrower or Guarantor, except for Lubert in which case such sale or disposition shall be upon terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arms-length transaction with an unaffiliated Person, (3) Borrowers and Guarantors shall promptly apply all Net Cash Proceeds payable or deliverable to any Borrower or Guarantor in respect of such sale or disposition to the Obligations in accordance with Section 6.4 hereof, (4) no such sale or disposition shall contravene the terms of the Indenture or any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound and Borrowers and Guarantors shall have obtained all consents and approvals to such sale or disposition as may be required that shall be in full force and effect and the release of all security interests, mortgages and liens with respect to the real estate to be sold or disposed of, including the release of security interests, mortgages and liens of Indenture Trustee (if any), (5) none of the real estate so sold or disposed of shall be leased back by any Borrower or Guarantor at any time, except that nothing in this clause (B) shall restrict or otherwise limit Borrowers or Guarantors from consummating sale-leaseback transactions in accordance with Section 9.7(b)(ix) hereof, (6) Agent shall have received not less than five (5) Business Days prior written notice of such sale or disposition, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or disposition, the real estate to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may reasonably request, and (7) in the case of any sale or other disposition of any Real Property included in the Borrowing Base, Borrowers and Guarantors shall promptly apply all Net Cash Proceeds payable or deliverable to any Borrower or Guarantor in respect of any such sale or disposition to the Obligations in accordance with Section 6.4 hereof (and, in any event, the Net Cash Proceeds payable to Borrowers and Guarantors on the closing date of such sale or disposition shall not be less than fifty (50%) percent of the fair market value of such Real Property);

(vi)    the sale-leaseback by Borrowers and Guarantors of owned motor vehicles; provided, that, as to any such sale, each of the following conditions is satisfied: (A) as of the date of any such sale or other disposition, and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, except as Agent may otherwise agree, (B) any such sale shall be on commercially reasonable prices and terms in a bona fide arms-length transaction with a Person that is not an Affiliate of any Borrower or Guarantor, (C) such Borrower or Guarantor shall promptly apply all Net Cash Proceeds payable or deliverable to such Borrower or Guarantor in respect of such sale to the Obligations in accordance with Section 6.4 of this Agreement and (D) the fair market value of all motor vehicles sold pursuant to this Section shall not exceed $5,000,000 in the aggregate;

(vii)    any transfer which is an investment to the extent such investment is permitted by Section 9.10 hereof;

(viii)     the sale or other disposition by a Borrower or Guarantor of Real Property which is not included in the Borrowing Base; provided, that, as to any such sale or other disposition, each of the following conditions is satisfied: (A) as of the date of any such sale or disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, except as Agent may otherwise agree, (B) any such sale or disposition shall be on commercially reasonable prices and terms in a bona fide arms-length transaction and, if with an Affiliate of any Borrower or Guarantor, such sale or disposition shall be upon terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arms-length transaction with an unaffiliated Person, (C) Borrowers and Guarantors shall promptly apply all Net Cash Proceeds payable or deliverable to any Borrower or Guarantor in respect of such sale or disposition to the Obligations in accordance with Section 6.4 hereof, and (D) no such sale or disposition shall contravene the terms of the Indenture or any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound and Borrowers and Guarantors shall have obtained all consents and approvals to such sale or disposition as may be required which shall be in full force and effect and the release of all security interests, mortgages and liens with respect to the Real Property to be sold or disposed of, including the release of security interests, mortgages and liens of Indenture Trustee (if any);

(ix)    the sale by any Borrower of any Real Property in connection with a sale-leaseback transaction, provided, that: as to any such sale, each of the following conditions is satisfied: (A) such Borrower shall, contemporaneously with the closing of the sale of any such Real Property, leaseback such Real Property on terms and pursuant to documentation reasonably satisfactory to Agents, (B) Agents shall have received true, correct and complete copies of all agreements, documents and instruments related to the sale and the leaseback of any such Real Property, which shall be in form and substance reasonably satisfactory to Agents, (C) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, except as Agent may otherwise agree, (D) Borrowers and Guarantors shall promptly apply all Net Cash Proceeds payable or deliverable to any Borrower or Guarantor in respect of any such sale to the Obligations in accordance with Section 6.4 hereof, (E) any such sale does not contravene the Indenture or any other agreement to which any Borrower or Guarantor is a party or by which it or its assets are bound, (F) any such sale and sale-leaseback shall be on commercially reasonable prices and terms in a bona fide arms-length transaction with a Person that is not an Affiliate of any Borrower or Guarantor, except for Lubert in which case such sale and sale-leaseback shall be upon fair and reasonable terms no less favorable to Borrowers and Guarantors that they would obtain in a comparable arms-length transaction with an unaffiliated person, (G) except as Agent may otherwise determine, Agent shall have received a Collateral Access Agreement, in form and substance reasonably satisfactory to Agent, duly executed and delivered by the purchaser and owner of any such Real Property, (H) Agents shall have received not less than five (5) Business Days’ prior written notice of any such sale and sale-leaseback and (I) in the case of any sale-leaseback of any Real Property included in the Borrowing Base, Borrowers and Guarantors shall promptly apply all Net Cash Proceeds payable or deliverable to any Borrower or Guarantor in respect of any such sale-leaseback to the Obligations in accordance with Section 6.4 hereof (and, in any event, the Net Cash Proceeds payable to Borrowers and Guarantors on the closing date of such sale-leaseback shall not be less than fifty (50%) percent of the fair market value of such Real Property),

(x)    the sale or disposition by any Borrower or Guarantor of Prescription Files; provided, that, as to any such sale or disposition, each of the following conditions is satisfied: (A) as of the date of any such sale or disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (B) the Net Cash Proceeds received by Borrowers and Guarantors in respect of any sale or disposition of any Prescription Files on the closing date of such sale or disposition shall not be less than the appraised value of such Prescription Files as set forth in the most recent appraisal delivered to Agent in accordance with Section 7.5(c) hereof except as agreed by Agent in writing, (C) the aggregate appraised value of all Prescription Files sold or disposed of pursuant to this Section 9.7(b)(x) as set forth in the most recent appraisal delivered to Agent in accordance with Section 7.5(c) hereof shall not exceed “$5,000,000 during any fiscal year of Borrowers and Guarantors ending on or prior to February 7, 2013 and $15,000,000 during any fiscal year of Borrowers and Guarantors ending thereafter, and (D) Borrowers and Guarantors shall promptly apply all Net Cash Proceeds payable or deliverable to any Borrower or Guarantor in respect of such sale or disposition to the Obligations in accordance with Section 6.4 hereof;

(c) wind up, liquidate or dissolve except that any Guarantor (excluding Parent) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Guarantor shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other material agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor shall be duly and validly transferred and assigned to a Borrower or Guarantor, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets of such Guarantor to a Borrower, (iv) Agent shall have received all documents and agreements that any Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days (or, solely in the case of any Inactive Subsidiary, two (2) Business Days) prior written notice of the intention of such Guarantor to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred; or

(d) agree to do any of the foregoing (unless such agreement has been consented to in writing by Agent, or includes as a condition to the effectiveness of such agreement that Agent’s consent thereto shall be obtained or that as of the consummation of the transactions contemplated thereby all of the Obligations shall be fully and finally paid and satisfied and this Agreement shall be terminated in accordance with the terms hereof).

9.8    Encumbrances.

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:

(a) the security interests and liens of Agent or Collateral Agent, as the case may be, for itself and the benefit of the Secured Parties;

(b) liens securing the payment of taxes, assessments or other governmental charges or levies either (i) not yet overdue (or if overdue, then do not exceed $1,000,000 at any time outstanding and are not overdue by more than seventy-five (75) days but only so long as the holder or beneficiary of such lien does not have any right to take any action with respect to the assets subject to such lien) or (ii) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books and Agent may establish a Reserve with respect to any of the foregoing;

(c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower’s, Guarantor’s or Subsidiary’s business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(e) purchase money security interests in Equipment (including Capital Leases) to secure Indebtedness permitted under Section 9.9(b) hereof;

(f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

(g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived or subordinated in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent in good faith;

(h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;

(i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

(j) liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrowers in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrowers to the Credit Card Issuers or Credit Card Processors arising as a result of fees and chargebacks;

(k) statutory or common law liens or rights of setoff of depository banks with respect to funds of Borrower at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by Borrowers at such banks (but not any other Indebtedness or obligations);

(l) deposits of cash with the owner or lessor of premises leased and operated by Borrowers (exclusive of Affiliates of Borrowers) in the ordinary course of the business of Borrowers to secure the performance by Borrowers of their respective obligations under the terms of the lease for such premises;

(m) pledges and deposits of cash after the date hereof to secure obligations under appeal bonds or as otherwise required in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law and letters of credit) or any other instruments serving a similar purpose; provided, that, (i) as of the date of the pledge and deposit of such cash, and after giving effect thereto, the aggregate amount of the Excess Availability shall be not less than $73,000,000, (ii) the aggregate amount that is pledged and deposited after the date hereof pursuant to this Section 9.8(m) shall not exceed $15,000,000 at any time outstanding, and (iii) any judgment in connection with which such appeal bond or other instruments are required shall not constitute an Event of Default;

(n) liens, pledges and encumbrances with respect to any Real Property granted to a public utility or any Governmental Authority when required by such utility or Governmental authority in connection with the operation of the business or other ownership or the assets of the

Person, which do not (whether by interference in any material respect with the use of such Real Property or with the ordinary conduct of the business of Borrowers, Guarantors or Subsidiaries as presently conducted thereon) materially impair the value of the Real Property which may be subject thereto;

(o) the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Person with such Governmental Authority, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(p) liens granted by (i) Existing Pamida Borrowers and Existing Pamida Guarantors (other than Pamida Holdco) in favor of ShopKo Finance as successor in interest to Parent (as successor by merger to Pamida Holdco) to secure the Indebtedness permitted under Section 9.9(o); provided, that, such liens are and shall be, in all respects, subject and subordinate to the liens of Agent and Collateral Agent to the full extent of the Obligations as set forth in the Pamida Operating Subordination Agreement and (ii) Borrowers and Guarantors in favor of Sun Retail Finance Holdings, LLC, in its capacity as collateral agent to secure the Indebtedness permitted under Section 9.9(p); provided, that, such liens are and shall be, in all respects, subject and subordinate to the liens of Agent and Collateral Agent to the full extent of the Obligations as set forth in the Pamida Holdco Subordination Agreement;

(q) liens in favor of an insurance company or finance company to secure Indebtedness of Borrowers and Guarantors permitted under Section 9.9(j) hereof to finance their insurance premiums on the insurance policies maintained by Borrowers and Guarantors, provided, that, (i) such liens shall only encumber the cash surrender value of such insurance and (ii) such liens shall not in any manner affect the ability of Agent to obtain or receive payment of proceeds of insurance with respect to any of the Collateral;

(r) the security interests and liens not otherwise permitted under this Section 9.8 and set forth on Schedule 8.4 to the Information Certificate;

(s) liens on assets of the Borrowers and Guarantors securing the Indebtedness permitted by Section 9.9(l); provided, that, such liens are silent liens and are subject and subordinate to the liens of Agent pursuant to an intercreditor agreement in form and substance satisfactory to Administrative Borrower and Agents;

(t) liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; and

(u) [Reserved].

9.9 Indebtedness.

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

(a) the Obligations (including any obligations arising under or pursuant to any Bank Products);

(b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) not to exceed $60,000,000 (or, if the Payment Conditions are satisfied as of the date of the incurrence of such Indebtedness and after giving effect thereto, $100,000,000) in the aggregate at any time outstanding (including Capital Leases) so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be; provided, that, the aggregate amount of such Indebtedness (including Capital Leases) incurred in any fiscal year of Borrowers and Guarantors shall not exceed (i) $35,000,000 for the period from the date hereof through and including the first anniversary of the date hereof and (ii) $25,000,000 for each year thereafter;

(c) guarantees by any Borrower or Guarantor of the Obligations (including any obligations arising under or pursuant to any Bank Products) of the other Borrowers or Guarantors in favor of Agent for the benefit of Lenders and the other Secured Parties;

(d) the Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor arising after the date hereof pursuant to loans by any Borrower or Guarantor permitted under Section 9.10(g), (j) or (k) hereof;

(e) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (i) such Indebtedness shall be on terms and conditions acceptable to Agents and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent and Required Lenders, (ii) Agents shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agents shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in accordance with the terms hereof, (v) in no event shall the person or person to whom such Indebtedness will be owed be entitled to receive any cash payments in respect of the principal amount of, or any interest payable with respect thereto, prior to the final payment in full of the Obligations (and cash collateralization of contingent obligations pursuant to the terms hereof) and termination of the Financing Agreements (other than any interest payable in kind), (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (vii) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such

Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (viii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(f) Indebtedness of Borrowers or Guarantors entered into in the ordinary course of business pursuant to a Hedging Transaction; provided, that, (i) such arrangements are either with a Bank Product Provider or other financial institutions acceptable to Agent, (ii) such arrangements are not for speculative purposes, and (iii) such Indebtedness shall be unsecured, except as to obligations under Hedging Transactions with Bank Product Providers, but only to the extent of the security interest of Agent or Collateral Agent, as applicable, in the Collateral as provided herein;

(g) Indebtedness of Borrowers or Guarantors owed to their respective employees arising pursuant to the redemption by Borrowers or Guarantors of their common stock in accordance with Section 9.11(d) hereof; provided, that, (i) the aggregate principal amount of such Indebtedness incurred in any fiscal year shall not exceed the amount expressly permitted in Section 9.11(d) hereof, (ii) no Borrower or Guarantor shall make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement except for regularly scheduled non-cash capitalized interest payments in respect of such Indebtedness, (iii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto except, that, Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, (iv) such Indebtedness shall be subject to, and shall be subordinate in right of payment to, the right of Agent, Bank Product Providers and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (v) Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, duly authorized, executed and delivered by each holder of such Indebtedness, and (vi) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrowers or Guarantors or on its behalf, promptly after the receipt thereof, or sent by a Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(h) Indebtedness arising pursuant to appeal bonds or similar instruments required in connection with judgments that do not result in a Default or an Event of Default hereunder;

provided, that, (i) the aggregate outstanding amount of all such surety bonds, appeal bonds and like instruments permitted by this clause (i) shall not at any time exceed $15,000,000 in the aggregate and (ii) the issuer of any such surety bonds, appeal bonds or like instruments shall have waived or subordinated in writing any rights in or to, or other interest in, any of the Collateral pursuant an agreement, in form and substance satisfactory to Agent;

(i) Indebtedness of Existing ShopKo Borrowers and Existing ShopKo Guarantors evidenced by or arising under the Senior Notes and the Indenture; provided, that: (i) the principal amount of such Indebtedness shall not exceed $10,000,000 less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, (ii) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except that Borrowers and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof in a manner that is not adverse to the interests of Borrowers, Guarantors, Lenders or Agent, and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(j) Indebtedness of Borrowers and Guarantors to an insurance company or finance company, the proceeds which are used by Borrowers and Guarantors to finance their insurance premiums payable on certain insurance policies maintained by Borrowers and Guarantors; provided, that, (i) in no event shall the total aggregate amount of such Indebtedness in any fiscal year exceed $12,500,000 less the aggregate amount of all repayments, repurchases or redemptions, whether mandatory or optional, in respect thereof, and (ii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower and Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(k) the Indebtedness not otherwise permitted under this Section 9.9 and set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof in any manner that is adverse to the interests of Borrowers, Guarantors, Lenders or Agent, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(l) Indebtedness consisting of Deferred Rent;

(m) Indebtedness of Parent, ShopKo Operating, Existing Pamida Borrowers and Existing Pamida Guarantors arising from the subordinated loans to Parent (as successor by merger to Pamida Holdco) and to ShopKo Operating made by Spirit evidenced by the Spirit Subordinated Note Agreements, provided, that:

(i) the aggregate principal amount of such Indebtedness shall be not more than $5,022,780.61 at any time, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus any principal arising from and after the date thereof pursuant to the payment of non-cash interest by incurring additional Indebtedness having substantially the same terms,

(ii) Borrowers and Guarantors shall not, directly or indirectly, make any payments of principal or interest in respect of such Indebtedness, except, that, notwithstanding anything to the contrary contained in the Spirit Subordinated Note (as in effect on the Amendment No. 1 Effective Date), so long as no Event of Default has occurred and is continuing or would result therefrom, Parent (as successor by merger to Pamida Holdco) may make regularly scheduled payments of principal and interest when due in accordance with the amortization schedule attached to each Spirit Subordinated Note (as in effect on Amendment No. 1 Effective Date), provided, that, notwithstanding the foregoing, the Indebtedness under the Spirit Subordinated Note may be repaid in full at any time in connection with the payment of a dividend or a distribution permitted pursuant to Section 7 of Amendment No. 3,

(iii) such Indebtedness is and shall at all times continue to be subject and subordinate in right of payment to the right of Agents and the other Secured Parties to receive the prior indefeasible payment and satisfaction in full of all of the Obligations on terms and conditions set forth in the Spirit Subordinated Note (as in effect on the Amendment No. 1 Effective Date),

(iv) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change any of the material terms of such Indebtedness, the Spirit Subordinated Note (as in effect on the Amendment No. 1 Effective Date), any other Spirit Subordinated Note Agreement or any other agreement related thereto, except, that, Parent may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, to make any covenant or event of default less restrictive or burdensome to Borrowers and Guarantors; provided, that, notwithstanding the foregoing, the Spirit Subordinated Note Agreements may be amended, modified, altered or changed in terms to the extent necessary to permit the Borrowers and Guarantors to make dividends or distributions permitted pursuant to Section 7 of Amendment No. 3.

(v) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

(n) unsecured guarantees by any Borrower or Guarantor of (i) the Indebtedness of the other Borrowers or Guarantors expressly permitted by Section 9.9 hereof and (ii) obligations (other than Indebtedness) of the other Borrowers and Guarantors to the extent not prohibited by this Agreement;

(o) Indebtedness of Existing Pamida Borrowers and Existing Pamida Guarantors arising from the loan to Pamida Operating made by ShopKo Finance as successor in interest to Parent (as successor by merger to Pamida Holdco) (and to the loan made by ShopKo Finance as successor in interest to Parent (as successor by merger to Pamida Holdco)) to Pamida Operating giving rise to such Indebtedness) on or about January 22, 2009 and evidenced by the Pamida Operating Subordinated Note Agreements; provided, that, (i) the aggregate principal amount of such Indebtedness shall not exceed $35,000,000 plus any principal arising from and after the date thereof pursuant to the payment of non-cash interest by incurring additional Indebtedness having substantially the same terms, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto other than the amendment thereto being entered into on or about the date hereof which extends the maturity date of such Indebtedness to a date at least one year after the Renewal Date, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, which shall be in form and substance reasonably satisfactory to Agent and Arrangers, (iv) the single original Pamida Operating Subordinated Note shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by ShopKo Finance as successor in interest to Parent (as successor by merger to Pamida Holdco) as Agent may require, (v) the Indebtedness evidenced by the Pamida Operating Subordinated Note Agreements shall be subject and subordinate in right of payment to the payment and satisfaction in full of all of the Obligations on terms and conditions set forth in the Pamida Operating Subordination Agreement, (vi) Borrowers and Guarantors shall not make or be required to make any payments in respect of such Indebtedness whether pursuant to the terms of the Pamida Operating Subordinated Note Agreements or otherwise, except for payments that are expressly permitted by the terms of the Pamida Operating Subordination Agreement, (vii) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be, and (viii) Borrowers and Guarantors shall not, without the prior written consent of Agent, setoff against such Indebtedness; and

(p) Indebtedness of Borrowers and Guarantors arising from the loans made to Parent (as successor by merger to Pamida Holdco) on or about January 22, 2009 and evidenced by the Pamida Holdco Subordinated Note Agreements; provided, that, (i) the aggregate principal amount of such Indebtedness shall not exceed $15,000,000 plus any principal arising from and after the date thereof pursuant to the payment of non-cash interest by incurring additional Indebtedness having substantially the same terms, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory, in respect thereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto other than the amendment thereto being entered into on or about the date hereof which extends the maturity date of such Indebtedness to a date at least one year after the Renewal Date, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, which shall be in form and substance reasonably satisfactory to Agent and Arrangers, (iv) the Indebtedness evidenced by the Pamida Holdco Subordinated Note Agreements shall be subject and subordinate in right of payment to the payment and satisfaction in full of all of the Obligations on terms and conditions set forth in the Pamida Holdco Subordination Agreement, (v) Borrowers and Guarantors shall not make or be required to make any payments in respect of such Indebtedness whether pursuant to the terms of the Pamida Holdco Subordinated Note Agreements or otherwise, except for payments made in accordance with Section 9.12(b)(iii) hereof, (vi) Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loan either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be, and (vii) Borrowers and Guarantors shall not, without the prior written consent of Agent, setoff against such Indebtedness.

9.10 Loans, Investments, Etc.

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a) the endorsement of instruments for collection or deposit in the ordinary course of business;

(b) investments in cash or Cash Equivalents; provided, that, the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

(c) the existing equity investments of each Borrower and Guarantor as of the date hereof in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

(d) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor not to exceed the principal amount of $3,500,000 in the aggregate at any time outstanding for: (i) reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(e) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Agent may request;

(f) obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Agent by such Borrower or Guarantor and promptly delivered to Agent as so endorsed;

(g) loans by a Borrower or Guarantor to or in another Borrower or Guarantor after the date hereof, provided, that,

(i) as to all of such loans, within thirty (30) days after the end of each fiscal month, Administrative Borrower shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, and

(ii) as to loans by a Guarantor to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent, (B) promptly upon Agent’s request, Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor and such Borrower, and (C) no Borrower or Guarantor shall, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

(h) the purchase by any Borrower or Guarantor of Prescription Files; provided, that, (i) as of the date of any such purchase and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (ii) the aggregate amount of the purchase price paid or payable by Borrowers and Guarantors in respect of such Prescription Files purchased pursuant to this clause (h) shall not exceed (A) $25,000,000 during any fiscal year; provided, further, that, if the aggregate amount of the purchase price paid or payable by Borrowers and Guarantors in respect of such Prescription Files during any fiscal year pursuant to this clause (h), commencing with the fiscal year ending on or about January 31, 2012, is less than $25,000,000 for such fiscal year, then the amount of the purchase price permitted to be paid or payable by Borrowers and Guarantors in respect of such Prescription Files in the immediately succeeding fiscal year shall be increased by the lesser of (1) such shortfall and (2) $12,500,000;

(i) the purchase by any Borrower or Guarantor of Prescription Files; provided, that, as of the date of any such purchase and after giving effect thereto the Payment Conditions are satisfied;

(j) Permitted Acquisitions;

(k) investments not otherwise permitted under this Section 9.10; provided, that, (i) as of the date of any such investment and after giving effect thereto, the Payment Conditions are satisfied, and (ii) the aggregate amount of such investments shall not exceed $25,000,000 in any consecutive twelve-month period;

(l) the loans and advances not otherwise permitted under this Section 9.10 and set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and Borrowers and Guarantors shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(m) the loans arising from the Indebtedness permitted under Sections 9.9(o) and (p) hereof; and

(n) other investments by a Borrower or Guarantor in another Borrower or Guarantor.

9.11 Dividends and Redemptions.

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, declare or pay any dividends on account of any shares of any class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a) any Borrower or Guarantor may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

(b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

(c) any Subsidiary of a Borrower or Guarantor may pay dividends to its immediate parent which is a Borrower or Guarantor (other than Parent);

(d) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or

Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $10,000, and (v) the Excess Availability shall not be less than $73,000,000 on the date of such purchase and after giving effect thereto; and

(e) Borrowers and Guarantors may pay dividends in the form of cash, from legally available funds therefor, to Parent in an aggregate amount not to exceed $10,000 during any consecutive twelve (12) month period solely for the purpose of paying for out-of-pocket expenses actually incurred by Parent in connection with the ordinary corporate governance; provided, that, as of the date of any such dividend payment and after giving effect thereto, no Event of Default has occurred and is continuing or would result therefrom.

9.12 Transactions with Affiliates.

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

(a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except for transactions between or among Loan Parties which are not otherwise prohibited by the other Sections of this Agreement and except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s or Guarantor’s business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm’s length transaction with an unaffiliated person; or

(b) make any payments (whether by dividend, loan or otherwise) of management, consulting, advisory, brokerage or other fees, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of Borrowers or Guarantors, except:

(i) reasonable compensation to officers, employees and directors for services rendered to Borrowers or Guarantors in the ordinary course of business;

(ii) [Reserved];

(iii) repayment in full by Borrowers and Guarantors, on or before December 31, 2012, of the Indebtedness in respect of the Pamida Holdco/Sun Retail Subordinated Note; provided, that, as of the date of such payment, and after giving effect thereto, the aggregate amount of the Excess Availability shall be not less than $200,000,000;

(iv) reimbursement of reasonable out-of-pocket costs and expenses incurred by Sun and its Affiliates for the direct benefit of Borrowers and Guarantors in the ordinary course and pursuant to the reasonable requirements of Borrowers’ and Guarantors’ business; provided, that, (A) as of the date of any such reimbursement and after giving effect thereto, no Event of Default has occurred and is continuing or would result therefrom, (B) the aggregate amount of such reimbursements shall not exceed $100,000 for insurance premiums plus $50,000 for other reimbursements, in each case during any consecutive twelve (12) month period and (C) no payments made under this Section 9.12(b)(iv) shall be duplicative of any amount paid in accordance with Section 9.11(e) hereof;

(v) payments between or among Loan Parties for any other purpose, including, without limitation, for payment of Taxes of the Borrowers and Guarantors or otherwise; and

(vi) payment on February 7, 2012 by Borrowers or Guarantors to Sun and its Affiliates of a transaction fee in an aggregate amount not to exceed $1,000,000; and

(vii) in addition to the management fees paid pursuant to clause (ii) above, a one-time payment by Borrowers or Guarantors to Sun and its Affiliates of a management fee in an aggregate amount not to exceed $1,625,000; provided, that, as of the date of such payment and after giving effect thereto, (A) no Event of Default has occurred and is continuing or would result therefrom and (B) Excess Availability for the thirty (30) consecutive days immediately preceding the date of such payment, and the Excess Availability on the date of such payment and after giving effect thereto, shall in each case be not less than $60,000,000; provided, further, that, such payment shall be (C) made within thirty (30) days after the Amendment No. 1 Effective Date and (D) in respect of the accrued and unpaid management fees for the period from January 1, 2011 through January 31, 2012 payable pursuant to the terms of the Amended and Restated Management Services Agreement dated as of July 19, 2010 and effective as of July 1, 2010, between Parent and Sun; and

(viii) in addition to the management fees paid pursuant to clauses (ii) and (vii) above, a one-time payment by Borrowers or Guarantors to Sun and its Affiliates of a management fee in an aggregate amount not to exceed $3,000,000; provided, that, (A) as of the date of such payment and after giving effect thereto, (1) no Event of Default has occurred and is continuing or would result therefrom and (2) Excess Availability for the thirty (30) consecutive days immediately preceding the date of such payment, and the Excess Availability on the date of such payment and after giving effect thereto, shall in each case be not less than $60,000,000; and (B) such payment shall be (1) made within thirty (30) days after the Amendment No. 3 Effective Date and (2) in respect of the accrued and unpaid management fees for the period from January 1, 2006 through December 31, 2010 payable pursuant to the terms of the Amended and Restated Management Services Agreement dated as of July 19, 2010 and effective as of July 1, 2010, between Parent and Sun; and

(ix) in addition to the management fees paid pursuant to clauses (ii), (vii) and (viii) above, a one-time payment by Borrowers or Guarantors to Sun and its Affiliates of a management fee in an aggregate amount not to exceed $445,319; provided, that, (A) as of the date of such payment and after giving effect thereto, no Event of Default has occurred and is continuing or would result therefrom; and (B) such payment shall be (1) made within ten (10) Business Days after the Amendment No. 4 Effective Date and (2) in respect of the dividends and distributions permitted pursuant to Section 7 of Amendment No. 3; and

(x) in addition to the management fees paid pursuant to clauses (ii), (vii), (viii) and (ix) above, a one-time payment by Borrowers or Guarantors to Sun and its Affiliates of

a management fee in an aggregate amount not to exceed $150,000; provided, that, (A) as of the date of such payment and after giving effect thereto, no Event of Default has occurred and is continuing or would result therefrom; and (B) such payment shall be (1) made within ten (10) Business Days after the Amendment No. 6 Effective Date and (2) in respect of advisory services provided to Borrowers and Guarantors in connection with the sale of certain pharmacy assets in October 2014 permitted under this Agreement.

9.13 Credit Card Agreements.

Each Borrower and Guarantor shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or material breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not modify, amend or waive any of Credit Card Agreements, in each case in any material respect, or release, terminate, cancel or surrender any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, Borrowers and Guarantors may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Borrowers and Guarantors; provided, that, Borrowers and Guarantors shall give Agent not less than fifteen (15) days prior written notice of their intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer or Credit Card Processor unless (i) Agent shall have received not less than thirty (30) days prior written notice of the intention of Borrowers and Guarantors to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) Borrowers and Guarantors deliver, or cause to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent duly authorized, executed and delivered by the new Credit Card Issuer or Credit Card Processor; (e) give Agent immediate written notice of any Credit Card Agreement entered into by any Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by Borrowers and Guarantors or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

9.14 Compliance with ERISA.

Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Pension Plan so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan;

(g) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (h) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

9.15 End of Fiscal Years; Fiscal Quarters.

Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on the Saturday closest to the 31st day of January of each year, and (b) fiscal quarters to end on the last day of the thirteenth (13th) week following the end of the immediately preceding fiscal quarter, provided, that, the end of the fourth fiscal quarter shall be on the last day of the fourteenth (14th) week following the end of the third fiscal quarter whenever necessary to have the fourth fiscal quarter end on the Saturday closest to January 31 of each year.

9.16 Change in Business.

Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

9.17 Limitation of Restrictions Affecting Subsidiaries.

Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement or the Indenture, (iii) customary provisions restricting subletting or assignment of, or granting a lien on, any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (v) customary provisions in license agreements restricting assignments or transfers of the rights of a licensee under such license agreement, (vi) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or such Guarantor and outstanding on such acquisition date, and (vii) the extension, refinancing or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension, refinancing or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended, refinanced or continued.

9.18 Financial Covenant.

Borrowers shall maintain Excess Availability at all times of not less than the greater of (a) $50,000,000 or (b) ten percent (10%) of Borrowing Base A.

9.19 License Agreements.

(a) Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; provided, that, such Borrower or Guarantor (as the case may be) shall give Agent not less than fifteen (15) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

(b) Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than forty-five (45) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Borrower or Guarantor to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or Guarantor, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

9.20 Foreign Assets Control Regulations, Etc.

None of the requesting or borrowing of the Revolving Loans or the requesting or issuance, extension or renewal of any Letter of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 US §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 I.E., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56). None of Borrowers or any of their Subsidiaries or other Affiliates is or will become a “blocked person” as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

9.21 Liquidation Cooperation.

To the extent Agent deems it necessary or desirable in connection with the exercise of its rights and remedies under this Agreement or any of the other Financing Agreements for the purpose of distributing, selling or otherwise disposing of, dealing with, or realizing upon any of the Collateral bearing or using any of the Intellectual Property which is licensed or used pursuant to the License Agreements (the “Licensed Intellectual Property”) or any other Intellectual Property licensed or used by Borrowers or Guarantors after the date hereof, Borrowers and Guarantors shall, upon the request of Agent, fully cooperate with Agent and Lenders to assist Agent in the distribution, sale, other disposition or realization upon any of the Collateral bearing or using the Licensed Intellectual Property and any other Intellectual Property licensed or used by Borrowers and Guarantors now or after the date hereof pursuant to the terms of the License Agreements and Borrowers and Guarantors shall execute any such further documents requested by Agent in connection therewith.

9.22 Costs and Expenses.

Borrowers and Guarantors shall pay to Agent, Collateral Agent, Term Loan B Agent or Term Loan B-1 Agent or, for purposes of clause (h) below, RBS Citizens, N.A., Bank of America, N.A. and PNC Bank National Association, as applicable, on demand all costs, expenses, filing fees and taxes paid or payable by Agent, Collateral Agent, Term Loan B Agent or Term Loan B-1 Agent in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s and Collateral Agent’s rights in the Collateral, this Agreement, the other Financing

Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any Issuing Bank in connection with any Letter of Credit; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent and Collateral Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against any Agent, Collateral Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower’s or Guarantor’s operations, plus a per diem charge at Agent’s then standard rate for Agent’s examiners in the field and office (which rate as of the date hereof is $1,000 per person per day); (g) the fees and disbursements of counsel (including legal assistants) to Agent, Term Loan B Agent and Term Loan B-1 Agent, as applicable, in connection with any of the foregoing; and (h) all costs and expenses paid or incurred by each of RBS Citizens, N.A., Bank of America, N.A. and PNC Bank National Association solely to the extent that such fees and expenses were paid and incurred by such Persons on or prior to the date hereof in connection with the Financing Agreements.

9.23 Further Assurances.

At the request of Agent at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Revolving Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent’s option, cease to make any further Revolving Loans or provide any further Letters of Credit until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

9.24 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

Each Borrower and Guarantor will, and will cause each of their Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Borrower

and Guarantor and their Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Borrowers and Guarantors and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each Borrower and Guarantor shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

10.1 Events of Default.

The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a) (i) any Borrower fails to pay any of the Obligations (other than Obligations arising under or pursuant to Bank Products) when due or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.1(b), 9.3, 9.4, 9.6, 9.14, 9.15, and 9.17 of this Agreement and such failure shall continue for fifteen (15) days; provided, that, such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Guarantor of any such covenant or (iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b) any representation, warranty or statement of fact made by any Borrower or Guarantor to Lenders or Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c) any Guarantor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d) one or more judgments for the payment of money is or are rendered against any Borrower or Guarantor in excess of $15,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of forty-five (45) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor or any of the Collateral having a value in excess of $15,000,000;

(e) any Guarantor (being a natural person or a general partner of an Guarantor which is a partnership) dies or any Borrower or Guarantor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business (except as expressly permitted under Section 9.7(a) hereof);

(f) any Borrower or Guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Guarantor or all or any part of its properties and such petition, case, proceeding or application is not dismissed within forty-five (45) days after the date of its filing or any Borrower or Guarantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any part of its property;

(i) (i) any default in respect of any Indebtedness of any Borrower or Guarantor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $15,000,000, which default continues for more than the applicable cure period, if any, with respect thereto; or (ii) any default by any Borrower or Guarantor under any Material Contract (including, without limitation, any real property leases or Credit Card Agreements), which default continues for more than the applicable cure period, if any, with respect thereto, which default has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect;

(j) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to any Borrower or Guarantor of amounts due or to become due to any Borrower or Guarantor or shall cease or suspend such payments, or shall send notice to any Borrower or Guarantor that it is terminating its arrangements with any Borrower or Guarantor or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower or Guarantor shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice;

(k) any bank at which any deposit account of any Borrower or Guarantor is maintained shall fail to comply with any of the material terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Borrower or Guarantor shall fail to comply with any of the material terms of any Investment Property Control Agreement to which such person is a party;

(l) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

(m) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $15,000,000;

(n) any Change of Control shall occur;

(o) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Guarantor of which any Borrower, Guarantor or Agent receives notice, in either case, as to which there is a reasonable likelihood of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $15,000,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

(p) (i) the termination of one or more real property leases or similar agreements as a result of a default thereunder, which individually or in the aggregate would constitute or have a Material Adverse Effect or (ii) there shall occur any other event, development or condition that would constitute or have a Material Adverse Effect after the date hereof; or

(q) there shall be an event of default (after the applicable cure period, if any) under any of the other Financing Agreements.

10.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Collateral Agent, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Collateral Agent, Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, or, if at any time an Event of Default exists or has occurred and is continuing, at the direction of Required Lenders, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the Obligations (other than Obligations arising under or pursuant to Bank Products) without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to Administrative Borrower, accelerate the payment of all Obligations (other than Obligations arising under or pursuant to Bank Products) and demand immediate payment thereof to Agent for itself and the benefit of Lenders and the Bank Product Providers (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations (other than Obligations arising under or pursuant to Bank Products) shall automatically become immediately due and payable), and (ii) terminate the Commitments whereupon the obligation of each Lender to make any Revolving Loan and Issuing Bank to issue any Letter of Credit shall immediately terminate (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of Agent or a Lender hereunder shall automatically terminate).

(c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option, and shall upon the direction of Required Lenders (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or Guarantor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Guarantors and/or (vi) terminate this Agreement. If any of the Collateral is sold or leased by Agent and/or Collateral Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent and/or Collateral Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Guarantors waive any other notice. In the event Agent and/or Collateral Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to Issuing Bank to be used to secure and fund the reimbursement obligations to Issuing Bank in connection with any Letter of Credit Obligations or furnish cash collateral to Agent for the Letter of Credit Obligations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations.

(d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, at its option, and shall upon the direction of Required Lenders, enforce the rights of any Borrower or Guarantor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Guarantors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(e) To the extent that applicable law imposes duties on Collateral Agent, Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law and to the extent not prohibited by Section 9-602 of the UCC), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Collateral Agent, Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Collateral Agent, Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Collateral Agent, Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Collateral Agent, Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent and/or Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Collateral Agent, Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(f) Notwithstanding anything to the contrary contained herein, except as the Required Term Lenders B shall otherwise agree, (x) Agent shall demand payment of the Obligations and Agent and Collateral Agent shall commence and pursue such other Enforcement Actions with respect to the Revolving Loan Priority Collateral as Agent in good faith deems appropriate within ninety (90) days (except with respect to Events of Default described in Sections 10.1(g) and 10.1(h), each of Agent and Collateral Agent shall take such Enforcement Actions as it deems appropriate under the circumstances promptly upon receipt of such notice) after the date of the receipt by Agent of written notice executed and delivered by the Required Term Lenders B or by Term Loan B Agent on behalf of Required Term Lenders B of a Term Loans B Action Default, and requesting that Agent commence Enforcement Actions (the “Term Loans B Action Notice”) and (y) Agent shall commence and pursue Enforcement Actions reasonably requested by Term Loan B Agent with respect to the Term Loan Priority Collateral promptly upon the receipt by Agent of the Term Loans B Action Notice, provided, that, (i) such Term Loans B Action Default has not been waived by Required Term Lenders B or cured, (ii) in the good faith determination of Agent, taking an Enforcement Action is permitted under the terms of the Financing Agreements and applicable law, (iii) taking an Enforcement Action shall not result in any liability of Collateral Agent, Agent or Lenders to any Borrower, Guarantor or any other person, (iv) Agent and Collateral Agent shall be entitled to all of the benefits of Sections 12.2, 12.3 and 12.5 hereof, (v) Agent and Collateral Agent shall not be required to take an Enforcement Action so long as, within the period provided above, Agent or Collateral Agent, as applicable, shall, at its option, either (A) appoint Term Loan B Agent, as an agent of Agent or Collateral Agent for purposes of exercising the rights of Agent or Collateral Agent to take an Enforcement Action, subject to the terms hereof or (B) resign as Agent or Collateral Agent, as applicable, and Term

Loan B Agent shall automatically be deemed to be the successor Agent hereunder or the Successor Collateral Agent under the Collateral Agency Agreement for purposes hereof or thereof, except with respect to the provisions of Section 2 hereof and in connection with all matters relating to the determination of the Borrowing Base and each of its components (including Eligible Credit Card Receivables, Eligible Accounts, Eligible Inventory, Eligible Prescription Files, Eligible Real Property, Eligible Equipment, Reserves and receiving reports in respect of Collateral and conducting field examinations with respect to the Collateral and similar matters), and (vi) Agent and Collateral Agent shall not be required to sell or otherwise dispose of any Term Loan Priority Collateral to Term Loan B Agent or any other Person (a “Third Party Purchaser”) prior to ninety (90) days after the receipt by Agent of the Term Loans B Action Notice unless Agent shall have received an agreement from such Third Party Purchaser, in form and substance reasonably satisfactory to Agent, which provides Agent with access and use rights with respect to such Term Loan Priority Collateral until a date no earlier than one hundred twenty (120) days after the receipt by Agent of the Term Loans B Action Notice.

(g) For the purpose of enabling Agent and Collateral Agent to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Agent and Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Guarantor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(h) At any time an Event of Default exists or has occurred and is continuing, Agent shall, except as otherwise provided herein, apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations (including any obligations arising under or pursuant to any Bank Products), in whole or in part and in accordance with the terms hereof. Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys’ fees and expenses.

(i) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent’s option, and upon the occurrence of an Event of Default at the direction of the Required Revolving Lenders A and Required Revolving Lenders A-1, Agent and Lenders shall, without notice, (A) cease making Revolving Loans or arranging for Letters of Credit or reduce the lending formulas or amounts of Revolving Loans and Letters of Credit available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Revolving Loans to be made by Agent and Lenders or Letters of Credit to be issued by Issuing Bank and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

(j) Notwithstanding anything to the contrary contained herein (but subject to Section 10.2(f) and Section 10.2(j)(vii)), except as the Required Term Lenders B-1 shall otherwise agree, (x) Agent shall demand payment of the Obligations and Agent and Collateral Agent shall commence and pursue such other Enforcement Actions with respect to the Revolving Loan Priority Collateral as Agent in good faith deems appropriate within one hundred twenty (120) days (except with respect to Events of Default described in Sections 10.1(g) and 10.1(h), each of Agent and Collateral Agent shall take such Enforcement Actions as it deems appropriate under the circumstances promptly upon receipt of such notice) after the date of the receipt by Agent of written notice executed and delivered by the Required Term Lenders B-1 or by Term Loan B-1 Agent on behalf of Required Term Lenders B-1 of a Term Loans B-1 Action Default, and requesting that Agent commence Enforcement Actions (the “Term Loans B-1 Action Notice”) and (y) Agent shall commence and pursue Enforcement Actions reasonably requested by Term Loan B-1 Agent with respect to the Term Loan Priority Collateral promptly upon the receipt by Agent of the Term Loans B-1 Action Notice, provided, that, (i) such Term Loans B-1 Action Default has not been waived by Required Term Lenders B-1 or cured, (ii) in the good faith determination of Agent, taking an Enforcement Action is permitted under the terms of the Financing Agreements and applicable law, (iii) taking an Enforcement Action shall not result in any liability of Collateral Agent, Agent or Lenders to any Borrower, Guarantor or any other person, (iv) Agent and Collateral Agent shall be entitled to all of the benefits of Sections 12.2, 12.3 and 12.5 hereof, (v) Agent and Collateral Agent shall not be required to take an Enforcement Action so long as, within the period provided above, Agent or Collateral Agent, as applicable, shall, at its option, either (A) appoint Term Loan B-1 Agent, as an agent of Agent or Collateral Agent for purposes of exercising the rights of Agent or Collateral Agent to take an Enforcement Action, subject to the terms hereof or (B) resign as Agent or Collateral Agent, as applicable, and Term Loan B-1 Agent shall automatically be deemed to be the successor Agent hereunder or the Successor Collateral Agent under the Collateral Agency Agreement for purposes hereof or thereof, except with respect to the provisions of Section 2 hereof and in connection with all matters relating to the determination of the Borrowing Base and each of its components (including Eligible Credit Card Receivables, Eligible Accounts, Eligible Inventory, Eligible Prescription Files, Eligible Real Property, Eligible Equipment, Reserves and receiving reports in respect of Collateral and conducting field examinations with respect to the Collateral and similar matters), (vi) Agent and Collateral Agent shall not be required to sell or otherwise dispose of any Term Loan Priority Collateral to Term Loan B-1 Agent or any other Third Party Purchaser prior to one hundred twenty (120) days after the receipt by Agent of the Term Loans B-1 Action Notice unless Agent shall have received an agreement from such Third Party Purchaser, in form and substance reasonably satisfactory to Agent, which provides Agent with access and use rights with respect to such Term Loan Priority Collateral until a date no earlier than one hundred twenty (120) days after the receipt by Agent of the Term Loans B-1 Action Notice, and (vii) this Section 10.2(j) shall be of no force and effect if Agent has received a Term Loans B Action Notice.

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Borrowers, Guarantors, Agents, Collateral Agent, Lenders and Issuing Bank irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of New York County, New York and the United States District Court for the Southern District of New York whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

(c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon any Borrower or Guarantor (or Administrative Borrower on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts.

(d) BORROWERS, GUARANTORS, AGENTS, COLLATERAL AGENT, LENDERS AND ISSUING BANK EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENTS, COLLATERAL AGENT, LENDERS AND ISSUING BANK EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ANY AGENT, COLLATERAL AGENT, ANY LENDER OR ISSUING BANK MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent and the other Secured Parties shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such other Secured Party, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and the other Secured Parties shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Agent, any Lender, Issuing Bank nor any representative, agent or attorney acting for or on behalf of Agent, any Lender or Issuing Bank has represented, expressly or otherwise, that Agent, Lenders and Issuing Bank would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent, Lenders and Issuing Bank are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

11.2 Waiver of Notices.

Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

11.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by the Required Lenders or at Agent’s option, by Agent with the written authorization or consent of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrowers and Guarantors and such amendment, waiver, discharge or termination shall be effective and binding as to all Lenders and Issuing Bank only in the specific instance and for the specific purpose for which given; provided, that,

(i) any amendment, modification, change, waiver, discharge or termination with respect to the following shall require the consent of all Lenders:

(A) the release of any Collateral (except as expressly required by the Financing Agreements and except as permitted under Section 12.11(b) hereof), or the subordination of any Liens of Agent or the contractual subordination of any of the Obligations,

(B) the change of any percentage specified in the definition of Required Lenders, Required Revolving Lenders A, Required Revolving Lenders A-1, Required Term Lenders B, Required Term Lenders B-1, Required Super-Majority Revolving Lenders,

(C) the consent to the assignment or transfer by any Borrower or Guarantor of any of its rights and obligations under this Agreement or the release of (1) any Borrower from its obligations under this Agreement or (2) all or substantially all of the value of the Guarantors,

(D) the amendment, modification or waiver of this Section 11.3, and

(E) increase in the advance rates (in excess of the stated advance rates in effect on the date hereof) constituting part of the Borrowing Base A, Borrowing Base A-1 or Borrowing Base B;

(ii) any amendment, modification, change, waiver, discharge or termination with respect to the following shall require the consent of each Revolving Loan A Lender directly affected thereby:

(A) a reduction in the amount of, or postponement of the due date of, principal repayments in respect of the Revolving Loans A by or on behalf of such Revolving Loan A Lender or interest payments in respect of the Revolving Loans A by or on behalf of such Revolving Loan A Lender or any fees payable for the account of such Revolving Loan A Lender,

(B) an increase in the Revolving Loan A Commitment of such Revolving Loan A Lender over the amount thereof then in effect,

(C) an increase in the Revolving Loan A Limit,

(D) forgiveness, compromise or cancellation of any of the Revolving Loans A by or on behalf of such Revolving Loan A Lender, and

(E) Section 2.1(a)(i), (e) or (f),

(iii) any change, waiver, discharge or termination with respect to the following shall require the consent of each Revolving Loan A-1 Lender directly affected thereby:

(A) a reduction in the amount of, or postponement of the due date of, principal repayments in respect of the Revolving Loans A-1 by or on behalf of such Revolving Loan A-1 Lender or interest payments in respect of the Revolving Loans A-1 by or on behalf of such Revolving Loan A-1 Lender or any fees payable for the account of such Revolving Loan A-1 Lender,

(B) an increase in the Revolving Loan A-1 Commitment of such Revolving Loan A-1 Lender over the amount thereof then in effect,

(C) forgiveness, compromise or cancellation of any of the Revolving Loans A-1 by or on behalf of such Revolving Loan A-1 Lender, and

(D) Section 2.1(a)(ii), (e) or (f),

(iv) any change, waiver, discharge or termination with respect to the following shall require the consent of Term Loan B Agent and each Term Loan B Lender directly affected thereby:

(A) a reduction in the amount of, or postponement of the due date of, principal repayments in respect of the Term Loans B by or on behalf of such Term Loan B Lender or interest payments in respect of the Term Loans B by or on behalf of such Term Loan B Lender or any fees payable for the account of such Term Loan B Lender,

(B) an increase in the Term Loan B Commitment of such Term Loan B Lender over the amount thereof then in effect,

(C) forgiveness, compromise or cancellation of any of the Term Loans B by or on behalf of such Term Loan B Lender,

(D) the increase in the advance rates (in excess of the stated advance rates in effect on the date hereof) constituting part of Borrowing Base B,

(E) the definition of Borrowing Base, Borrowing Base A or Borrowing Base A-1 but only to the extent such proposed change would increase the advance rates above those in effect on the date hereof, and

(F) clause (a)(vi) of the definition of Reserves,

(v) any change, waiver, discharge or termination with respect to the following shall require the consent of Term Loan B-1 Agent and each Term Loan B-1 Lender directly affected thereby:

(A) a reduction in the amount of, or postponement of the due date of, principal repayments in respect of the Term Loans B-1 by or on behalf of such Term Loan B-1 Lender or interest payments in respect of the Term Loans B-1 by or on behalf of such Term Loan B-1 Lender or any fees payable for the account of such Term Loan B-1 Lender,

(B) an increase in the Term Loan B-1 Commitment of such Term Loan B-1 Lender over the amount thereof then in effect, and

(C) forgiveness, compromise or cancellation of any of the Term Loans B-1 by or on behalf of such Term Loan B-1 Lender,

(vi) any amendment, modification, change, waiver, discharge or termination with respect to the following shall require the consent of Required Lenders and Required Term Lenders B:

(A) Sections 2.1(a), 2.1(c), 2.1(d), 2.1(h), 2.1A, 2.1B, 6.3, 7.1(a), 7.2, 7.3, 7.4, 7.5, 7.7, 9.5, 9.7(b)(ii), 9.16, 9.18 (or any definition with respect to financial terms used in Section 9.18 in a manner which has the effect of reducing the amounts which Borrowers are required to maintain pursuant to Section 9.18 hereof), 9.22, 10.2, 11.5, 12.11 or 14.1(a) hereof,

(B) the definitions of Approved Fund, Change of Control, Compliance Period, Direct Remittance Period, Eligible Transferee, Excess Availability, Excess Availability A, Material Adverse Effect, Payment Conditions, Pro Rata Share, Reserves, Revolving Loan Priority Collateral, Special Agent Advances, Term Loan Priority Collateral, Term Loan Priority Collateral Proceeds Event, Term Loans B, Term Loans B Action Notice, Term Loans B-1 and Term Loans B-1 Action Notice,

(C) an increase in the Revolving Loan A Limit,

(D) an increase in the Revolving Loan A-1 Limit,

(E) an increase in the Term Loan B Limit, and

(F) an increase in the Term Loan B-1 Limit,

(vii) any amendment, modification, change, waiver, discharge or termination with respect to the following shall require the consent of Required Term Lenders B-1:

(A) Sections 2.1(a), 2.1(c), 2.1(d), 2.1(h), 2.1A, 2.1B, 6.3, 7.1(a), 7.2, 7.3, 7.4, 7.5, 7.7, 9.5, 9.22, 10.2, 11.5, 12.11 or 14.1(a) hereof,

(B) the definitions of Direct Remittance Period, Eligible Transferee, Excess Availability, Excess Availability A, Pro Rata Share, Reserves, Revolving Loan Priority Collateral, Special Agent Advances, Term Loan Priority Collateral, Term Loan Priority Collateral Proceeds Event, Term Loans B, Term Loans B-1 and Term Loans B-1 Action Notice,

(C) an increase in the Revolving Loan A Limit,

(D) an increase in the Revolving Loan A-1 Limit,

(E) an increase in the Term Loan B Limit,

(F) an increase in the Term Loan B-1 Limit, and

(G) the definition of Borrowing Base, Borrowing Base A, Borrowing Base A-1 or Borrowing Base B, but only to the extent such proposed change would increase the advance rates above those in effect on the Amendment No. 8 Effective Date,

(viii) any change, waiver, discharge or termination with respect to Section 2.2(c) hereof may be made solely with the consent of Required Super-Majority Revolving Lenders,

(ix) any change, waiver, discharge or termination with respect to the definition of Borrowing Base, Borrowing Base A, Borrowing Base A-1, Borrowing Base B, Borrowing Base A-1 Suppressed Availability Amount, Borrowing Base B Suppressed Availability Amount,

Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory, Eligible Prescription Files, Eligible Real Property, Eligible Equipment, In-Transit Open Account Inventory, Real Property Availability, Net Orderly Liquidation Value, Net Recovery Percentage, Pharmacy Inventory, Prescription File Availability A, Prescription File Availability A-1, Prescription File Availability B, Prescription File Availability Amount A, Prescription File Availability Amount A-1, Prescription File Availability Amount B, Prescription File Sublimit, Prescription Files, Prescription File A-1 Suppressed Availability Amount, Prescription File B Suppressed Availability Amount, Real Property Availability, Reserves, Term Loans B Equipment Availability and Value may be made solely with the consent of (i) Required Super-Majority Revolving Lenders, Required Term Lenders B and Required Term Lenders B-1 but only to the extent such proposed change would make more credit from Revolving Loan A Lenders or Revolving Loan A-1 Lenders available to Borrowers and (ii) the Required Term Lenders B-1 but only to the extent such proposed change would make more credit from Term Loans B Lenders available to Borrowers, and

(x) any amendment, modification, charge, waiver, discharge or termination with respect to Sections 2.1(e), 2.1(f), 6.4, 6.9, 10.2(f) or 10.2(j), or the definitions of Enforcement Action, Term Loans B Action Default, Term Loans B-1 Action Default or Triggering Event shall require the consent of each Lender directly affected thereby.

(b) Agent, Lenders and Issuing Bank shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by any Agent, any Lender or Issuing Bank of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which any Agent, any Lender or Issuing Bank would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Agent shall have the right with respect to Revolving Loan A Lenders or Revolving Loan A-1 Lenders, Term Loan B Agent shall have the right with respect to Term Loan B Lenders and Term Loan B-1 Agent shall have the right with respect to Term Loan B-1 Lenders, but not the obligation, at any time thereafter, and upon the exercise by any Agent of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Wells Fargo or such Eligible Transferee as such Agent may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Agent, Term Loan B Agent or Term Loan B-1 Agent, as the case may be, shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Wells Fargo or such Eligible Transferee specified by the applicable Agent, shall pay to the

Non-Consenting Lender (except as Wells Fargo and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee). Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d) The consent of the applicable Agent or Collateral Agent shall be required for any amendment, waiver or consent affecting the rights or duties of such Agent or Collateral Agent, respectively, hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section. The exercise by Agent of any of its rights hereunder with respect to Reserves, Borrowing Base A, Borrowing Base A-1, Borrowing Base B, Eligible Credit Card Receivables, Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory, Eligible Real Property, Eligible Equipment or Eligible Prescription Files shall not be deemed an amendment to the advance rates or Borrowing Base provided for in this Section 11.3. The consent of Issuing Bank shall be required for any amendment, waiver or consent affecting the rights or duties of Issuing Bank hereunder or under any of the other Financing Agreements, provided, that, the consent of Issuing Bank shall not be required for any other amendments, waivers or consents. Notwithstanding anything to the contrary contained in Section 11.3(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the initial Loans and Letters of Credit hereunder may be delivered after the date hereof, Agent may, with the consent of the Arrangers, agree to extend the date for delivery of such items or take such other action as Agent, with the consent of the Arrangers, may deem appropriate as a result of the failure to receive such items as Agent, with the consent of the Arrangers, may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender (other than the Arrangers), and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

(e) The consent of Agent and each Bank Product Provider that is providing any Bank Products and has outstanding any such Bank Products at such time that are secured hereunder shall be required for any amendment, waiver or consent to the priority of payment of Obligations arising under or pursuant to any Bank Products as set forth in Section 6.4 hereof. In no event shall the consent or approval of any Bank Product Provider be required for any amendment, waiver or consent under this Agreement or the other Financing Agreements, except as expressly provided in the immediately preceding sentence and Section 14.11(g) or 14.12(g) hereof.

11.4 Waiver of Counterclaims.

Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.5 Indemnification.

Each Borrower and Guarantor shall, jointly and severally, indemnify and hold Collateral Agent, Agent, each Lender and Issuing Bank, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee (other than any officers, directors, agents or employees of the Indemnitee whose gross negligence or willful misconduct resulted in such losses, claims, damages, liabilities, costs or expenses)). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Collateral Agent, Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby, except for damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the exculpation as to any other Indemnitee (other than any officers, directors, agents or employees of the Indemnitee whose gross negligence or willful misconduct resulted in such damages)). All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12. THE AGENT

12.1 Appointment, Powers and Immunities.

Each Lender and Issuing Bank irrevocably designates, appoints and authorizes Wells Fargo to act as Agent and Collateral Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent and Collateral Agent, respectively (each an “Appointed Agent” and collectively, the “Appointed Agents”) by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Each Appointed Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each Appointed Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2 Reliance by Appointed Agents.

Each Appointed Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Appointed Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, each Appointed Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, Required Revolving Lenders A, Required Revolving Lenders A-1, Required Term Lenders B, Required Term Lenders B-1, Required Super-Majority Revolving Lenders or all Lenders as is required in such circumstance, and such instructions of such Appointed Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3 Events of Default.

(a) No Appointed Agent shall be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Revolving Loans and Letters of Credit hereunder, unless and until such Appointed Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”. In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders to the extent provided for herein; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Revolving Loans and Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit for the ratable account and risk of Revolving Loan A Lenders from time to time if Agent believes making such Revolving Loans or issuing or causing to be issued such Letter of Credit is in the best interests of Lenders.

(b) Except with the prior written consent of Agent, no Lender or Issuing Bank may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Obligations or other Obligations, as against any Borrower or Guarantor or any of the Collateral or other property of any Borrower or Guarantor.

12.4 Appointed Agents in their Individual Capacity.

With respect to its Commitment and the Loans made and Letters of Credit issued or caused to be issued by it (and any successor acting as an Appointed Agent), so long as Wells Fargo shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Appointed Agent, and the term “Lender” or “Lenders” or “Revolving Loan A Lender” or “Revolving Loan A Lenders” or “Revolving Loan A-1 Lender” or “Revolving Loan A-1 Lenders” shall, unless the context otherwise indicates, include Wells Fargo in its individual capacity as Lender hereunder. Wells Fargo (and any successor thereof acting as an Appointed Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as an Appointed Agent, and Wells Fargo and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5 Indemnification.

Lenders agree to indemnify Collateral Agent and Agent, Lenders (excluding Term Loan B Lenders and Term Loan B-1 Lenders) agree to indemnify Issuing Bank, Term Loan B Lenders agree to indemnify Term Loan B Agent and Term Loan B-1 Lenders agree to indemnify Term Loan B-1 Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent, Term Loan B Agent or Term Loan B-1 Agent, as the case may be (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent, Term Loan B Agent or Term Loan B-1 Agent, as the case may be, is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6 Non-Reliance on Agent and Other Lenders.

Each Lender agrees that it has, independently and without reliance on any Appointed Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon any Appointed Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. No Appointed Agent shall be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by Lenders hereunder, no Appointed Agent shall have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of such Appointed Agent.

12.7 Failure to Act.

Except for action expressly required of any Appointed Agent hereunder and under the other Financing Agreements, such Appointed Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8 [Reserved].

12.9 Concerning the Collateral and the Related Financing Agreements.

Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders (or such different number of Lenders as may be required hereunder) in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders (or such different number of Lenders as may be required hereunder) of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders.

By signing this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to Borrowing Base A, Borrowing Base A-1 and Borrowing Base B prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”), appraisals with respect to the Collateral and financial statements with respect to Parent and its Subsidiaries received by Agent;

(b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall be liable for any information contained in any Report, appraisal or financial statement;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and Guarantors and will rely significantly upon Borrowers’ and Guarantors’ books and records, as well as on representations of Borrowers’ and Guarantors’ personnel; and

(d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 14.5 hereof, and not to distribute or use any Report in any other manner.

12.11 Collateral Matters.

(a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letters of Credit hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations or (iii) to pay any other amount chargeable to any Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to Issuing Bank in respect of any Letter of Credit Obligations, provided, that, (1) the aggregate principal amount of the Special Agent Advances knowingly and intentionally made pursuant to Section 12.11(a)(i) or (ii) hereof outstanding at any time shall not exceed the amount equal to $25,000,000, (2) the aggregate principal amount of the Special Agent Advances outstanding at any time, plus the then outstanding principal amount of the Revolving Loans A and Letters of Credit, shall not exceed the Revolving Loan A Limit and (3) unless Agent is pursuing Enforcement Actions, Special Agent Advances shall not remain outstanding for more than forty five (45) consecutive Business Days, except as the Required Revolving Lenders A, Required Revolving Lenders A-1, Required Term Lenders B and Required Term Lenders B-1 otherwise agree. The Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Revolving Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Revolving Loans A that are Prime Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.11, each Revolving Loan A Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Revolving Loan A Lender’s Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Revolving Loan A Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand, from such Revolving Loan A Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent’s option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent’s demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Revolving Loans A that are Prime Rate Loans.

(b) Lenders hereby irrevocably authorize each of Collateral Agent and Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 14.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or Guarantor certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Collateral Agent and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any consecutive twelve (12) month period of less than $10,000,000, and to the extent Collateral Agent or Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all Lenders. Lenders hereby irrevocably authorize each of Collateral Agent and Agent to automatically and immediately release, without the need for any written request from any Borrower or Guarantor, any security interest in, mortgage or lien upon, any of the Collateral consisting of Equipment, owned as of the date hereof or acquired after the date hereof, if Parent and its Subsidiaries grant a purchase money security interest or non-recourse mortgage in such Equipment pursuant to any of Sections 9.8(e) hereof. Except as provided above, Collateral Agent and Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s or Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section. In no event shall the consent or approval of Issuing Bank to any release of Collateral be required.

(c) Without in any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent or Collateral Agent under this Section. Agent and Collateral Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent or Collateral Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent and Collateral Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent or Collateral Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or Guarantor in respect of) the Collateral retained by such Borrower or Guarantor.

(d) No Appointed Agent shall have any obligation whatsoever to any Lender, Issuing Bank or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Revolving Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent or Collateral Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to any Appointed Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, each Appointed Agent may act in any manner it may deem appropriate, in its discretion, given such Appointed Agent’s own interest in the Collateral as a Lender and that no Appointed Agent shall have any duty or liability whatsoever to any other Lender or Issuing Bank.

(e) Without limiting the generality of the foregoing, each Lender agrees that it is and will be bound (as a Lender) by the terms and conditions of the Collateral Agency Agreement, whether or not such Lender executes the Collateral Agency Agreement.

(f) Each Secured Party authorizes and directs Agent and Collateral Agent to execute and deliver the intercreditor agreement contemplated by Section 9.8(s) hereof on behalf of such Secured Party and to take all actions required or deemed advisable by Agent in accordance with the terms of such intercreditor agreement, and agrees that, upon execution and delivery of such intercreditor agreement, will be bound by the provisions thereof and will take no actions contrary to the provisions thereof.

12.12 Agency for Perfection.

Each Lender and Issuing Bank hereby appoints Collateral Agent, Agent and each other Lender and Issuing Bank as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent or Collateral Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Collateral Agent, Agent and each Lender and Issuing Bank hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent or Collateral Agent as secured party. Should any Lender or Issuing Bank obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13 Successor Agent.

Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Administrative Borrower. In addition, if and for so long as Agent is a Defaulting Lender, then Agent shall upon thirty (30) days’ notice from and at the direction of Required Lenders and Administrative Borrower, and upon the payment and satisfaction in full in immediately available funds of all Obligations owing to Agent (in its capacity as Agent and as a Lender), resign as Agent and the Commitment of Agent in its capacity as a Lender shall terminate. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders with the consent of Administrative Borrower which shall not be unreasonably withheld, delayed or conditioned. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. Any resignation by Agent pursuant to this Section shall also constitute its resignation as Issuing Bank. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of notice of Agent’s resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Financing Agreements, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

12.14 Term Loan B Agent.

(a) Each Term Loan B Lender irrevocably designates, appoints and authorizes Wells Fargo to act as Term Loan B Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to the Term Loan B Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Term Loan B Agent (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Term Loan B Lender; (ii) shall not be responsible to the Term Loan B Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (iii) shall not be responsible to the Term Loan B Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Term Loan B Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(b) With respect to its Commitment and the Term Loans B made by it (and any successor acting as Term Loan B Agent), so long as Wells Fargo shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Term Loan B Agent, and the terms “Lender”, “Lenders”, “Term Loan B Lender” or “Term Loan B Lenders” shall, unless the context otherwise indicates, include Wells Fargo in its individual capacity as Lender hereunder. Wells Fargo (and any successor acting as Term Loan B Agent) and its Affiliates and Approved Funds may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Term Loan B Agent, and Wells Fargo and its Affiliates and Approved Funds may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(c) Except for action expressly required of Term Loan B Agent hereunder and under the other Financing Agreements, Term Loan B Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Term Loan B Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

(d) Term Loan B Agent may resign as Term Loan B Agent upon thirty (30) days’ notice to Term Loan B Lenders, Agent and Administrative Borrower. If Term Loan B Agent resigns under this Agreement, the Required Term Loan B Lenders shall appoint from among the

Term Loan B Lenders a successor agent for Term Loan B Lenders. If no successor agent is appointed prior to the effective date of the resignation of Term Loan B Agent, Term Loan B Agent may appoint, after consulting with Term Loan B Lenders and Administrative Borrower, a successor agent from among Term Loan B Lenders. Upon the acceptance by the Term Loan B Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Term Loan B Agent and the term “Term Loan B Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Term Loan B Agent’s appointment, powers and duties as Term Loan B Agent shall be terminated. After any retiring Term Loan B Agent’s resignation hereunder as Term Loan B Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Term Loan B Agent under this Agreement. If no successor agent has accepted appointment as Term Loan B Agent by the date which is thirty (30) days after the date of a retiring Term Loan B Agent’s notice of resignation, the retiring Term Loan B Agent’s resignation shall nonetheless thereupon become effective and Term Loan B Lenders shall perform all of the duties of Term Loan B Agent hereunder until such time, if any, as the Required Term Lenders B appoint a successor agent as provided for above. Notwithstanding anything contained in this Section 12.14 to the contrary, in the event that all Obligations (other than Obligations arising from or in connection with the Term Loans B) are fully and finally paid and satisfied and the Revolving Loan A Commitments and Revolving Loan A-1 Commitments have been terminated or Term Loan B Agent has purchased and paid for the Obligations and satisfied its other obligations as provided in Section 14.11 hereof, (i) Agent may, at its option, appoint Term Loan B Agent as successor agent hereunder, (ii) Term Loan B Agent shall have the right, but not the obligation, upon written notice to Agent, to require Agent to resign under Section 12.13 (and if Term Loan B Agent has purchased and paid for the Obligations and satisfied its other obligations as provided in Section 14.11 hereof, such resignation to be effective immediately upon such purchase, payment and satisfaction), and (iii) no consent or approval of the Administrative Borrower shall be required in connection therewith.

12.15 Term Loan B-1 Agent.

(a) Each Term Loan B-1 Lender irrevocably designates, appoints and authorizes Spirit Realty L.P. to act as Term Loan B-1 Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to the Term Loan B-1 Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Term Loan B-1 Agent (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Term Loan B-1 Lender; (ii) shall not be responsible to the Term Loan B-1 Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (iii) shall not be responsible to the Term Loan B-1 Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Term Loan B-1 Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

(b) With respect to its Commitment and the Term Loans B-1 made by it (and any successor acting as Term Loan B-1 Agent), so long as Spirit Realty L.P. shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Term Loan B-1 Agent, and the terms “Lender”, “Lenders”, “Term Loan B-1 Lender” or “Term Loan B-1 Lenders” shall, unless the context otherwise indicates, include Spirit Realty L.P. in its individual capacity as Lender hereunder. Spirit Realty L.P. (and any successor acting as Term Loan B-1 Agent) and its Affiliates (including Spirit MTA REIT) and Approved Funds may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Term Loan B-1 Agent, and Spirit Realty L.P. and its Affiliates and Approved Funds (including Spirit MTA REIT) may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(c) Except for action expressly required of Term Loan B-1 Agent hereunder and under the other Financing Agreements, Term Loan B-1 Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Term Loan B-1 Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

(d) Term Loan B-1 Agent may resign as Term Loan B-1 Agent upon thirty (30) days’ notice to Term Loan B-1 Lenders, Agent and Administrative Borrower. If Term Loan B-1 Agent resigns under this Agreement, the Required Term Loan B-1 Lenders shall appoint from among the Term Loan B-1 Lenders a successor agent for Term Loan B-1 Lenders. If no successor agent is appointed prior to the effective date of the resignation of Term Loan B-1 Agent, Term Loan B-1 Agent may appoint, after consulting with Term Loan B-1 Lenders and Administrative Borrower, a successor agent from among Term Loan B-1 Lenders. Upon the acceptance by the Term Loan B-1 Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Term Loan B-1 Agent and the term “Term Loan B-1 Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Term Loan B-1 Agent’s appointment, powers and duties as Term Loan B-1 Agent shall be terminated. After any retiring Term Loan B-1 Agent’s resignation hereunder as Term Loan B-1 Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Term Loan B-1 Agent under this Agreement. If no successor agent has accepted appointment as Term Loan B-1 Agent by the date which is thirty (30) days after the date of a retiring Term Loan B-1 Agent’s notice of resignation, the retiring Term Loan B-1 Agent’s resignation shall nonetheless thereupon become effective and Term Loan B-1 Lenders shall perform all of the duties of Term Loan B-1 Agent hereunder until such time, if any, as the Required Term Lenders B-1 appoint a successor agent as provided for above. Notwithstanding anything contained in this Section 12.15 to the contrary, in the event that all Obligations (other than Obligations arising from or in connection with the Term Loans B-1) are fully and finally paid and satisfied and the Revolving Loan A Commitments and Revolving Loan A-1 Commitments have been terminated or Term Loan B-1 Agent has purchased and paid for the Obligations and satisfied its other obligations as provided in Section 14.12 hereof, (i) Agent may, at its option, appoint Term Loan B-1 Agent as successor agent hereunder, (ii) Term Loan B-1 Agent shall have the right, but not the obligation, upon written notice to Agent, to require Agent to resign under Section 12.13 (and if Term Loan B-1 Agent has purchased and paid for the Obligations and satisfied its other obligations as provided in Section 14.12 hereof, such resignation to be effective immediately upon such purchase, payment and satisfaction), and (iii) no consent or approval of the Administrative Borrower shall be required in connection therewith.

12.16    Other Agent Designations.

Agent may at any time and from time to time determine that a Lender may, in addition, be a “Co-Agent”, “Syndication Agent”, “Documentation Agent” or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 13. ACKNOWLEDGMENT AND RESTATEMENT.

13.1    Existing Obligations.

Each Borrower and Guarantor hereby acknowledges, confirms and agrees that certain Borrowers and Guarantors are indebted to Agent and Lenders for the Existing Loans and the Existing Letters of Credit, together with all accrued unpaid interest thereon, and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by such Borrowers and Guarantors to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

13.2    Acknowledgment of Security Interests

(a) Each Borrower and Guarantor hereby acknowledges, confirms and agrees that Agent or Collateral Agent, as the case may be, on behalf of itself and Secured Parties shall continue to have a security interest in and lien upon the Collateral heretofore granted by such Borrower or Guarantor to Agent or Collateral Agent pursuant to the Existing Financing Agreements to secure the Obligations, as well as any Collateral granted by each Borrower and Guarantor under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent, Collateral Agent or any Lender.

(b) The liens and security interests of Agent or Collateral Agent, as the case may be, in the Collateral of each Borrower and Guarantor shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests to Agent or Collateral Agent, as the case may be, whether under the Existing Financing Agreements, this Agreement or any of the other Financing Agreements.

13.3    Existing Financing Agreements.

Borrowers and Guarantors each hereby acknowledge, confirm and agree that: (a) the Existing Financing Agreements have been duly executed and delivered by Borrowers and Guarantors party thereto and are in full force and effect as of the date hereof; (b) the agreements and obligations of Borrowers and Guarantors contained in the Existing Financing Agreements party thereto constitute the legal, valid and binding obligations of Borrowers or Guarantors, as the case may be, enforceable against such Borrower or Guarantor in accordance with its terms and no Borrower or Guarantor has a valid defense to the enforcement of such obligations; and (c) Agent and Lenders are entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Financing Agreements.

13.4    Restatement.

(a) As of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Loan Agreements are simultaneously amended and restated in their entirety, and as so amended and restated, replaced and superseded by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of Borrowers and Guarantors for the Existing Loans and the Existing Letters of Credit and all accrued and unpaid interest thereon and fees, costs, expenses and other charges with respect thereto and the security interests, liens, hypothecs and other interests in the Collateral heretofore granted, pledged and/or assigned by Borrowers or Guarantors to Agent, Collateral Agent or any Secured Party (whether directly, indirectly or otherwise).

(b) The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Existing Loans, the Existing Letters of Credit and all accrued and unpaid interest thereon and fees with respect thereto, and the liens and security interests of Agent and Collateral Agent in the Collateral of Borrowers and Guarantors securing such obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent or Collateral Agent (as the case may be) for the benefit of itself and Secured Parties.

(c) All of the Existing Loans, the Existing Letters of Credit and all accrued and unpaid interest thereon and fees with respect thereto shall be deemed Obligations of Borrowers and Guarantors pursuant to the terms hereof. The principal amount of the Existing Loans and the amount of the Existing Letters of Credit outstanding as of the date hereof shall be allocated to the Loans and Letters of Credit hereunder in such manner and in such amounts as Agent shall determine in accordance with the terms hereof.

SECTION 14. TERM OF AGREEMENT; MISCELLANEOUS

14.1    Term.

(a) This Agreement and the other Financing Agreements shall continue in full force and effect for a term ending on June 19, 2020 (the “Renewal Date”), unless sooner terminated pursuant to the terms hereof. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default has occurred and so long as the same is continuing. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations (other than unasserted contingent indemnification obligations) and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrowers and at Borrowers’ expense, in form and substance satisfactory to Agent and the applicable Issuing Bank, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent, Lenders and Issuing Bank from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Obligations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement and for any of the Obligations arising under or in connection with any Bank Products in such amounts as the party providing such Bank Products may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such other party). The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 1:00 p.m.

(b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent’s and Collateral Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent and Collateral Agent shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

14.2    Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to any Borrower, Guarantor, any Agent, Collateral Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d) The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall”.

(f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g) All references to the terms “good faith” “or “reasonable” or “reasonably” used herein or in the other Financing Agreements when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned and the observance of reasonable commercial standards of fair dealing based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it. Borrowers and Guarantors shall have the burden of proving any unreasonableness or lack of good faith on the part of Agent, Collateral Agent or any Lender alleged by any Borrower or Guarantor at any time.

(h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards

Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

(i) Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Collateral Agent, Agent or Lenders merely because of Collateral Agent’s, Agent’s or any Lender’s involvement in their preparation.

(n) After payment in full of the Term Loans B and termination of the Term Loan B Commitments, all references to the Term Loan B Agent shall be deemed to be references to Agent.

(o) After payment in full of the Term Loans B-1 and termination of the Term Loan B-1 Commitments, all references to the Term Loan B-1 Agent shall be deemed to be references to Agent.

14.3    Notices.

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 14.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Borrower or Guarantor:	c/o ShopKo Holding Company, LLC 700 Pilgrim Way Green Bay, Wisconsin Attention: President Telephone No.: (920) 429-2211 Telecopy No.: (920) 429-7401

with a copy to:	Sun Capital Partners, Inc. 5200 Tower Center Circle Suite 600 Boca Raton, Florida 33486 Attention: Aaron Wolfe and C. Deryl Couch, Esq. Telephone No.: (561) 962-3434 Telecopy No.: (561) 394-0540

with a copy to:	Kirkland & Ellis LLP 300 N. LaSalle Chicago, Illinois 60654 Attention: Andrew Idrizovic, Esq. Telephone No.: (312) 862-2818 Telecopy No.: (312) 862-2200

If to Collateral Agent, Agent or Issuing Bank:	Wells Fargo Bank, National Association One Boston Place, Suite 1800 Boston, Massachusetts 02108 Attention: Portfolio Manager - Shopko Telephone: (617) 854.7292 Telecopy No.: (855) 766-9554

with a copy to:	Otterbourg P.C. 230 Park Avenue New York, New York 10169 Attention: Michael Barocas, Esq. Telephone No.: (212) 661-9100 Telecopy No.: (212) 682-6104

If to Term Loan B Agent:	Wells Fargo Bank, National Association One Boston Place, 19th Floor Boston, Massachusetts 02108 Attention: Portfolio Manager - Shopko Telephone No.: (617) 624-4407 Telecopy No.: (817) 774-74091

with a copy to:	Otterbourg P.C. 230 Park Avenue New York, New York 10169 Attention: Michael Barocas, Esq. Telephone No.: (212) 661-9100 Telecopy No.: (212) 682-6104

If to Term Loan B-1 Agent:	Spirit Realty L.P. 2727 N. Harwood Street Suite 300 Dallas, TX. 75201 Attention: Jackson Hsieh, President & CEO Telephone No.: (972) 476-1989 Telecopy No.: (800) 973-0850

with a copy to:	Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, IL 60611 Attention: Brad E. Kotler, Esq. Telephone No.: (312) 876-7651 Telecopy No.: (312) 993-9767

(b) Notices and other communications to Agent and Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided, that, the foregoing shall not apply to notices to Agent or Issuing Bank pursuant to Section 2 hereof if Agent or Issuing Bank, as applicable, has notified Administrative Borrower that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

14.4    Partial Invalidity.

If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

14.5    Confidentiality.

(a) Each Agent, Collateral Agent, each Lender and Issuing Bank shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order or to the extent requested by bank examiners or other regulators, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which such Agent, Collateral Agent, such Lender or Issuing Bank is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or Issuing Bank or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant as long as such prospective Lender or Participant agrees to be bound by the terms of this Section 14.5), Issuing Bank or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 14.5, or (iv) to counsel for any Agent, any Lender, Participant (or prospective Lender or Participant) or Issuing Bank.

(b) In the event that any Agent, Collateral Agent, any Lender or Issuing Bank receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, such Agent, Collateral Agent, such Lender or Issuing Bank, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent such Agent, or Collateral Agent, or such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to such Agent, Collateral Agent, such Lender or Issuing Bank, such Agent, Collateral Agent, such Lender or Issuing Bank will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of such Agent’s, Collateral Agent’s, such Lender’s or Issuing Bank’s expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent such Agent, Collateral Agent, such Lender or Issuing Bank determines in good faith that it will not create any risk of liability to such Agent, Collateral Agent, such Lender or Issuing Bank.

(c) In no event shall this Section 14.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to any Agent, Collateral Agent, any Lender (or any Affiliate of any Lender) or Issuing Bank on a non-confidential basis from a person other than a Borrower or Guarantor, (iii) to require any Agent, Collateral Agent, any Lender or Issuing Bank to return any materials furnished by a Borrower or Guarantor to an Agent, Collateral Agent, a Lender or Issuing Bank or

prevent an Agent, Collateral Agent, a Lender or Issuing Bank from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agents, Collateral Agent, Lenders and Issuing Bank under this Section 14.5 shall supersede and replace the obligations of Agents, Collateral Agent, Lenders and Issuing Bank under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or Guarantor to any Agent, Collateral Agent or any Lender. In addition, Agent, Collateral Agent and Lenders may disclose information relating to the Credit Facility to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.

14.6    Successors.

This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Collateral Agent, Lenders, Issuing Bank, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent, Collateral Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 14.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Guarantors, Agent, Lenders and Issuing Bank with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

14.7    Assignments; Participations.

(a) This Agreement and the other Financing Agreements shall be binding upon and inure to the benefit of each Borrower and Guarantor and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Borrowers or Guarantors may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b) Each Lender may assign to one or more Eligible Transferees or Approved Funds all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and the Loans made by it; provided, that (A) such assignment is in an amount which is at least $20,000,000 (in the case of the Revolving Loan A Commitments) or $2,500,000 (in the case of the Revolving Loan A-1 Commitments, the Term Loan B Commitments or Term Loans B and the Term Loan B-1 Commitments or Term Loans B-1) or the remainder of such Lender’s Commitment (except such minimum amount shall not apply to an assignment by a Lender to (1) an Affiliate of such Lender or an Approved Fund of such Lender or (2) a group of new Lenders each of whom is an Affiliate or Approved Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $15,000,000 (in the case of the Revolving Loan A Commitments) or $2,500,000 (in the case of the Revolving Loan A-1 Commitments, the Term Loan B Commitments or Term Loans B and the Term Loan B-1 Commitments or Term Loans B-1)), (B) except as provided in the last sentence of Section 14.7(b), the parties to each such assignment shall execute and deliver to Agent an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to Agent, for the benefit of Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or an Approved Fund of such Lender) and (C) no written consent of Administrative Borrower or any Agent shall be required (1) in connection with any assignment by a Lender to an Affiliate of such Lender or an Approved Fund of such Lender or (2) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to Agent (or such shorter period as shall be agreed to by Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything contained to the contrary in this Section 14.7(b), a Lender may assign any or all of its rights under the Financing Agreements to an Affiliate of such Lender or an Approved Fund of such Lender without delivering an Assignment and Acceptance to Agent (a “Related Party Assignment”); provided, that, (1) Borrowers, Guarantors and Agent may continue to deal solely and directly with such assigning Lender until an Assignment and Acceptance has been delivered to Agent for recordation on the Register, (2) the failure of such assigning Lender to deliver an Assignment and Acceptance to Agent shall not affect the legality, validity, or binding effect of such assignment, (3) an Assignment and Acceptance between the assigning Lender and an Affiliate of such Lender or an Approved Fund of such Lender shall be effective as of the date specified in such Assignment and Acceptance, (4) no such Related Party Assignment shall be made to a Non US Lender unless such Non US Lender is, as of the effective date of such assignment, exempt from United States Federal withholding tax, and (5) all payments under Section 6.5 hereof in respect of a Registered Loan assigned by a Lender pursuant to a Related Party Assignment shall be determined in accordance with the last sentence of Section 14.7(f) hereof.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Financing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Financing Agreement furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or Guarantor or any of its Subsidiaries or the performance or observance by any Borrower or Guarantor of any of its obligations under this Agreement or any other Financing Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Appointed Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements; (v) such assignee appoints and authorizes the Appointed Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to the Appointed Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.

(d) The Agent shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain, or cause to be maintained, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and their Commitments, and principal amount of the Loans (the “Registered Loans”) owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. Borrowers, Guarantors, Agent and Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and the Related Party Register shall be available for inspection by Agent and Borrowers at any reasonable time and from time to time upon reasonable prior notice. In the case of any Related Party Assignment, the Lender making such Related Party Assignment shall, acting solely for this purpose as the non-fiduciary agent of Borrowers, maintain a comparable register (the “Related Party Register”).

(e) Upon receipt by Agent of an Assignment and Acceptance and subject to any consent required from Administrative Borrower, Agent, Term Loan B Agent or Term Loan B-1 Agent (which consent of an Agent (i) must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance and (ii) shall not be unreasonably withheld, delayed or conditioned), Agent shall accept such assignment and record the information contained therein in the Register.

(f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or the Related Party Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Related Party Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of the assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

(g) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including its Commitments hereunder) and the other Financing Agreements shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, Agent and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or Borrowers or Guarantors (except as set forth to the contrary in this Agreement or any other Financing Agreements). Borrowers and Guarantors agree that each participant shall be entitled to the benefits of Section 6.5 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided, that, unless a participant has complied with the provisions of Section 6.5 hereof in respect of a Registered Loan with respect to which a Lender has sold a participation, such participant shall not be entitled to the benefits of Section 6.5 hereof with respect to its participation in such Registered Loan.

(h) In the event that any Lender sells participations in a Registered Loan, such Lender shall maintain a register, acting solely for this purpose as a non-fiduciary agent of Borrowers, on which it enters the name of all participants in the Registered Loans held by it (the “Participant Register”). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(i) Borrowers and Guarantor shall assist any Agent or any Lender permitted to sell assignments or participations under this Section 14.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

(j) Any Lender at any time and from time to time may pledge or grant a security interest in all or any portion of its rights under this Agreement, the other Financing Agreements and the Revolving Loans made by it as collateral security to secure obligations of such Lender, provided, that such pledge or grant of a security interest shall not in any event (i) release such Lender from any of its obligations hereunder or (ii) substitute any such pledgee or grantee for such Lender as a party hereto.

(k) Any Lender that is an Issuing Bank may at any time assign all of its Commitments pursuant to this Section 14.7. If such Issuing Bank ceases to be Lender, it may, at its option, resign as Issuing Bank and such Issuing Bank’s obligations to issue Letters of Credit shall terminate but it shall retain all of the rights and obligations of Issuing Bank hereunder with respect to Letters of Credit outstanding as of the effective date of its resignation and all Letter of Credit Obligations with respect thereto (including the right to require Lenders to make Revolving Loans or fund risk participations in outstanding Letter of Credit Obligations), shall continue.

(l) Any Non US Lender which is assigned an interest in any portion of a Registered Loan pursuant to an Assignment and Acceptance shall comply with Section 6.5 hereof.

(m) Any Person who purchases or is assigned or participates in any portion of a Registered Loan shall provide to Agent (in the case of a purchase or assignment other than a purchase by or an assignment to an Approved Fund) or to the applicable Lender (in the case of a purchase by or assignment to an Approved Fund) the Internal Revenue Service forms described in Section 6.5(d) hereof.

14.8    Entire Agreement.

This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.9    USA Patriot Act.

Each Lender that is subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the “Act”) hereby notifies Borrowers and Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrowers and Guarantors and other information that will allow such Lender to identify such person in accordance with the Act and any other applicable law. Borrowers and Guarantors are hereby advised that any Loans or Letters of Credit hereunder are subject to satisfactory results of such verification.

14.10    Counterparts, Etc.

This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

14.11    Term Loan B Agent Purchase Option.

(a) Upon the occurrence and during the continuance of a Triggering Event, Term Loan B Agent shall have the option at any time upon five (5) Business Days’ prior written notice to Agent to purchase all of the Revolving Loan A Commitments and Revolving Loan A-1 Commitments and all of the Obligations (other than (i) those already owing to Term Loan B Lenders and Term Loan B Agent, (ii) any Obligations owing to Term Loan B-1 Lenders and Term Loan B-1 Agent and (iii) the Obligations owing to Bank Product Providers arising under or pursuant to any Bank Products) from the Revolving Loan A Lenders and Revolving Loan A-1 Lenders (the “Term Loan B Agent Purchase Option”). Such notice from Term Loan B Agent to Agent shall be irrevocable.

(b) On the date specified by Term Loan B Agent in such notice (which shall not be less than five (5) Business Days, nor more than twenty (20) days, after the receipt by Agent of the notice from Term Loan B Agent of its election to exercise such option), Revolving Loan A Lenders and Revolving Loan A-1 Lenders shall sell to Term Loan B Agent or its designee, and Term Loan B Agent shall purchase from Revolving Loan A Lenders and Revolving Loan A-1 Lenders, all of the Revolving Loan A Commitments, all of the Revolving Loan A-1 Commitments and all of the Obligations (other than those already owing to Term Loan B Lenders and Term Loan B Agent and the Obligations owing to Bank Product Providers arising under or pursuant to any Bank Products), provided that, Revolving Loan A Lenders and Revolving Loan A-1 Lenders shall retain all rights to be indemnified or held harmless by Borrowers in accordance with the terms of this Agreement and the other Financing Agreements but shall not retain any rights to the security therefor. Each Revolving Loan A Lender and Revolving Loan A-1 Lender hereby represents and warrants that, as to Obligations owing to it as a Revolving Loan A Lender or Revolving Loan A-1 Lender, as applicable, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

(c) Upon the date of such purchase and sale, Term Loan B Agent shall (i) pay to Agent on behalf of Revolving Loan A Lenders and Revolving Loan A-1 Lenders as the purchase price therefor the full amount of all the Obligations (other than (i) those already owing to Term Loan B Lenders and Term Loan B Agent, (ii) any Obligations owing to Term Loan B-1 Lenders and Term Loan B-1 Agent and (iii) the Obligations owing to Bank Product Providers arising under or pursuant to any Bank Products) then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to Agent in a manner and in such amounts as Agent determines is reasonably necessary to secure Agent, Revolving Loan A Lenders and Revolving Loan A-1 Lenders in

connection with any issued and outstanding Letters of Credit (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such Letters of Credit), (iii) agree to reimburse Agent, Revolving Loan A Lenders and Revolving Loan A-1 Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit as described above and any checks or other payments provisionally credited to the Obligations (other than those already owing to Term Loan B Lenders and Term Loan B Agent), and/or as to which Agent, any Revolving Loan A Lender or any Revolving Loan A-1 Lender has not yet received final payment and for any other amounts which Agent may be required to pay to any bank or other financial institution that is a party to a Deposit Account Control Agreement (and, in each case, all of such payments shall be made without offset, deduction or defense), (iv) agree to reimburse Agent, Revolving Loan A Lenders and Revolving Loan A-1 Lenders in respect of indemnification obligations of Borrowers and Guarantors under this Agreement and the other Financing Agreements as to matters or circumstances known to Term Loan B Agent at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Agent, Revolving Loan A Lenders or Revolving Loan A-1 Lenders, provided, that, in no event will Term Loan B Agent have any liability for such amounts in excess of proceeds of Collateral received by Term Loan B Agent, and (v) agree to indemnify and hold harmless Agent, Revolving Loan A Lenders and Revolving Loan A-1 Lenders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party as a direct result of any acts by Term Loan B Agent and any Term Loan B Lenders occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Agent in New York, New York, as Agent may designate in writing to Term Loan B Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Loan B Agent to the bank account designated by Agent are received in such bank account prior to 1:00 p.m. and interest shall be calculated to and including such Business Day if the amounts so paid by Term Loan B Agent to the bank account designated by Agent are received in such bank account later than 1:00 p.m.

(d) Such purchase shall be expressly made without representation or warranty of any kind by Agent any Revolving Loan A Lender or any Revolving Loan A-1 Lender as to the Obligations owing to any of them or otherwise and without recourse to Agent any Revolving Loan Lender or any Revolving Loan A-1 Lender, except that each Revolving Loan A Lender and Revolving Loan A-1 Lender shall represent and warrant: (i) the amount of its portion of the Obligations being purchased, (ii) that such Revolving Loan A Lender or Revolving Loan A-1 Lender, as applicable, owns its portion of the Obligations free and clear of any liens or encumbrances and (iii) such Revolving Loan A Lender or Revolving Loan A-1 Lender, as applicable, has the right to assign such Obligations and the assignment is duly authorized by it.

(e) Agent agrees that it will give Term Loan B Agent five (5) Business Days’ prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Collateral and/or to accelerate all or any material portion of the Obligations, except that such period of prior written notice may be less (but in any event concurrently with exercise thereof) as to any portion of the Collateral to the extent that in the good faith determination of

Agent there are events or circumstances that imminently threaten the value of such Collateral or the ability of Agent to exercise its rights with respect to such Collateral, including the removal, diversion, concealment, abscondment, destruction or waste thereof. In the event that during such five (5) Business Day period (or such lesser period as provided above), Term Loan B Agent shall send to Agent the irrevocable notice of Term Loan B Agent’s intention to exercise the purchase option given to Agent under this Section 14.11, Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral or accelerate all or any material portion of the Obligations (provided that continuing collection of accounts receivable and other actions permitted under this Agreement and other Financing Agreements shall not be prohibited hereunder), provided, that, Agent’s forbearance pursuant to this sentence shall terminate if the purchase and sale with respect to the Obligations provided for in this Section 14.11 shall have not closed within such five (5) Business Day period, the Priority Hedge Obligations (as hereinafter defined) shall have not been provided for as set forth in this Section 14.11 within such five (5) Business Day period, Agent shall not have received payment in full of the Obligations as provided for in this Section 14.11 within such five (5) Business Day period or the other undertakings as provided for in this Section 14.11 shall not be satisfied within such five (5) Business Day period.

(f) Notwithstanding anything to the contrary contained in this Agreement, if any of the Obligations includes any obligations, indebtedness or liabilities arising under or pursuant to any Hedging Transactions that are or would be payable pursuant to Section 6.4(b)(v) hereof (the “Priority Hedge Obligations”), Term Loan B Agent shall furnish cash collateral to Agent (or its designee) in a manner and in such amounts as Agent determines is reasonably necessary to secure the Priority Hedge Obligations (but not in any event in an amount greater than one hundred (100%) percent of the aggregate amount of the Priority Hedge Obligations as of the closing date of such purchase)

(g) From and after the date of the consummation of the purchase and sale provided in this Section 14.11, neither Term Loan B Agent nor any Term Loan B Lender shall agree to any amendment, waiver or consent to the terms of this Agreement with respect to the Obligations owing to any Bank Product Provider that are secured hereunder, without the prior written consent of such Bank Product Provider.

14.12    Term Loan B-1 Agent Purchase Option.

(a) Upon the occurrence and during the continuance of a Triggering Event, and only if Term Loan B Agent has failed to notify Agent of its election to exercise the Term Loan B Agent Purchase Option within thirty (30) days after the occurrence of such Triggering Event, Term Loan B-1 Agent shall have the option at any time upon five (5) Business Days’ prior written notice to Agent to purchase all of the Revolving Loan A Commitments and Revolving Loan A-1 Commitments and all of the Obligations (other than those already owing to Term Loan B-1 Lenders and Term Loan B-1 Agent and the Obligations owing to Bank Product Providers arising under or pursuant to any Bank Products) from the Revolving Loan A Lenders, Revolving Loan A-1 Lenders and Term Loan B Lenders. Such notice from Term Loan B-1 Agent to Agent shall be irrevocable.

(b) On the date specified by Term Loan B-1 Agent in such notice (which shall not be less than five (5) Business Days, nor more than twenty (20) days, after the receipt by Agent of the notice from Term Loan B-1 Agent of its election to exercise such option), Revolving Loan A Lenders, Revolving Loan A-1 Lenders and Term Loan B Lenders shall sell to Term Loan B-1 Agent or its designee, and Term Loan B-1 Agent shall purchase from Revolving Loan A Lenders, Revolving Loan A-1 Lenders and Term Loan B Lenders, all of the Revolving Loan A Commitments, all of the Revolving Loan A-1 Commitments and all of the Obligations (other than those already owing to Term Loan B-1 Lenders and Term Loan B-1 Agent and the Obligations owing to Bank Product Providers arising under or pursuant to any Bank Products), provided that, Revolving Loan A Lenders, Revolving Loan A-1 Lenders and Term Loan B Lenders shall retain all rights to be indemnified or held harmless by Borrowers in accordance with the terms of this Agreement and the other Financing Agreements but shall not retain any rights to the security therefor. Each Revolving Loan A Lender, Revolving Loan A-1 Lender and Term Loan B Lender hereby represents and warrants that, as to Obligations owing to it as a Revolving Loan A Lender, Revolving Loan A-1 Lender or Term Loan B Lender, as applicable, as of the date hereof, no approval of any court or other regulatory or governmental authority is required for such sale.

(c) Upon the date of such purchase and sale, Term Loan B-1 Agent shall (i) pay to Agent on behalf of Revolving Loan A Lenders, Revolving Loan A-1 Lenders and Term Loan B Lenders as the purchase price therefor the full amount of all the Obligations (other than those already owing to Term Loan B-1 Lenders and Term Loan B-1 Agent and the Obligations owing to Bank Product Providers arising under or pursuant to any Bank Products) then outstanding and unpaid (including principal, interest, fees (including, without limitation, the prepayment fee set forth in Section 3.2(d)) and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to Agent in a manner and in such amounts as Agent determines is reasonably necessary to secure Agent, Revolving Loan A Lenders and Revolving Loan A-1 Lenders in connection with any issued and outstanding Letters of Credit (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such Letters of Credit), (iii) agree to reimburse Agent, Revolving Loan A Lenders and Revolving Loan A-1 Lenders for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit as described above and any checks or other payments provisionally credited to the Obligations (other than those already owing to Term Loan B-1 Lenders and Term Loan B-1 Agent), and/or as to which Agent, any Revolving Loan A Lender, any Revolving Loan A-1 Lender or any Term Loan B Lender has not yet received final payment and for any other amounts which Agent may be required to pay to any bank or other financial institution that is a party to a Deposit Account Control Agreement (and, in each case, all of such payments shall be made without offset, deduction or defense), (iv) agree to reimburse Agent, Revolving Loan A Lenders, Revolving Loan A-1 Lenders and Term Loan B Lenders in respect of indemnification obligations of Borrowers and Guarantors under this Agreement and the other Financing Agreements as to matters or circumstances known to Term Loan B-1 Agent at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Agent, Revolving Loan A Lenders, Revolving Loan A-1 Lenders or Term Loan B Lenders, provided, that, in no event will Term Loan B-1 Agent have any liability for such amounts in excess of proceeds of Collateral received by Term Loan B-1 Agent, and (v) agree to indemnify and hold harmless Agent, Revolving Loan A Lenders, Revolving Loan A-1 Lenders and Term Loan B Lenders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party as a direct result of any acts by Term Loan B-1 Agent and any Term Loan B-1 Lenders occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Agent in New York, New York, as Agent may designate in writing to Term Loan B-1 Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Loan B-1 Agent to the bank account designated by Agent are received in such bank account prior to 1:00 p.m. and interest shall be calculated to and including such Business Day if the amounts so paid by Term Loan B-1 Agent to the bank account designated by Agent are received in such bank account later than 1:00 p.m.

(d) Such purchase shall be expressly made without representation or warranty of any kind by Agent, any Revolving Loan A Lender, any Revolving Loan A-1 Lender or any Term Loan B Lender as to the Obligations owing to any of them or otherwise and without recourse to Agent, any Revolving Loan Lender, any Revolving Loan A-1 Lender or any Term Loan B Lender, except that each Revolving Loan A Lender, Revolving Loan A-1 Lender and Term Loan B Lender shall represent and warrant: (i) the amount of its portion of the Obligations being purchased, (ii) that such Revolving Loan A Lender, Revolving Loan A-1 Lender or Term Loan B Lender, as applicable, owns its portion of the Obligations free and clear of any liens or encumbrances and (iii) such Revolving Loan A Lender, Revolving Loan A-1 Lender or Term Loan B Lender, as applicable, has the right to assign such Obligations and the assignment is duly authorized by it.

(e) Agent agrees that it will give Term Loan B-1 Agent five (5) Business Days’ prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Collateral and/or to accelerate all or any material portion of the Obligations, except that such period of prior written notice may be less (but in any event concurrently with exercise thereof) as to any portion of the Collateral to the extent that in the good faith determination of Agent there are events or circumstances that imminently threaten the value of such Collateral or the ability of Agent to exercise its rights with respect to such Collateral, including the removal, diversion, concealment, abscondment, destruction or waste thereof. In the event that during such five (5) Business Day period (or such lesser period as provided above), Term Loan B-1 Agent shall send to Agent the irrevocable notice of Term Loan B-1 Agent’s intention to exercise the purchase option given to Agent under this Section 14.12, Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral or accelerate all or any material portion of the Obligations (provided that continuing collection of accounts receivable and other actions permitted under this Agreement and other Financing Agreements shall not be prohibited hereunder), provided, that, Agent’s forbearance pursuant to this sentence shall terminate if the purchase and sale with respect to the Obligations provided for in Section 14.11 or this Section 14.12 shall have not closed within such five (5) Business Day period, the Priority Hedge Obligations (as hereinafter defined) shall have not been provided for as set forth in this Section 14.12 within such five (5) Business Day period, Agent shall not have received payment in full of the Obligations as provided for in Section 14.11 or this Section 14.12 within such five (5) Business Day period or the other undertakings as provided for in Section 14.11 or this Section 14.12 shall not be satisfied within such five (5) Business Day period.

(f) Notwithstanding anything to the contrary contained in this Agreement, if any of the Obligations includes any Priority Hedge Obligations, Term Loan B-1 Agent shall furnish cash collateral to Agent (or its designee) in a manner and in such amounts as Agent determines is reasonably necessary to secure the Priority Hedge Obligations (but not in any event in an amount greater than one hundred (100%) percent of the aggregate amount of the Priority Hedge Obligations as of the closing date of such purchase)

(g) From and after the date of the consummation of the purchase and sale provided in this Section 14.12, neither Term Loan B-1 Agent nor any Term Loan B-1 Lender shall agree to any amendment, waiver or consent to the terms of this Agreement with respect to the Obligations owing to any Bank Product Provider that are secured hereunder, without the prior written consent of such Bank Product Provider.

14.13    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Financing Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Agreement; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

BORROWERS SHOPKO PROPERTIES, LLC

By:

Name:

Title:

SHOPKO STORES OPERATING CO., LLC

By:

Name:

Title:

PENN-DANIELS, LLC

By:

Name:

Title:

SPECIALTY RETAIL SHOPS HOLDING CORP. formerly known as SKO Group Holding Corp.

By:

Name:

Title:

SHOPKO HOLDING COMPANY, LLC, formerly known as ShopKo Holding Company, Inc.

By:

Name:

Title:

SHOPKO OPTICAL MANUFACTURING, LLC

By:

Name:

Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

SHOPKO INSTITUTIONAL CARE SERVICES CO., LLC

By:

Name:

Title:

RETAINED R/E SPE, LLC

By:

Name:

Title:

PAMIDA STORES OPERATING CO., LLC

By:

Name:

Title:

GUARANTORS

SHOPKO FINANCE, LLC

By:

Name:

Title:

SVS TRUCKING, LLC

By:

Name:

Title:

SHOPKO GIFT CARD CO., LLC

By:

Name:

Title:

PAMIDA TRANSPORTATION, LLC

By:

Name:

Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

PLACE’S ASSOCIATES’ EXPANSION, LLC

By:	Pamida Stores Operating Co., LLC,
Its Sole Member and Manager

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

AGENT WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, as Agent and Collateral Agent

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

TERM LOAN B AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Loan B Agent

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

TERM LOAN B-1 AGENT

SPIRIT REALTY L.P., as Term Loan B-1 Agent

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank,
National Association

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:	Adam Salter
Title:	Managing Director

Signature Page - Third Amended and Restated Loan and Security Agreement

WELLS FARGO CREDIT INC.

By:
Name:	Adam Salter
Title:	Managing Director

Signature Page - Third Amended and Restated Loan and Security Agreement

RBS CITIZENS, N.A.

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

BANK OF AMERICA, N.A.

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

SPIRIT REALTY L.P.

By:
Name:
Title:

Signature Page - Third Amended and Restated Loan and Security Agreement

ANNEX I

Additional Term Loans B Funding on Amendment No. 7 Effective Date

Commitments

Additional Term Loan B Commitments
Wells Fargo Bank, National Association	$4,666,250.00
Gordon Brothers Finance Company, LLC	$17,500,000.00
PNC Bank, National Association	$4,833,750.00
CIT Bank	$3,000,000.00

TOTAL	$30,000,000.00

A-1

EXHIBIT A

to

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of             , 201     is made between                      (the “Assignor”) and                      (the “Assignee”).

W I T N E S S E T H:

WHEREAS, Wells Fargo Bank, National Association (“Wells Fargo”), successor by merger to Wachovia Bank, National Association, in its capacity as administrative agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the lenders which are parties thereto (in such capacity, “Agent”), and the lenders which are parties to the Loan Agreement (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to ShopKo Holding Company, LLC (formerly known as ShopKo Holding Company, Inc.), and certain of its affiliates as borrowers (collectively, “Borrowers”) as set forth in the Third Amended and Restated Loan and Security Agreement, dated February 7, 2012, by, among others, Agent, Wells Fargo, in its capacity as agent for certain of the Lenders (in such capacity, “Term Loan B Agent” and, together with Agent, the “Agents”), Spirit Realty L.P., in its capacity as agent for the Term Loan B-1 Lenders (in such capacity, “Term Loan B-1 Agent”), Lenders, Borrowers and certain of their affiliates (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making [Revolving Loans A] [Revolving Loans A-1] (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $                     (the “Commitment”);

[WHEREAS, as provided under the Loan Agreement, Assignor has made Term Loans B to Borrowers in an aggregate amount of $                      (the “Term Loans B”);]

[WHEREAS, as provided under the Loan Agreement, Assignor has made Term Loans B-1 to Borrowers in an aggregate amount of $                 (the “Term Loans B-1”);]

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] in an amount equal to $                             (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

[WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Term Loans B in an amount equal to $                     (the “Assigned Term Loans B Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;]

[WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Term Loans B-1 in an amount equal to $                     (the “Assigned Term Loans B-1 Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;]

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Assignment and Acceptance.

Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] of Assignee shall be as set forth below and the Pro Rata Share of Assignee with respect to the [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] shall be              (    %) percent,              (    %) and              (    %), respectively.

[Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Term Loans B of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Term Loans B of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be              (    %) percent.]

[Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Term Loans B-1 of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Term Loans B-1 of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be              (    %) percent.]

With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the requirement to indemnify Agents, with a [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] [Term Loan B Commitment] [Term Loan B-1 Commitment] in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which are required to be performed by it as a Lender pursuant to the Loan Agreement. It is the intent of the parties hereto that the [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] [Term Loan B Commitment] [Term Loan B-1 Commitment] of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2, 6.4, 6.9, 11.5 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

[With effect on and after the Effective Date, Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Term Loan B Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with Term Loans B in an amount equal to the Assigned Term Loans B Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Term Loan B Lender. It is the intent of the parties hereto that the Term Loans B of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Term Loans B Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2, 6.4, 6.9, 11.5 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.]

[With effect on and after the Effective Date, Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Term Loan B-1 Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with Term Loans B-1 in an amount equal to the Assigned Term Loans B-1 Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Term Loan B-1 Lender. It is the intent of the parties hereto that the Term Loans B-1 of Assignor shall, as of the Effective Date, be reduced by an amount equal to the

Assigned Term Loans B-1 Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.2, 6.4, 6.9, 11.5 and 12.5 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.]

After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] will be $                    .

[After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Term Loans B will be $                    .]

[After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Term Loans B-1 will be $                    .]

After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment] will be $                     (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

[After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Term Loans B will be $                     (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).]

[After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Term Loans B-1 will be $                     (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).]

2. Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $                    , representing the purchase price for the interest being assigned to Assignee pursuant to this Assignment and Acceptance.

If required pursuant to the terms of the Loan Agreement, Assignee shall pay to Agent the processing fee in the amount specified in Section 14.7(b) of the Loan Agreement.

3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the [Revolving Loan A Commitment] [Revolving Loan A-1 Commitment], Committed Loans, [Term Loans B] [Term Loans B-1] and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount [and/or Assigned Term Loans B Amount] [and/or Assigned Term Loans B-1 Amount] shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Parent and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5. Effective Date; Notices.

(a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be                     , 20     (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii) if required pursuant to the terms of the Loan Agreement, the consent of Agent, Term Loan B Agent or Term Loan B-1 Agent, as applicable, and Administrative Borrower shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii) if required pursuant to the terms of the Loan Agreement, written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent (and, in the case of an assignment with respect to the Term Loan B Commitments or the Term Loan B-1 Commitments, to Term Loan B Agent or Term Loan B-1 Agent, as applicable);

(iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

if required pursuant to the terms of the Loan Agreement, the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

(b) If required pursuant to the terms of the Loan Agreement, promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a) Assignee hereby appoints and authorizes Assignor in its capacity as [Agent] [Term Loan B Agent] [Term Loan B-1 Agent] to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to [Agent] [Term Loan B Agent] [Term Loan B-1 Agent] by Lenders pursuant to the terms of the Loan Agreement.

(b) Assignee shall assume no duties or obligations held by Assignor in its capacity as [Agent] [Term Loan B Agent] [Term Loan B-1 Agent] under the Loan Agreement.]

7. Withholding Tax. Assignee represents and warrants to Assignor, Agent and Borrowers, as of the Effective Date, that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements.

8. Representations and Warranties.

(a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

10. Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b) All payments made hereunder shall be made without any setoff or counterclaim.

(c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE,

THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly Authorized Officers as of the date first above written.

[ASSIGNOR]
By:
Title:

[ASSIGNEE]

By:
Title:

SCHEDULE 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 200

Wells Fargo Bank, National Association,

as Agent

One Boston Place, Suite 1800

Boston, Massachusetts 02108

Attention: Portfolio Manager - Shopko

[Wells Fargo Bank, National Association,

as Term Loan B Agent

One Boston Place, 19th Floor

Boston, Massachusetts 02108

Attention: Portfolio Manager - Shopko]

[Spirit Realty L.P.,

as Term Loan B-1 Agent

2727 Harwood Street, Suite 300

Dallas, Texas 75201

Attention: Jackson Hsieh

Re: ShopKo Holding Company, LLC

Ladies and Gentlemen:

Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association (“Wells Fargo”), in its capacity as administrative agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the lenders which are parties thereto (in such capacity, “Agent”), and the lenders which are parties to the Loan Agreement (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to ShopKo Holding Company, LLC (formerly known as ShopKo Holding Company, Inc.) and certain of its affiliates as borrowers (collectively, “Borrowers”) as set forth in the Third Amended and Restated Loan and Security Agreement, dated February 7, 2012, by, among others, Agent, Wells Fargo, in its capacity as agent for certain of the Lenders (in such capacity, “Term Loan B Agent” and, together with Agent, the “Agents”), Spirit Realty L.P., in its capacity as agent for the Term Loan B-1 Lenders (in such capacity, “Term Loan B-1 Agent”), Lenders, Borrowers and certain of their affiliates (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by                      (the “Assignor”) to                      (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to          (__%) percent of the total [Revolving Loan A Commitments] [Revolving Loan A-1 Commitments] [Term Loans B] [Term Loans B-1] pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s [Revolving Loan A Commitments] [Revolving Loan A-1 Commitments] [Term Loans B] [Term Loans B-1] shall be reduced by $                    , as the same may be further reduced by other assignments on or after the date hereof.

2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3. The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name:
Address:
Attention:
Telephone:
Telecopier:

(B)	Payment instructions:

Account No.:
At:
Reference:
Attention:

4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

5. Except as expressly provided in the last sentence of Section 14.7(b) of the Loan Agreement, the Assignor and Assignee shall promptly deliver to Agent a fully executed copy of this Notice and the Assignment and Acceptance.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours, [NAME OF ASSIGNOR]
By:
Title:

[NAME OF ASSIGNEE]
By:
Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO: WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to Wachovia Bank, National Association, as Agent

By:
Title:

[WELLS FARGO BANK, NATIONAL ASSOCIATION, as Term Loan B Agent]

By:
Title:

[SPIRIT REALTY L.P., as Term Loan B-1 Agent]

By:
Title:

[SHOPKO STORES OPERATING CO., LLC as Administrative Borrower]

By:
Title:

EXHIBIT B-1

TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

ShopKo Information Certificate

See attached.

B-1

EXHIBIT B-2

TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Pamida Information Certificate

See attached.

B-1

EXHIBIT C

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Compliance Certificate

To:	Wells Fargo Bank, National Association

One Boston Place, Suite 1800

Boston, Massachusetts 02108

Attention: Portfolio Manager - Shopko

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

1. I am the duly elected Chief Financial Officer of                         , a Delaware corporation (“Administrative Borrower”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Third Amended and Restated Loan and Security Agreement, dated February 7, 2012, by, among others, Agent, the financial institutions party thereto as lenders (collectively, “Lenders”), Wells Fargo Bank, National Association, in its capacity as agent for the Term Loan B Lenders (in such capacity, “Term Loan B Agent” and, together with Agent, the “Agents”), Spirit Realty L.P., in its capacity as agent for the Term Loan B-1 Lenders (in such capacity, “Term Loan B-1 Agent”), Borrowers and certain of their affiliates, (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned in the Loan Agreement.

2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers and Guarantors, during the immediately preceding fiscal month.

3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower or Guarantor has taken, is taking, or proposes to take with respect to such condition or event.

4. I further certify that, based on the review described in Section 2 above, no Borrower or Guarantor has at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

(b) Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than pursuant to the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

(c) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower or Guarantor during or at the end of such period materially adversely changed the terms upon which it supplies goods to any Borrower or Guarantor.

(d) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

(e) Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower or Guarantor in any material respect or (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or Guarantor or its business, operations or assets or any properties at which such Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

(f) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower or Guarantor.

(g) failed to pay when due any rent, utilities, taxes or other amounts owing under any real property lease or similar agreement.

(h) failed to pay when due any royalties or other amounts owing under any License Agreement or similar agreement (including, without limitation, the Payless Agreement).

(i) opened any retail store.

(j) closed any retail store.

The foregoing certifications are made and delivered this day of                 , 20    .

Very truly yours,

By:
Title:

SCHEDULE 1

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Commitments

	Revolving Loan A	Revolving Loan A-1	Term Loan B	Term Loan B-1	Total
Wells Fargo Bank, National Association	$146,794,520.55	$9,305,479.45	$34,000,000.00	$0	$190,100,000.00
Gordon Brothers Finance Company, LLC	$0	$0	$25,000,000	$0	$25,000,000.00
PNC Bank, National Association	$72,876,712.33	$3,123,287.67	$10,500,000.00	$0	$86,500,000.00
CIT Bank	$23,000,000.00	$4,000,000.00	$3,000,000.00	$0	$30,000,000.00
Bank of America, N.A.	$127,000,000.00	$6,000,000.00	$0	$0	$133,000,000.00
Citizens Business Capital, a division of Citizens Asset Finance, Inc.	$62,328,767.12	$2,671,232.88	$0	$0	$65,000,000.00
Bank of Montreal	$118,000.00	$4,900,000.00	$0	$0	$122,900,000.00
TD Bank, N.A.	$50,000,000.00	$0	$0	$0	$50,000,000.00
JPMorgan Chase Bank, N.A.	$65,000,000.00	$0	$0	$0	$65,000,000.00
US Bank National Association	$35,000,000.00	$0	$0	$0	$35,000,000.00
Spirit Realty L.P.	$0	$0	$0	$35,000,000	$35,000,000.00

TOTAL	$700,000,000.00	$30,000,000.00	$72,500,000.00	$35,000,000	$837,500,000

Schedule 1.77

Existing Bank Products

Schedule 1.79

Existing Letters of Credit

Schedule 1.169

Permitted Holders

Schedule 8.16

Credit Card Agreements

Schedule 8.18

HIPAA Business Associate Agreements

Schedule 8.19

Pharmacy Participation Agreements